   As filed with the Securities and Exchange Commission on December 1, 2000

                          Registration No. 333-44900

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                              AMENDMENT NO. 1 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ______________________

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
       (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                           Norcross, Georgia  30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.W.
                         Atlanta, Georgia  30309-3400
                                (404) 817-8500
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)

                            ______________________

                    Maryland                          58-2328421
                 (State or other                  (I.R.S. Employer
        Jurisdiction of Incorporation)          Identification Number)

                            ______________________

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. _____________

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                            ______________________

CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                       Proposed
                                                       Maximum           Proposed
                                      Amount           Offering          Maximum               Amount of
           Title of                   Being             Price            Aggregate           Registration
  Securities Being Registered       Registered        Per Share        Offering Price           Fee(3)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        135,000,000        $ 10.00         $1,350,000,000
Common Stock, $.01 par value/(1)/     5,000,000        $ 12.00         $   60,000,000           $372,241
Soliciting Dealer Warrants/(2)/       5,000,000        $0.0008         $        4,000
-------------------------------------------------------------------------------------------------------------

(1) Represents shares which are issuable upon exercise of warrants issuable to Wells Investment Securities, Inc. (the Dealer Manager) or its assignees pursuant to that certain Warrant Purchase Agreement between the Registrant and the Dealer Manager.

(2) Represents warrants issuable to the Dealer Manager to purchase 5,000,000 shares pursuant to the Warrant Purchase Agreement.

(3) The Registrant previously paid a registration fee of $372,241 upon its initial filing of the Registration Statement, so no amounts are being remitted with this filing.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                Up to 125,000,000 shares offered to the public

                   ----------------------------------------

     Wells Real Estate Investment Trust, Inc. (Wells REIT) is a real estate investment trust. We invest in commercial real estate properties primarily consisting of high grade office buildings which are leased to large corporate tenants. We currently own interests in 27 office buildings located in 15 states.

     We are offering and selling to the public up to 125,000,000 shares for $10 per share and up to 10,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. An additional 5,000,000 shares are being registered which are reserved for issuance at $12 per share to participating broker-dealers upon their exercise of warrants.

     You must purchase at least 100 shares for $1,000.

--------------------------------------------------------------------------------

The most significant risks relating to your investment include the following:

 .    lack of a public trading market for the shares

 .    reliance on Wells Capital, Inc., our advisor, to select properties and conduct our operations

 .    authorization of substantial fees to the advisor and its affiliates

 .    borrowing - which increases the risk of loss of our investments

 .    conflicts of interest facing the advisor and its affiliates

You should see the complete discussion of the risk factors beginning on page 16.

--------------------------------------------------------------------------------

                                 The Offering:

 .    The shares will be offered on a best efforts basis to investors at $10 per share.

 .    We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2.5% out of the offering proceeds raised.

 .    We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

 .    The offering will terminate on or before December 19, 2002.

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

     The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                       WELLS INVESTMENT SECURITIES, INC.
                               December 20, 2000

                               TABLE OF CONTENTS


Questions and Answers About this Offering..................................................  1
Prospectus Summary.........................................................................  9
Risk Factors............................................................................... 16
 Investment Risks.......................................................................... 16
 Real Estate Risks......................................................................... 20
 Federal Income Tax Risks.................................................................. 24
 Retirement Plan Risks..................................................................... 24
Suitability Standards...................................................................... 25
Estimated Use of Proceeds.................................................................. 26
Management................................................................................. 28
 General................................................................................... 28
 Committees of the Board of Directors...................................................... 30
 Executive Officers and Directors.......................................................... 30
 Compensation of Directors................................................................. 34
 Independent Director Stock Option Plan.................................................... 34
 Independent Director Warrant Plan......................................................... 36
 2000 Employee Stock Option Plan........................................................... 36
 Limited Liability and Indemnification of Directors, Officers, Employees and other Agents.. 37
 The Advisor............................................................................... 39
 The Advisory Agreement.................................................................... 40
 Shareholdings............................................................................. 42
 Affiliated Companies...................................................................... 43
 Management Decisions...................................................................... 44
Management Compensation.................................................................... 45
Stock Ownership............................................................................ 48
Conflicts of Interest...................................................................... 50
 Interests in Other Real Estate Programs................................................... 50
 Other Activities of the Advisor and its Affiliates........................................ 51
 Competition............................................................................... 52
 Affiliated Dealer Manager................................................................. 52
 Affiliated Property Manager............................................................... 52
 Lack of Separate Representation........................................................... 52
 Joint Ventures with Affiliates of the Advisor............................................. 52
 Receipt of Fees and Other Compensation by the Advisor and its Affiliates.................. 53
 Certain Conflict Resolution Procedures.................................................... 53
Investment Objectives and Criteria......................................................... 55
 General................................................................................... 55
 Acquisition and Investment Policies....................................................... 55
 Development and Construction of Properties................................................ 57
 Acquisition of Properties from Wells Development Corporation.............................. 58
 Terms of Leases and Tenant Creditworthiness............................................... 59
 Joint Venture Investments................................................................. 60
 Borrowing Policies........................................................................ 61
 Disposition Policies...................................................................... 62
 Investment Limitations.................................................................... 63
 Change in Investment Objectives and Limitations........................................... 64
Description of Properties.................................................................. 65

 General.................................................................................   65
 Joint Ventures with Affiliates..........................................................   66
 The Motorola Plainfield Building........................................................   69
 The Quest Building......................................................................   70
 The Delphi Building.....................................................................   70
 The Avnet Building......................................................................   71
 The Siemens Building....................................................................   72
 The Motorola Tempe Building.............................................................   73
 The ASML Building.......................................................................   74
 The Dial Building.......................................................................   75
 The Metris Building.....................................................................   75
 The Cinemark Building...................................................................   76
 The Gartner Building....................................................................   78
 The Marconi Building....................................................................   79
 The Johnson Matthey Building............................................................   79
 The Alstom Power Building...............................................................   80
 The Sprint Building.....................................................................   82
 The EYBL CarTex Building................................................................   83
 The Matsushita Building.................................................................   84
 The AT&T Building.......................................................................   85
 The PwC Building........................................................................   87
 The Cort Furniture Building.............................................................   89
 The Fairchild Building..................................................................   89
 The Iomega Building.....................................................................   90
 The Interlocken Building................................................................   91
 The Ohmeda Building.....................................................................   92
 The ABB Knoxville Building..............................................................   93
 The Avaya Building......................................................................   94
 Property Management Fees................................................................   95
 Real Estate Loans.......................................................................   96
Management's Discussion and Analysis of Financial Condition and Results of Operations....   97
 Liquidity and Capital Resources.........................................................   98
 Cash Flows from Operating Activities....................................................   99
 Cash Flow From Investing Activities.....................................................   99
 Cash Flows from Financing Activities....................................................   99
 Results of Operations...................................................................  100
 Subsequent Events.......................................................................  100
 Property Operations.....................................................................  100
 Inflation...............................................................................  114
Prior Performance Summary................................................................  114
 Publicly Offered Unspecified Real Estate Programs.......................................  115
Federal Income Tax Considerations........................................................  123
 General.................................................................................  123
 Requirements for Qualification as a REIT................................................  125
 Failure to Qualify as a REIT............................................................  130
 Sale-Leaseback Transactions.............................................................  130
 Taxation of U.S. Shareholders...........................................................  130
 Treatment of Tax-Exempt Shareholders....................................................  132
 Special Tax Considerations for Non-U.S. Shareholders....................................  133
 Statement of Stock Ownership............................................................  135
 State and Local Taxation................................................................  135

 Tax Aspects of Our Operating Partnership..................................................        135
ERISA Considerations.......................................................................        139
 Plan Asset Considerations.................................................................        140
 Other Prohibited Transactions.............................................................        141
 Annual Valuation..........................................................................        142
Description of Shares......................................................................        143
 Common Stock..............................................................................        143
 Preferred Stock...........................................................................        143
 Meetings and Special Voting Requirements..................................................        143
 Restriction on Ownership of Shares........................................................        144
 Dividends.................................................................................        145
 Dividend Reinvestment Plan................................................................        146
 Share Redemption Program..................................................................        147
 Restrictions on Roll-Up Transactions......................................................        148
 Business Combinations.....................................................................        149
 Control Share Acquisitions................................................................        150
The Operating Partnership Agreement........................................................        151
 General...................................................................................        151
 Capital Contributions.....................................................................        151
 Operations................................................................................        151
 Exchange Rights...........................................................................        152
 Transferability of Interests..............................................................        153
Plan of Distribution.......................................................................        153
Supplemental Sales Material................................................................        159
Legal Opinions.............................................................................        159
Experts....................................................................................        159
 Audited Financial Statements..............................................................        159
 Unaudited Financial Statements............................................................        159
Additional Information.....................................................................        160
Glossary...................................................................................        160
Financial Statements.......................................................................        161
Prior Performance Tables...................................................................        215
Subscription Agreement.....................................................................  Exhibit A
Amended and Restated Dividend Reinvestment Plan............................................  Exhibit B

                   Questions and Answers About this Offering

     Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

--------------------------------------------------------------------------------

Q:   What is a REIT?

A:   In general, a REIT is a company that:

     .    pays dividends to investors of at least 90% of its taxable income;

     . avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

     . combines the capital of many investors to acquire or provide financing for real estate properties; and

     . offers the benefit of a diversified real estate portfolio under professional management.

--------------------------------------------------------------------------------

Q:   What is Wells Real Estate Investment Trust, Inc.?

A: Our REIT is structured as a Maryland corporation formed in 1997 to acquire commercial real estate properties such as high grade office buildings and lease them on a triple-net basis to companies that typically have a net worth in excess of $100,000,000.

--------------------------------------------------------------------------------

Q:   Who will choose which real estate properties to invest in?

A: Wells Capital, Inc. (Wells Capital) is our advisor and makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our acquisitions.

--------------------------------------------------------------------------------

Q:   Who is Wells Capital?

A: Wells Capital is a Georgia corporation formed in 1984. As of September 30, 2000, Wells Capital had sponsored public real estate programs which have raised in excess of $567,927,422 from approximately 32,868 investors and which own and operate a total of 52 commercial real estate properties.

--------------------------------------------------------------------------------

Q: Does Wells Capital use any specific criteria when selecting a potential property acquisition?

A: Yes. Wells Capital generally seeks to acquire office buildings located in densely populated suburban markets leased to large corporations on a triple-net basis. Typically, each of our corporate tenants have a net worth in excess of $100,000,000. Current tenants of public real estate programs sponsored by Wells Capital include The Coca-Cola Company, Motorola,

     Fairchild Technologies, Siemens Automotive, IBM, Dial Corporation and PricewaterhouseCoopers.

--------------------------------------------------------------------------------

Q.   Do you currently own any real estate properties?

A. Yes. As of the date of this prospectus, our REIT has acquired and owns interests in 27 real estate properties.

     We own the following properties directly:

---------------------------------------------------------------------------------------------------------
Tenant                             Building Type                       Location
---------------------------------------------------------------------------------------------------------
Motorola, Inc.                     Office Building                     Plainfield, New Jersey
---------------------------------------------------------------------------------------------------------
Delphi Automotive Systems, Inc.    Office Building                     Troy, Michigan
---------------------------------------------------------------------------------------------------------
Avnet, Inc.                        Office Building                     Tempe, Arizona
---------------------------------------------------------------------------------------------------------
Motorola, Inc.                     Office Building                     Tempe, Arizona
---------------------------------------------------------------------------------------------------------
ASM Lithography, Inc.              Office and Warehouse Building       Tempe, Arizona
---------------------------------------------------------------------------------------------------------
Dial Corporation                   Office Building                     Scottsdale, Arizona
---------------------------------------------------------------------------------------------------------
Metris Direct, Inc.                Office Building                     Tulsa, Oklahoma
---------------------------------------------------------------------------------------------------------
Cinemark USA, Inc. and             Office Building                     Plano, Texas
The Coca-Cola Company
---------------------------------------------------------------------------------------------------------
Marconi Data Systems,              Office, Assembly and                Wood Dale, Illinois
   Inc.                             Manufacturing Building
---------------------------------------------------------------------------------------------------------
Alstom Power, Inc.                 Office Building                     Richmond, Virginia
---------------------------------------------------------------------------------------------------------
Matsushita Avionics                Office Building                     Lake Forest, California
   Systems Corporation
---------------------------------------------------------------------------------------------------------
Pennsylvania Cellular              Office Building                     Harrisburg, Pennsylvania
   Telephone Corp.
---------------------------------------------------------------------------------------------------------
PricewaterhouseCoopers             Office Building                     Tampa, Florida
---------------------------------------------------------------------------------------------------------

We own interests in the following real estate properties through joint ventures with affiliates:

---------------------------------------------------------------------------------------------------------
Tenant                             Building Type                       Location
---------------------------------------------------------------------------------------------------------
Quest Software, Inc.               Office Building                     Irvine, California
---------------------------------------------------------------------------------------------------------
Siemens Automotive Corporation     Office Building                     Troy, Michigan
---------------------------------------------------------------------------------------------------------
Gartner Group, Inc.                Office Building                     Ft. Myers, Florida
---------------------------------------------------------------------------------------------------------
Johnson Matthey, Inc.              Research and Development,           Tredyffrin Township, Pennsylvania
                                    Office and Warehouse
                                    Building
---------------------------------------------------------------------------------------------------------
Sprint Communications              Office Building                     Leawood, Kansas
   Company L.P.
---------------------------------------------------------------------------------------------------------
EYBL CarTex, Inc.                  Manufacturing and Office            Fountain Inn, South Carolina
                                    Building
---------------------------------------------------------------------------------------------------------
Cort Furniture Rental              Office and Warehouse Building       Fountain Valley, California
   Corporation
---------------------------------------------------------------------------------------------------------
Fairchild Technologies             Manufacturing and Office            Fremont, California
   U.S.A., Inc.                     Building
---------------------------------------------------------------------------------------------------------
Iomega Corporation                 Office Building                     Ogden City, Utah
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ODS Technologies, L.P. and         Office Building                     Broomfield, Colorado
 GAIAM, Inc.
---------------------------------------------------------------------------------------------------------
Ohmeda, Inc.                       Office Building                     Louisville, Colorado
---------------------------------------------------------------------------------------------------------
ABB Flakt, Inc.                    Office Building                     Knoxville, Tennessee
---------------------------------------------------------------------------------------------------------
Avaya, Inc.                        Office Building                     Oklahoma City, Oklahoma
---------------------------------------------------------------------------------------------------------

     If you want to read more detailed information about each of these properties, see the "Description of Properties" section of this prospectus.

--------------------------------------------------------------------------------

Q:   Why do you acquire properties in joint ventures?

A: We acquire some of our properties in joint ventures in order to diversity our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

--------------------------------------------------------------------------------

Q: What steps do you take to make sure you purchase environmentally compliant property?

A: We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

--------------------------------------------------------------------------------

Q:   What are the terms of your leases?

A: Our leases are "triple-net" leases, generally having terms of seven to ten years, many of which have renewal options for an additional five to ten years. "Triple-net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities and insurance. We often enter into leases where we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

--------------------------------------------------------------------------------

Q:   How does the Wells REIT own its real estate properties?

A: We own all of our real estate properties through an "UPREIT" called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. The Wells REIT is the sole general partner of Wells OP.

--------------------------------------------------------------------------------

Q:   What is an "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

--------------------------------------------------------------------------------

Q:   If I buy shares, will I receive dividends and how often?

A: We have been making and intend to continue to make dividend distributions on a quarterly basis to our shareholders. The amount of each dividend distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 95% of our REIT taxable income each year for years prior to 2001 and 90% of our REIT taxable income for all future years beginning with the year 2001.

--------------------------------------------------------------------------------

Q:   How do you calculate the payment of dividends to shareholders?

A: We calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

--------------------------------------------------------------------------------

Q: What have your dividend payments been since you began operations on June 5, 1998?

A:   We have paid the following dividends since we began operations:

                                             Annualized
                                             Percentage Return
                                             on an Investment
     Quarter            Amount               of $10 per Share
     -------            ------               ----------------

     3/rd/ Qtr. 1998    $0.15 per share      6.00%
     4/th/ Qtr. 1998    $0.16 per share      6.50%

     1/st/ Qtr. 1999    $0.17 per share      7.00%
     2/nd/ Qtr. 1999    $0.17 per share      7.00%
     3/rd/ Qtr. 1999    $0.17 per share      7.00%
     4/th/ Qtr. 1999    $0.17 per share      7.00%

     1/st/ Qtr. 2000    $0.17 per share      7.00%
     2/nd/ Qtr. 2000    $0.18 per share      7.25%
     3/rd/ Qtr. 2000    $0.19 per share      7.50%

--------------------------------------------------------------------------------

Q: May I reinvest the dividends I am supposed to receive in shares of the Wells REIT?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

--------------------------------------------------------------------------------

Q:  Will the dividends I receive be taxable as ordinary income?

A: Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

--------------------------------------------------------------------------------

Q:  What will you do with the money raised in this offering?

A: We will use your investment proceeds to purchase commercial real estate such as high grade office buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

    Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

    We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in real estate properties. As of December 15, 2000, we had received approximately $__________ in gross offering proceeds from the sale of ________ shares of common stock in our second offering, which commenced on December 20, 1999 and was terminated on December 19, 2000. Of this additional $__________ raised in the second offering, we invested or expect to invest approximately $____________ in real estate properties.

--------------------------------------------------------------------------------

Q:  What kind of offering is this?

A: We are offering the public up to 125,000,000 shares of common stock on a "best efforts" basis.

--------------------------------------------------------------------------------

Q:  How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

--------------------------------------------------------------------------------

Q:  How long will this offering last?

A:  The offering will not last beyond December 19, 2002.

--------------------------------------------------------------------------------

Q:  Who can buy shares?

A:  You can buy shares pursuant to this prospectus provided that you have either
    (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:  Is there any minimum investment required?

A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:  How do I subscribe for shares?

A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into an account with Bank of America, N.A., where your funds will be held, along with those of other subscribers, until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses.

--------------------------------------------------------------------------------

Q:  If I buy shares in this offering, how may I later sell them?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding stock. See "Description of Shares -- Restriction on Ownership of Shares."

    In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by the Company pursuant to our share repurchase program. See the "Description of Shares -- Share Redemption Program" section of the prospectus.

    If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to begin selling our properties and other assets and return the proceeds from these sales to our shareholders through distributions.

--------------------------------------------------------------------------------

Q:  What is the experience of your officers and directors?

A: Our management team has extensive previous experience investing in and managing commercial real estate. Below is a short description of the background of each of our directors. See the "Management -- Executive Officers and Directors" section on page __ of this prospectus for a more detailed description of the background and experience of each of our directors.

    . Leo F. Wells, III - President of the Wells REIT and founder of Wells Real Estate Funds in 1985 and has been involved in real estate sales, management and brokerage services for over 27 years;

    . Douglas P. Williams - Executive Vice President, Secretary and Treasurer of the Wells REIT and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services;

    . John L. Bell - Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast;

    . Richard W. Carpenter - President and a director of Realmark Holdings Corp., a residential and commercial real estate developer;

    . Bud Carter - Former broadcast news director and anchorman and current Senior Vice President for the Executive Committee, an organization established to aid corporate presidents and CEOs;

    . William H. Keogler, Jr. - Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm;

    .     Donald S. Moss - Former executive officer of Avon Products, Inc.;

    . Walter W. Sessoms - Former executive officer of BellSouth Telecommunications, Inc.; and

    . Neil H. Strickland - Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

--------------------------------------------------------------------------------

Q:  Will I be notified of how my investment is doing?

A: You will receive periodic updates on the performance of your investment with us, including:

    .  Four detailed quarterly dividend reports;

    .  Three quarterly financial reports;

    .  An annual report; and

    .  An annual IRS Form 1099.

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Q:  When will I get my detailed tax information?

A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

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Q:  Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                         Investor Services Department
                              Wells Capital, Inc.
                                   Suite 250
                           6200 The Corners Parkway
                            Norcross, Georgia 30092
                       (800) 448-1010 or (770) 449-7800
                               www.wellsref.com

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                              Prospectus Summary

     This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

Wells Real Estate Investment Trust, Inc.

     Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. We currently own interests in 27 commercial real estate properties located in 15 states. Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-448-1010 (770-449-7800 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

Our Advisor

     Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

Our Management

     Our board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have nine members on our board of directors. Seven of the directors are independent of Wells Capital and have responsibility for reviewing its performance. Our directors are elected annually by the shareholders.

Our REIT Status

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income for years prior to 2001 and at least 90% of their taxable income for all future years beginning with the year 2001. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

     Following are the most significant risks relating to your investment:

     . There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

     . You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

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

================================================================================

     . To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any shareholder from owning more than 9.8% of our outstanding shares.

     . We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our shareholders.

     . You will not have preemptive rights as a shareholder so any shares we issue in the future may dilute your interest in the Wells REIT.

     .    We will pay significant fees to Wells Capital and its affiliates.

     . Real estate investments are subject to cyclical trends which are out of our control.

     . You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

     . Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts.

     . Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

     . The vote of shareholders owning at least a majority of the shares will bind all of the shareholders as to certain matters such as the election of directors and amendment of our articles of incorporation.

     . If we do not obtain listing of the shares on a national exchange by January 30, 2008, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our shareholders.

     . Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

     Before you invest in the Wells REIT, you should see the complete discussion of the "Risk Factors" beginning on page 16 of this prospectus.

Description of Properties

     Please refer to the "Description of Properties" section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Wells Capital is currently evaluating additional potential property acquisitions. When we either acquire a property or believe that there is a reasonable probability that we will acquire a particular property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property that we describe in a supplement as a reasonable probability acquisition because one or more contingencies to the purchase may prevent the acquisition.

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

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Estimated Use of Proceeds of Offering

     We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contribution;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives upon a majority vote of the shareholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

     Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

     . Wells Capital will have to allocate its time between the Wells REIT and other real estate programs and activities in which it is involved;

     . Wells Capital must determine which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

     . Wells Capital may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

     . Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page ___ for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

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

================================================================================

     The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

                       -----------------------
                          LEO F. WELLS, III
                             (President)
                       -----------------------

                                  100%

       -----------------------------------------------------------

                          Wells Real Estate Funds, Inc.

       -----------------------------------------------------------

           100%                   100%                    100%

---------------         -----------------------          ---------------
    Wells
  Management                     Wells                    Wells Capital,
   Company,                   Investment                      Inc.
     Inc.                  Securities, Inc.                 (Advisor)
  (Property                (Dealer Manager)
   Manager)
---------------         -----------------------          ---------------

           100%                                                   Advisory
                                                                  Agreement

---------------                                          ---------------
    Wells
 Development                                                Wells REIT
 Corporation
---------------                                          ---------------

Prior Offering Summary

     Wells Capital and its affiliates have previously sponsored 13 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or "blind pool" basis. As of September 30, 2000, they have raised approximately $567,927,422 from approximately 36,868 investors in these 14 public real estate programs. The "Prior Performance Summary" on page ___ of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

The Offering

     We are offering up to 125,000,000 shares to the public at $10 per share. We are also offering up to 10,000,000 shares pursuant to our dividend reinvestment plan at $10 per share, and up to 5,000,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

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

================================================================================

Terms of the Offering

     We will begin selling shares in this offering upon the effective date of this prospectus and the offering will terminate on or before December 19, 2002. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

Compensation to Wells Capital

     Wells Capital and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

------------------------------------------------------------------------------------------------------
                                                                                  Estimated $$ Amount
                                                                                 for Maximum Offering
          Type of Compensation                Form of Compensation               (135,000,000 shares)
------------------------------------------------------------------------------------------------------
                                                Offering Stage
------------------------------------------------------------------------------------------------------
     Sales Commission                    7.0% of gross offering proceeds         $94,500,000
------------------------------------------------------------------------------------------------------
     Dealer Manager Fee                  2.5% of gross offering proceeds         $33,750,000
------------------------------------------------------------------------------------------------------
     Offering Expenses                   3.0% of gross offering proceeds         $18,600,000
------------------------------------------------------------------------------------------------------
                                       Acquisition and Development Stage
------------------------------------------------------------------------------------------------------
     Acquisition and                     3.0% of gross offering proceeds         $40,500,000
     Advisory Fees
------------------------------------------------------------------------------------------------------
     Acquisition Expenses                0.5% of gross offering proceeds         $ 6,750,000
------------------------------------------------------------------------------------------------------
                                             Operational Stage
------------------------------------------------------------------------------------------------------
     Property Management Fees            2.5% of gross revenues                  N/A
------------------------------------------------------------------------------------------------------
     Leasing Fees                        2.0% of gross revenues                  N/A
------------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee  for           Competitive fee for geographic          N/A
     Newly Constructed Property          location of property based on a
                                         survey of brokers and agents
                                         (customarily equal to the first
                                         month's rent)
------------------------------------------------------------------------------------------------------
     Real Estate Commission              3.0% of sale price after investors      N/A
                                         receive a return of capital plus a
                                         8.0% return on capital
------------------------------------------------------------------------------------------------------
    Subordinated Participation in        10.0% of remaining amounts of net       N/A
    Net Sale Proceeds (Payable           sale proceeds after return of capital
    Only if the Wells REIT is not        plus payment to investors of an 8.0%
    Listed on an exchange)               cumulative non-compounded return on
------------------------------------------------------------------------------------------------------
     Subordinated Incentive Listing      10.0% of the amount by which the        N/A
     Fee (Payable only if the Wells      adjusted market value of the Wells
     REIT is listed on an exchange)      REIT exceeds the aggregate capital
                                         contributions contributed by investors
------------------------------------------------------------------------------------------------------

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

================================================================================

     There are many additional conditions and restrictions on the amount of compensation Wells Capital may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the "Management Compensation" section of this prospectus on page __.

Dividend Policy

     In order to remain qualified as a REIT, we are required to distribute 95% of our annual taxable income to our shareholders in all years prior to 2001 and 90% of our annual taxable income for all future years beginning with the year 2001. We have paid dividends to our shareholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing shares. We expect to pay dividends to you on a quarterly basis.

Listing

     We anticipate listing our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin the sale of our properties and liquidate our assets.

Dividend Reinvestment Plan

     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days notice to you. (See "Description of Shares -- Dividend Reinvestment Plan.")

Share Redemption Program

     We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of (1) $10 per share, or (2) the price you actually paid for your shares. The board of directors reserves the right to reject any request for redemption of shares or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. (See "Description of Shares - Share Redemption Program.")

Wells Operating Partnership, L.P.

     We own all of our real estate properties through Wells Operating Partnership, L.P. (Wells OP), our operating partnership. We are the sole general partner of Wells OP. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in Wells OP is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Wells OP. This structure will also allow sellers of properties to transfer their properties to Wells OP in exchange for units of Wells OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific

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

================================================================================

properties in exchange for units of Wells OP. The holders of units in Wells OP may have their units redeemed for cash under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA Considerations

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts
(IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General
-------

     Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations
-----------------------------------------

     We hold annual meetings of our shareholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership
------------------------------

     Our articles of incorporation contain a restriction on ownership of the shares that prevents one person from owning more than 9.8% of the outstanding shares. (See "Description of Shares -- Restriction on Ownership of Shares.") These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus on page ___.

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

                                 Risk Factors

     Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

     Marketability Risk

     There is no public trading market for your shares.

     There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase our shares only as a long-term investment. See "Description of Shares - Share Redemption Program" for a description of our share redemption program.

     Management Risks

     You must rely on Wells Capital for selection of properties.

     Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the acquisition of real estate properties, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of the board of directors.

     We depend on key personnel.

     Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, who would be difficult to replace. If Mr. Wells were to cease his employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

     Conflicts of Interest Risks

     Wells Capital will face conflicts of interest relating to time management.

     Wells Capital and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because Wells Capital and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.")

     Wells Capital will face conflicts of interest relating to the purchase and leasing of properties.

     We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that Wells Capital will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

     Wells Capital will face conflicts of interest relating to joint ventures with affiliates.

     We have entered into joint ventures in the past and are likely to continue in the future to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties, including Wells Real Estate Fund XII, L.P. (Wells Fund XII) or Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

     . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     Affiliates of Wells Capital are currently sponsoring a public offering on behalf of Wells Fund XII and are currently in the process of registering a public offering on behalf of Wells Fund XIII, both of which are or will be unspecified property real estate programs. (See "Prior Performance Summary.") In the event that we enter into a joint venture with Wells Fund XII, Wells Fund XIII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, Wells Fund XII, Wells Fund XIII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. The Wells program we have entered into a joint venture with may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that they would have sufficient funds to exercise the right of first refusal under these circumstances.

     Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Wells Capital, certain conflicts of interest will exist. (See "Conflicts of Interest -- Joint Ventures with Affiliates of Wells Capital.")

     General Investment Risks

     Maryland Corporation Law may prevent a business combination involving the Wells REIT.

     Provisions of Maryland Corporation Law applicable to us prohibit business combinations with:

     . any person who beneficially owns 10% or more of the voting power of our outstanding shares;

     . any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested shareholder); or

     .    an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in your best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

     A limit on the number of shares a person may own may discourage a takeover.

     Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of the Wells REIT. (See "Description of Shares -- Restriction on Ownership of Shares.")

     You are bound by the majority vote on matters on which you are entitled to vote.

     You may vote on certain matters at any annual or special meeting of shareholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the shareholders even if you do not vote with the majority on any such matter.

     You are limited in your ability to sell your shares pursuant to the share redemption program.

     Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Shares - Share Redemption Program.")

     We established the offering price on an arbitrary basis.

     Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

     Your interest in the Wells REIT may be diluted if we issue additional shares.

     Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares, (3) issue shares in a private offering of securities to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital and Wells Management or the warrants issued and to be issued to participating broker-dealers or our independent directors, or (5) issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from Wells OP, existing shareholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT.

     Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

     Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management Compensation.")

     The availability and timing of cash dividends is uncertain.

     We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to the shareholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

     We are uncertain of our sources for funding of future capital needs.

     Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Real Estate Risks

     General Real Estate Risks

     Your investment will be affected by adverse economic and regulatory changes.

     We will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws; and

     .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

     A property that incurs a vacancy could be difficult to sell or re-lease.

     A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Most of our properties are specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     We are dependent on tenants for our revenue.

     Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependant on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

     We may not have funding for future tenant improvements.

     When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

     Uninsured losses relating to real property may adversely affect your returns.

     Wells Capital will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     Development and construction of properties may result in delays and increased costs and risks.

     We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

     If we contract with Wells Development Corporation for newly developed property, we cannot guarantee that our earnest money deposit made to Wells Development Corporation will be fully refunded.

     We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of Wells Capital. Properties acquired from Wells Development may be either existing income-producing properties or properties to be developed or under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Wells Development, we anticipate we will be required to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by us, Wells Development typically will not have acquired title to any real property. Wells Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with a tenant to lease the property upon its completion. We may enter into such a contract with Wells Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Wells Development, and will be entitled to a refund of our earnest money, in the following circumstances:

     .    Wells Development fails to develop the property;

     .    the tenant fails to take possession under its lease for any reason; or

     . we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

     The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc., an affiliated entity (Wells Management), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management's property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See "Investment Objectives and Criteria -- Acquisition of Properties from Wells Development Corporation.")

     Competition for investments may increase costs and reduce returns.

     We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

     Delays in acquisitions of properties may have adverse effects on your investment.

     Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties.

     Uncertain market conditions and the broad discretion of Wells Capital relating to the future disposition of properties could adversely affect the return on your investment.

     We generally will hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

     Financing Risks

     If we fail to make our debt payments, we could lose our investment in a property.

     Loans obtained to fund property acquisitions will generally be secured by mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and the dividends payable to shareholders to be reduced.

     Lenders may require us to enter into restrictive covenants relating to our operations.

     In connection with obtaining certain financing, a lender could impose restrictions on us which affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

     If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

     Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Federal Income Tax Risks

     Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

     If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

     Legislative or regulatory action could adversely affect investors.

     In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of the Wells REIT. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

     There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

     . your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     . your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     . your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     .    your investment will not impair the liquidity of the plan or IRA;

     . your investment will not produce "unrelated business taxable income" for the plan or IRA;

     . you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

     .    your investment will not constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus on page ___.

                             Suitability Standards

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

     .    a net worth of at least $150,000; or

     . a gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles of at least $45,000.

     The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

     The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

     Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

     Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

     Arizona, Iowa, Massachusetts, Missouri, North Carolina and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

     Maine - Investors must have either (1) a net worth of at least $200,000, or
(2) gross annual income of $50,000 and a net worth of at least $50,000.

     Michigan, Ohio, Oregon and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in the Wells REIT.

     Missouri - Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $75,000 and a net worth of at least $75,000.

     New Hampshire - Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth of at least $125,000.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of the Wells REIT are an appropriate investment for those of you who become investors. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each selected dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                           Estimated Use of Proceeds

     The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 62,000,000 shares and 135,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

                                                              62,000,000 Shares        135,000,000 Shares
                                                              -----------------        ------------------

                                                            Amount(1)     Percent      Amount(2)   Percent
                                                            ---------     -------      ---------   -------
Gross Offering Proceeds                                   $620,000,000      100%    $1,350,000,000   100.0%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (3)            58,900,000      9.5%       128,250,000     9.5%
  Organization and Offering Expenses (4)                    18,600,000      3.0%        18,600,000     1.4%
                                                          ------------     ----     --------------   -----
Amount Available for Investment (5)                       $542,500,000     87.5%    $1,203,150,000    89.1%
Acquisition and Development:
  Acquisition and Advisory Fees (6)                         18,600,000      3.0%        40,500,000     3.0%
  Acquisition Expenses (7)                                   3,100,000      0.5%         6,750,000     0.5%
  Initial Working Capital Reserve (8)                               (8)      --                 (8)     --
                                                          ------------     ----     --------------   -----
Amount Invested in Properties (5)(9)                      $520,800,000     84.0%    $1,155,900,000    85.6%
                                                          ============     ====     ==============   =====

_________________________
(Footnotes to "Estimated Use of Proceeds")

1. Assumes that an aggregate of $620,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See Note 4 below.

2. Assumes the maximum offering is sold which includes 125,000,000 shares offered to the public at $10 per share and 10,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 5,000,000 shares to be issued upon exercise of the soliciting dealer warrants.

3. Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

4. Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Wells Capital, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds without recourse against or reimbursement by the Wells REIT. We currently estimate that approximately $18,600,000 of organization and offering costs will be incurred if the maximum offering of 135,000,000 shares is sold.

5. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

6. Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

7. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties.

8. Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that the we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.

9. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least approximately 84.0% of the proceeds received from the sale of shares will be used to acquire properties.

                                  Management

General

    We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. The articles of incorporation of the Wells REIT were reviewed and ratified by the board of directors, including the independent directors, at their initial meeting. This ratification by the board of directors was required by the NASAA Guidelines.

    Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of nine directors. The articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the nine current directors, seven of our directors are considered independent directors.

    Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

    Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation Law. Since the Maryland Corporation Law does not define the term "cause," shareholders may not know exactly what actions by a director may be grounds for removal.

    Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

    . in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

    . in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

    The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on Wells Capital. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

    Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

    The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and determining that the compensation to be paid to Wells Capital is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

    . the amount of the fee paid to Wells Capital in relation to the size, composition and performance of our investments;

    . the success of Wells Capital in generating appropriate investment opportunities;

    . rates charged to other REITs and other investors by advisors performing similar services;

    . additional revenues realized by Wells Capital and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

    . the quality and extent of service and advice furnished by Wells Capital and the performance of our investment portfolio; and

    . the quality of our portfolio relative to the investments generated by Wells Capital for its other clients.

    Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of Wells Capital, any director or any affiliate, or (2) any transaction between us and Wells Capital, any director or any affiliate.

Committees of the Board of Directors

    Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an Audit Committee and a Compensation Committee so that these important areas can be addressed in more depth than may be possible at a full board meeting.

    Audit Committee

    The Audit Committee held its first meeting in November 1999 and meets on a regular basis at least three times a year. The Audit Committee members are Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

    Compensation Committee

    Our board of directors has also established a Compensation Committee to administer the 2000 Employee Stock Option Plan, as described below, which was approved by the shareholders at our annual shareholders meeting held June 28, 2000. The Compensation Committee is comprised of Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan.

Executive Officers and Directors

    We have provided below certain information about our executive officers and directors.

Name                             Position(s)                                          Age
----                             -----------                                          ---
Leo F. Wells, III                President and Director                               56
Douglas P. Williams              Executive Vice President, Secretary, Treasurer       50
                                 and Director
John L. Bell/(1)/                Director                                             60
Richard W. Carpenter/(1)/        Director                                             63
Bud Carter/(1)/                  Director                                             62
William H. Keogler, Jr./(1)/     Director                                             55
Donald S. Moss/(1)/              Director                                             64
Walter W. Sessoms/(1)/           Director                                             66
Neil H. Strickland/(1)/          Director                                             64

_________
(1) Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland also serve on our Audit Committee and our Compensation Committee.

    Leo F. Wells, III is the President and a director of the Wells REIT and the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole shareholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

    .     Wells Management Company, Inc., our Property Manager;
    .     Wells Investment Securities, Inc., our Dealer Manager;
    . Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
    . Wells Development Corporation, a company he organized in 1997 to develop real properties.

    Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

    Mr. Wells has over 26 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of September 30, 2000, these 26 real estate limited partnerships represented investments totaling approximately $313,562,916 from approximately 27,322 investors.

    Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of the Wells REIT. He is also a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

    .     Wells Investment Securities, Inc., our Dealer Manager;
    .     Wells Real Estate Funds, Inc.; and
    .     Wells Advisors, Inc.

    Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. ("ECC"), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including Corporate Accounting Manager, U.S. Operations, Division Controller, Americas Region and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

    Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Williams received a bachelor of arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

    John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the Board of Directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

    Mr. Bell currently serves on the Board of Directors of Electronic Commerce Systems, Inc. and the Cullasaja Club of Highlands, North Carolina. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

    Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

    Mr. Carpenter is currently President and director of Realmark Holdings Corp., a residential and commercial real estate developer, and has served in that position since October 1983. Mr. Carpenter is also a managing partner of Carpenter Properties, L.P., a real estate limited partnership. He is also President and director of Commonwealth Oil Refining Company, Inc., a position he has held since 1984.

    Mr. Carpenter previously served as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

    Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

    Mr. Carter currently serves as Senior Vice President for The Executive Committee, a 43-year old international organization established to aid presidents and CEOs share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 14 noncompeting CEOs and presidents. Mr. Carter is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

    William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the Board of Directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board of Directors, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

    Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

    Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

    Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

    Walter W. Sessoms was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

    Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration. He is a member of the Governor's Education Reform Commission.

    Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

    Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

    We pay our independent directors $500 per month plus $125 for each board meeting they attend. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

    Our Independent Director Stock Option Plan (Director Option Plan) was approved by our shareholders at our annual shareholders meeting held June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director in connection with the 2000 annual meeting of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholder's meeting. The Initial Options and the Subsequent Options are collectively referred to as the "Director Options." Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. As of October 1, 2000, each independent director had been granted options to purchase a total of 3,500 shares under the Director Option Plan, of which 1,000 of those shares were exercisable. The exercise price for the Initial Options is $12.00 per share. The exercise price for the Subsequent Options is the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

    . the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

    . the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

    . the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

    . the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

    . the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

    One-fifth of the Initial Options were exercisable beginning on the date we granted them, one-fifth of the Initial Options became exercisable beginning in July 2000 and an additional one-fifth of the Initial Options will become exercisable on each anniversary of the date we granted them for a period of four years until 100% of the shares become exercisable. The Subsequent Options granted under the Plan will become exercisable on the second anniversary of the date we grant them.

    A total of 100,000 shares have been authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

    Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or
(3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Director Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

    The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

    Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

    . for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

    . for the continuance of the Director Option Plan and the Director Options by such successor corporation under the original terms; or

    . for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Independent Director Warrant Plan

    Our Independent Director Warrant Plan of the Wells REIT (Director Warrant
Plan) was approved by our shareholders at our annual shareholders meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase in the future. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price of the Warrants will be $12.00 per share.

    A total of 500,000 Warrants have been authorized and reserved for issuance under the Director Warrant Plan, each of which will be redeemable for one share of our common stock. Upon our dissolution or liquidation, or upon a reorganization, merger or consolidation, where we are not the surviving corporation, or upon our sale of all or substantially all of our properties, the Director Warrant Plan shall terminate, and any outstanding Warrants shall terminate and be forfeited; provided, however, that holders of Warrants may exercise any Warrants that are otherwise exercisable immediately prior to the effective date of the dissolution, liquidation, consolidation or merger. Notwithstanding the above, the board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives: (1) for the assumption by the successor corporation of the Warrants theretofore granted or the substitution by such corporation for such Warrants of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (2) for the continuance of the Director Warrant Plan by such successor corporation in which event the Director Warrant Plan and the Warrants shall continue in the manner and under the terms so provided; or (3) for the payment in cash or shares in lieu of and in complete satisfaction of such Warrants.

    No Warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution. All Warrants exercised during the independent director's lifetime shall be exercised only by the independent director or his legal representative. Any transfer contrary to the Director Warrant Plan will nullify and render void the Warrant. Notwithstanding any other provisions of the Director Warrant Plan, Warrants granted under the Director Warrant Plan shall continue to be exercisable in the case of death or disability of the independent director for a period of one year after the death or disabling event, provided that the death or disabling event occurs while the person is an independent director. No Warrant issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

2000 Employee Stock Option Plan

    Our 2000 Employee Stock Option Plan of the Wells REIT (Employee Option Plan) was approved by our shareholders at our annual meeting held June 28, 2000. Our Employee Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in the growth of the Wells REIT through ownership of our common stock.

    The Employee Option Plan provides for the formation of a Compensation Committee consisting of two or more of our independent directors. The Compensation Committee shall conduct the general administration of the Employee Option Plan. The Compensation Committee is authorized to grant "non-qualified" stock options (Employee Options) to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under the Employee Option Plan.

    The Compensation Committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (i) the date our shares become listed on a national securities exchange, or (ii) the date the Employee option is granted. The employee receiving Employee Options shall agree to remain in employment with its employer for a period of one year after the Employee Option is granted. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

    In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

    Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

    . an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

    . the director or officer actually received an improper personal benefit in money, property or services; or

    . with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that the directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

     . the directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     . the directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

     . in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     . in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     . the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

     We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

     Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

     . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

     . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

     The advisor of the Wells REIT is Wells Capital. Some of our officers and directors are also officers and directors of Wells Capital. Wells Capital has contractual responsibility to the Wells REIT and its stockholders pursuant to the advisory agreement.

     The directors and executive officers of Wells Capital are as follows:

              Name            Age       Position
              ----            ---       --------
     Leo F. Wells, III        56        President, Treasurer and sole director
     Douglas P. Williams      50        Senior Vice President and Assistant Secretary
     Stephen G. Franklin      53        Senior Vice President
     Kim R. Comer             45        Vice President
     Linda L. Carson          57        Vice President

     The backgrounds of Messrs. Wells and Williams are described in the "Management -- Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

     Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

     In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal shareholder of Financial Service Corporation ("FSC"), an independent financial planning broker-dealer. Mr. Franklin and the other shareholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

     Kim R. Comer rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer currently serves as Vice President and Director of Customer Care Services. In prior positions with Wells Capital, he served as Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over ten years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

     Linda L. Carson is a Vice President of Wells Capital. She is primarily responsible for fund, property and corporate accounting, SEC reporting and coordination of all audits by the independent public accountants. Ms. Carson also serves as Secretary of Wells Investment Securities, Inc., our Dealer Manager. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991 and assumed her current position in 1996. Prior to joining Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is also a member of the National Society of Accountants.

     Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

The Advisory Agreement

     Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

     . find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

     . structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

     . acquire properties on our behalf in compliance with our investment objectives and policies;

     .    arrange for financing and refinancing of properties; and

     .    enter into leases and service contracts for the properties acquired.

     The term of the current advisory agreement ends on January 30, 2001 and may be renewed for an unlimited number of successive one year periods.
Additionally, the advisory agreement may be terminated:

     . immediately by us for "cause" or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

     . without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days' written notice; or

     .    immediately with "good reason" by Wells Capital.

     "Good reason" is defined in the advisory agreement to mean either:

     . any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

     . any material breach of the advisory agreement of any nature whatsoever by us.

     "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

     Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

     Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

     We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

     . organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

     . the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

     . administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

     . acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

     Wells Capital must reimburse us at least annually for reimbursements paid to Wells Capital in any year to the extent that such reimbursements to Wells Capital cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which are capitalized for tax and accounting purposes such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

     Wells Capital and its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

     Wells Capital currently owns 20,000 limited partnership units of Wells OP, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Wells Capital, also owns 100 shares of the Wells REIT, which it acquired upon the initial formation of the Wells REIT. (See "The Operating Partnership Agreement.") Any resale of the shares that Wells Capital currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares, Wells Capital has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Wells Capital has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

     Property Manager

     Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), our Property Manager. Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President, Treasurer and sole director of Wells Management. (See "Conflicts of Interest.") The other principal officers of Wells Management are as follows:

     Name                   Age      Positions
     ----                   ---      ---------

     M. Scott Meadows       36       Senior Vice President and Secretary
     Michael C. Berndt      53       Vice President and Chief Investment Officer
     Michael L. Watson      55       Vice President

     Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which Wells Capital and its affiliates operate or in which they own an interest. As of September 30, 2000, Wells Management was managing in excess of 4,293,000 square feet of office buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

     In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

     Wells Management derives all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1999, Wells Management reported $1,983,066 in gross operating revenues and $400,937 in net income.

     Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

     .    Wells Capital;

     .    Wells Management;

     .    partnerships organized by Wells Management and its affiliates; and

     .    other persons or entities owning properties managed by Wells
          Management.

Wells Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager's general overhead costs such as its expenses for rent and utilities.

     The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

     Dealer Manager

     Wells Investment Securities, Inc. (Wells Investment Securities), our Dealer Manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

     Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Plan of Distribution.")

     Wells Real Estate Funds, Inc. is the sole shareholder of Wells Investment Securities, and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities. (See "Conflicts of Interest.")

     IRA Custodian

     Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of September 30, 2000, Wells Advisors was acting as the IRA custodian for in excess of $85,843,000 in Wells real estate program investments.

Management Decisions

     The primary responsibility for the management decisions of Wells Capital, our advisor, including the selection of our investments and the negotiation for these investments, will reside in Leo F. Wells, III. Wells Capital seeks to invest in commercial properties that satisfy our investment objectives, typically office buildings located in densely populated suburban markets in which the major tenant is a company with a net worth of in excess of $100,000,000. The board of directors must approve all acquisitions of real estate properties.

                            Management Compensation

     The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to Wells Capital and its affiliates.

Form of
Compensation                                                                       Estimated
and Entity                           Determination                                 Maximum
Receiving                              of Amount                                   Dollar Amount(1)
---------                              ---------                                   ----------------
                             Organizational and Offering Stage

Selling              Up to 7.0% of gross offering proceeds before reallowance      $94,500,000
Commissions -        of commissions earned by participating broker-dealers.
Wells Investment     Wells Investment Securities, our Dealer Manager, intends
Securities           to reallow 100% of commissions earned to participating
                     broker-dealers.

Dealer Manager       Up to 2.5% of gross offering proceeds before reallowance      $33,750,000
Fee - Wells          to participating broker-dealers.  Wells Investment
Investment           Securities, in its sole discretion, may reallow a portion
Securities           of its dealer manager fee of up to 1.5% of the gross
                     offering proceeds to be paid to such participating
                     broker-dealers as a marketing fee and due diligence
                     expense reimbursement, based on such factors as the
                     volume of shares sold by such participating
                     broker-dealers, marketing support and bona fide
                     conference fees incurred.

Reimbursement        Up to 3.0% of gross offering proceeds.  All organization      $18,600,000
of Organization      and offering expenses (excluding selling commissions and
and Offering         the dealer manager fee) will be advanced by Wells Capital
Expenses - Wells     or its affiliates and reimbursed by the Wells REIT up to
Capital or its       3.0% of gross offering proceeds.  We currently estimate
Affiliates           that approximately $18,600,000 of organization and
                     offering costs will be incurred if the maximum offering
                     of 135,000,000 shares is sold.

                                Acquisition and Development Stage

Acquisition          Up to 3.0% of gross offering proceeds for the review and      $40,500,000
and Advisory         evaluation of potential real property acquisitions.
Fees - Wells
Capital or its
Affiliates (2)

Reimbursement        Up to 0.5% of gross offering proceeds for reimbursement       $ 6,750,000
of Acquisition       of expenses related to real property acquisitions, such
Expenses - Wells     as legal fees, travel expenses, property appraisals,
Capital or its       title insurance premium expenses and other closing costs.
Affiliates (2)

                                          Operational Stage

Property             For the management and leasing of our properties, we will     Actual amounts
Management and       pay Wells Management, our Property Manager, property          are dependent
Leasing Fees -       management fees equal to 2.5% of gross revenues and           upon results of
Wells Management     leasing fees equal to 2.0% of gross revenues; provided,       operations and
                     however, that aggregate property management and leasing       therefore cannot
                     fees payable to Wells Management shall not exceed the         be determined at
                     lesser of:  (A) 4.5% of gross revenues, or (B) 0.6% of        the present time.
                     the net asset value of the properties (excluding vacant
                     properties) owned by the Wells REIT, calculated on an
                     annual basis.  For purposes of this calculation, net
                     asset value shall be defined as the excess of (1) the
                     aggregate of the fair market value of all properties
                     owned by the Wells REIT (excluding vacant properties),
                     over (2) the aggregate outstanding debt of the Wells REIT
                     (excluding debts having maturities of one year or less).
                     In addition, we may pay Wells Management a separate fee
                     for the one-time initial rent-up or leasing-up of newly
                     constructed properties in an amount not to exceed the fee
                     customarily charged in arm's length transactions by
                     others rendering similar services in the same geographic
                     area for similar properties as determined by a survey of
                     brokers and agents in such area (customarily equal to the
                     first month's rent).

Real Estate          In connection with the sale of properties, an amount not      Actual amounts
Commissions -        exceeding the lesser of:  (A) 50% of the reasonable,          are dependent
Wells Capital or     customary and competitive real estate brokerage               upon results of
its Affiliates       commissions customarily paid for the sale of a comparable     operations and
                     property in light of the size, type and location of the       therefore cannot
                     property, or (B) 3.0% of the contract price of each           be determined at
                     property sold, subordinated to distributions to               the present time.
                     investors from sale proceeds of an amount which, together
                     with prior distributions to the investors, will equal (1)
                     100% of their capital contributions plus (2) an 8.0%
                     annual cumulative, noncompounded return on their net
                     capital contributions.

Subordinated         After investors have received a return of their net           Actual amounts
Participation in     capital contributions and an 8.0% per year cumulative,        are dependent
Net Sale             noncompounded return, then Wells Capital  is entitled to      upon results of
Proceeds - Wells     receive 10.0% of remaining net sales proceeds.                operations and
Capital (3)                                                                        therefore cannot
                                                                                   be determined at
                                                                                   the present time.

Subordinated         Upon listing, a fee equal to 10.0% of the amount by which   Actual amounts are
Incentive            (1) the market value of the outstanding stock of the        dependent upon
Listing Fee -        Wells REIT plus distributions paid by the Wells REIT        results of
Wells Capital        prior to listing, exceeds (2) the sum of the total amount   operations and
(4)(5)               of capital raised from investors and the amount cash flow   therefore cannot be
                     necessary to generate an 8.0% per year cumulative,          determined at the
                     noncompounded return to investors.                          present time.

                     The Wells REIT may not reimburse any entity for operating expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

_________________________
(Footnotes to "Management Compensation")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 125,000,000 shares to the public at $10 per share and the sale of 10,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

2. Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Guidelines.

3. The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that the Wells REIT becomes listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

4. If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

     . the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

     . the success of Wells Capital in generating opportunities that meet our investment objectives;

     . the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     . additional revenues realized by Wells Capital through their relationship with us;

     .    the quality and extent of service and advice furnished by Wells
          Capital;

     . the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     . the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

5. The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

     We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sales proceeds.

     In addition, Wells Capital and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. Wells Capital may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall be at the lower of the advisor's actual cost or the amount the Wells REIT would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse Wells Capital or its affiliates for services for which they are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of Wells Capital or its affiliates.

     Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, the advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Wells Capital or its affiliates by reclassifying them under a different category.

                                Stock Ownership

     The following table shows, as of September 30, 2000, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

-------------------------------------------------------------------------------------------------------
                                                                     Shares Beneficially Owned
-------------------------------------------------------------------------------------------------------
                                                                     Shares             Percentage
-------------------------------------------------------------------------------------------------------
Name and Address of Beneficial Owner
-------------------------------------------------------------------------------------------------------
Leo F. Wells, III (1)                                                         344                     *
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
-------------------------------------------------------------------------------------------------------
Douglas P. Williams (1)                                                       100                     *
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
-------------------------------------------------------------------------------------------------------
John L. Bell (2)                                                            1,000                     *
800 Mt. Vernon Highway, Suite 230
Atlanta, GA  30328
-------------------------------------------------------------------------------------------------------
Richard W. Carpenter (2)                                                    1,000                     *
Realmark Holdings Corporation
P.O. Box 421669 (30342)
5570 Glenridge Drive
Atlanta, GA  30342
-------------------------------------------------------------------------------------------------------
Bud Carter (2)                                                              1,000                     *
The Executive Committee
100 Mount Shasta Lane
Alpharetta, GA  30022-5440
-------------------------------------------------------------------------------------------------------
William H. Keogler, Jr. (2)                                                 1,000                     *
469 Atlanta Country Club Drive
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------
Donald S. Moss (2)                                                         12,150                     *
114 Summerour Vale
Duluth, GA  30097
-------------------------------------------------------------------------------------------------------
Walter W. Sessoms (2)                                                       2,075                     *
5995 River Chase Circle NW
Atlanta, GA  30328
-------------------------------------------------------------------------------------------------------
Neil H. Strickland (2)                                                      1,000                     *
Strickland General Agency, Inc.
3109 Crossing Park
P.O. Box 129
Norcross, GA  30091
-------------------------------------------------------------------------------------------------------
Northern Trust Co., Custodian for                                       2,230,262                 8.52%
Wayne County Employees'
Retirement System
Attn:  Laura Santiago
P.O. Box 92996
Chicago, IL  60675
-------------------------------------------------------------------------------------------------------
Luzerne County Employees Retirement                                     1,043,259                 3.99%
Plan and Trust Dated 1/1/42
Attn:  Retirement Office
North River & West Jackson Street
Courthouse Annex
Wilkes-Barre, PA  18711
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                     Shares Beneficially Owned
-------------------------------------------------------------------------------------------------------
                                                                     Shares             Percentage
-------------------------------------------------------------------------------------------------------
Police & Fireman Retirement System                                      2,083,333                 7.96%
City of Detroit
Attn:  ________________
908 Coleman A. Young Municipal Center
Detroit, MI 48226
-------------------------------------------------------------------------------------------------------
All directors and executive officers                                       19,669                    *
as a group/(1)(3)/
-------------------------------------------------------------------------------------------------------

*   Less than 1% of the outstanding common stock.

(1) Includes 100 shares owned by Wells Capital, which is a wholly-owned subsidiary of Wells Real Estate Funds, Inc. Messrs. Wells and Williams are both control persons of Wells Capital, and Mr. Wells is a control person of Wells Real Estate Funds, Inc. Mr. Williams disclaims beneficial ownership of the shares owned by Wells Capital.

(2) Includes options to purchase up to 1,000 shares of common stock, which are exercisable within 60 days of September 30, 2000.

(3) Includes options to purchase an aggregate of up to 7,000 shares of common stock, which are exercisable within 60 days of September 30, 2000.

                             Conflicts of Interest

     We are subject to various conflicts of interest arising out of our relationship with Wells Capital, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Wells Capital and its affiliates will be compensated by the Wells REIT. (See "Management Compensation.")

     The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

     Wells Capital and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

     In addition, Wells Capital and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XII, L.P. The registration statement of Wells Real Estate Fund XII, L.P. was declared effective by the Securities and Exchange Commission on March 22, 1999 for the offer and sale to the public of up to 7,000,000 units of limited partnership interest at a price of $10.00 per unit.

     As described in the "Prior Performance Summary," Wells Capital and its affiliates have sponsored the following 13 other public real estate programs with substantially identical investment objectives as those of the Wells REIT:

     1.  Wells Real Estate Fund I (Wells Fund I),
     2.  Wells Real Estate Fund II (Wells Fund II),
     3.  Wells Real Estate Fund II-OW (Wells Fund II-OW),
     4.  Wells Real Estate Fund III, L.P. (Wells Fund III),
     5.  Wells Real Estate Fund IV, L.P. (Wells Fund IV),
     6.  Wells Real Estate Fund V, L.P. (Wells Fund V),
     7.  Wells Real Estate Fund VI, L.P. (Wells Fund VI),
     8.  Wells Real Estate Fund VII, L.P. (Wells Fund VII),
     9.  Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
     10. Wells Real Estate Fund IX, L.P. (Wells Fund IX),
     11. Wells Real Estate Fund X, L.P. (Wells Fund X),
     12. Wells Real Estate Fund XI, L.P. (Wells Fund XI), and
     13. Wells Real Estate Fund XII, L.P. (Wells Fund XII)

     In the event that the Wells REIT, or any other Wells program or other entity formed or managed by Wells Capital or its affiliates is in the market for similar properties, Wells Capital will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See "Certain Conflict Resolution Procedures.")

     Wells Capital may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Wells Capital and its Affiliates

     We rely on Wells Capital for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See "Risk Factors -- Investment Risks.") However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

     In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT
Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

     Wells Capital or any of its affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Wells REIT prior to closing or may purchase property in their own name and temporarily hold title for the Wells REIT provided that such property is purchased by the Wells REIT at a price no greater than the cost of such property, including acquisition and carrying costs, to Wells Capital or the affiliate. Further, Wells Capital or such affiliate may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering; Wells Capital or its affiliates shall not sell property to the Wells REIT if the cost of the property exceeds the funds reasonably anticipated to be available for the Wells REIT to purchase any such property; and all

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

profits and losses during the period any such property is held by the Wells REIT or its affiliates will accrue to the Wells REIT. In no event may the Wells REIT:

     .  loan funds to Wells Capital or any of its affiliates; or

     . enter into agreements with Wells Capital or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

     Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Wells programs are located. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. (See "Risk Factors -- Investment Risks"). Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Wells Capital will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that Wells Capital may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

     Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

Affiliated Property Manager

     Since we anticipate that properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See "Management -- Affiliated Companies.")

Lack of Separate Representation

     Holland & Knight LLP is counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and Wells Capital, Wells Investment Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Wells Capital

     We have entered into joint ventures with other Wells programs to acquire and own properties and are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the Wells REIT and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors-- Investment Risks.")

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

     A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Wells Capital and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Wells Capital and its affiliates relating to the sale of properties are subordinated to the return to the shareholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by the board of directors, Wells Capital has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Wells Capital may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Wells Capital and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See "Management Compensation.")

     Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

     In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with Wells Capital and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

     . We will not accept goods or services from Wells Capital or its affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

     . We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Wells REIT.

     . We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or to our directors for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisory Agreement" section of this prospectus.

     . In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Wells Capital, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by the board of directors, shall examine, among others, the following factors:

          .    the cash requirements of each program;

          . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

          .    the policy of each program relating to leverage of properties;

          .    the anticipated cash flow of each program;

          .    the income tax effects of the purchase of each program;

          .    the size of the investment; and

          . the amount of funds available to each program and the length of time such funds have been available for investment.

     If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Wells Capital, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with Wells Capital or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                      Investment Objectives and Criteria

General

     We invest in commercial real estate properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

     .  to maximize cash dividends paid to you;

     .  to preserve, protect and return your capital contributions;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares.

     Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by the board of directors. See "Management" for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

     We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high grade commercial office buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. We will primarily attempt to acquire commercial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The trend of Wells Capital and its affiliates in the most recently sponsored Wells programs, including the Wells REIT, has been to invest primarily in office buildings located in densely populated suburban markets. (See "Description of Properties" and "Prior Performance Summary.")

     We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

     We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

     We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property.

     Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly in Wells OP (See "The Operating Partnership Agreement") or indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Wells Capital or other persons. (See "Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Considerations -- Sale-Leaseback Transactions.")

     Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States.

     We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

     In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

     Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

     .  plans and specifications;

     .  environmental reports;

     .  surveys;

     . evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

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

     . audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to shareholders; and

     .    title and liability insurance policies.

     We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

     We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

     .  changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .  changes in tax, real estate, environmental and zoning laws;

     . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

     .  tenant turnover; and

     .  general overbuilding or excess supply in the market area.

Development and Construction of Properties

     We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. Wells Capital may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.")

     We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly by the Wells REIT.

Acquisition of Properties from Wells Development Corporation

     Although we have rarely done so in the past, we may acquire properties, directly or through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a corporation formed by Wells Management as a wholly owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Wells REIT or other Wells programs. In the case of properties to be developed by Wells Development and sold to the Wells REIT, we anticipate that Wells Development will:

     .    acquire a parcel of land;

     . enter into contracts for the construction and development of a commercial building thereon;

     . enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

     . secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

     Contracts between Wells Development and the Wells REIT will generally provide for the Wells REIT to acquire the developed property upon its completion and upon the tenant taking possession under its lease.

     We will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract.

     In the case of properties we acquire from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

     We anticipate that Wells Development will use the earnest money deposit received from the Wells REIT upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional

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

lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Wells Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the Wells REIT and other affiliates of Wells Capital.

     We may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We anticipate that we will be able to raise sufficient additional proceeds from the offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, the contract may also provide that we may elect to close the purchase of the property before the development has been completed, in which case we would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between the Wells REIT, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that we will be obligated to purchase the property only if:

     . Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to our advisor; and

     . we have sufficient proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

     Wells Capital will not cause the Wells REIT to enter into a contract to acquire property from Wells Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing.
If we enter into a contract to acquire property from Wells Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development's obligation to refund our earnest money deposit will be guaranteed by Wells Management. See the "Management -- Affiliated Companies" section of this prospectus for a description of Wells Management.

     If Wells Management is required to make good on its guaranty, we may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, in which case we would more than likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "Risk Factors -- Real Estate Risks.")

Terms of Leases and Tenant Creditworthiness

     The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.

     Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. As of September 30, 2000, approximately 75% of the aggregate gross rental income of the Wells REIT was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation having a net worth of at least $100,000,000.

     In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

     We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors -- Real Estate Risks.")

Joint Venture Investments

     We have entered into joint ventures in the past, and are likely to enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. (See "Description of Properties -- Joint Ventures with Affiliates.") In this connection, we will likely enter into joint ventures with Wells Fund XII, Wells Fund XIII or other Wells programs. Wells Capital also has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties.
(See "Conflicts of Interest.") In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally "Investment Objectives and Criteria.")

     At such time as Wells Capital believes that a reasonable probability exists that we will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon Wells Capital's experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

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

     We intend to enter into joint ventures with other Wells programs for the acquisition of properties, but we may only do so provided that:

     . a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

     . the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

     . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Conflicts of Interest -- Joint Ventures with Affiliates of Wells Capital.")

Borrowing Policies

     While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. See "Description of Properties -- Real Estate Loans" for a description of our existing loans and the outstanding loan balances.

     Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to shareholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties. As of November 30, 2000, we had an aggregate debt leverage ratio of 20% of the value of our properties.

     By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

     We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

     .  the tenant has involuntarily liquidated;

     . in the judgment of Wells Capital, the value of a property might decline substantially;

     .  an opportunity has arisen to improve other properties;

     .  we can increase cash flow through the disposition of the property;

     .  the tenant is in default under the lease; or

     .  in our judgment, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations -- Failure to Qualify as a REIT.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

     If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq by January 30, 2008, our articles of incorporation require us to begin the sale of all of our properties and distribute the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

     . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

     . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

     . make or invest in mortgage loans except in connection with a sale or other disposition of a property;

     . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where the board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

     . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

     . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

     . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

     . borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

     . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

     . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

     . issue equity securities on a deferred payment basis or other similar arrangement;

     . issue debt securities in the absence of adequate cash flow to cover debt service;

     .    issue equity securities which are non-voting or assessable;

     . issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

     . grant warrants or options to purchase shares to officers or affiliated directors or to Wells Capital or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

     . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

     . invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

     . invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

     .    lend money to Wells Capital or its affiliates.

     Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

     Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

                           Description of Properties

General

     As of December 15, 2000, we had purchased interests in 27 real estate properties located in 15 states, all of which are leased to tenants on a triple-net basis. The cost of each of the properties will be depreciated for tax purposes over a 40 year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

--------------------------------------------------------------------------------------------------------------
                        Property          %            Purchase        Square         Annual          Lease
      Tenant            Location        Owned            Price          Feet           Rent         Expiration
--------------------------------------------------------------------------------------------------------------
Motorola, Inc.       Plainfield, NJ      100%         $33,648,156       236,710     $ 3,324,428        10/2010
--------------------------------------------------------------------------------------------------------------
Quest Software,      Irvine, CA            7%         $ 7,193,000        65,006     $ 1,287,119        12/2003
Inc.
--------------------------------------------------------------------------------------------------------------
Delphi Automotive    Troy, MI            100%         $19,800,000       107,152     $ 1,848,372        04/2007
Systems, LLC
--------------------------------------------------------------------------------------------------------------
Avnet, Inc.          Tempe, AZ           100%         $13,250,000       132,070     $ 1,516,164        04/2010
--------------------------------------------------------------------------------------------------------------
Siemens Automotive   Troy, MI             50%         $14,265,000        77,054     $ 1,309,918        08/2010
Corp.
--------------------------------------------------------------------------------------------------------------
Motorola, Inc.       Tempe, AZ           100%         $16,000,000       133,225     $ 1,843,834        08/2005
--------------------------------------------------------------------------------------------------------------
ASM Lithography,     Tempe, AZ           100%         $17,355,000        95,133     $ 1,927,788        06/2013
Inc.
--------------------------------------------------------------------------------------------------------------
Dial Corporation     Scottsdale, AZ      100%         $14,250,000       129,689     $ 1,387,672        08/2008
--------------------------------------------------------------------------------------------------------------
Metris Direct, Inc.  Tulsa, OK           100%         $12,700,000       101,100     $ 1,187,925        01/2010
--------------------------------------------------------------------------------------------------------------
Cinemark USA,        Plano, TX           100%         $21,800,000        66,024/    $ 1,366,491/       12/2009
Inc./ The                                                                52,084     $ 1,250,016        11/2006
Coca Cola Co.
--------------------------------------------------------------------------------------------------------------
The Gartner Group,   Ft. Myers, FL        57%         $ 8,320,000        62,400     $   790,642        12/2008
Inc.
--------------------------------------------------------------------------------------------------------------
Marconi Data         Wood Dale, IL       100%         $32,630,940       250,354     $ 2,838,952        11/2011
Systems, Inc.
--------------------------------------------------------------------------------------------------------------
Johnson Matthey,     Tredyffrin           57%         $ 8,000,000       130,000     $   789,750         6/2007
Inc.                 Township, PA
--------------------------------------------------------------------------------------------------------------
Alstom Power,        Richmond, VA        100%         $11,400,000       102,000     $ 1,183,731         7/2007
Inc.(1)
--------------------------------------------------------------------------------------------------------------
Sprint               Leawood, KA          57%         $9,9500,000        68,900     $   999,048         5/2007
Communications
Company, L.P.
--------------------------------------------------------------------------------------------------------------
EYBL Cartex, Inc.    Greenville, SC       57%         $ 5,085,000       169,510     $   508,530         2/2008
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                        Property             %          Purchase        Square        Annual           Lease
    Tenant              Location           Owned         Price           Feet          Rent         Expiration
--------------------------------------------------------------------------------------------------------------
Matsushita           Lake Forest,           100%      $18,400,000       150,000     $ 1,830,000         1/2007
Avionics Systems     CA
Corporation(1)
--------------------------------------------------------------------------------------------------------------
Pennsylvania         Harrisburg, PA         100%      $12,291,200        81,859     $ 1,416,221        11/2007
Cellular Telephone
Corp.
--------------------------------------------------------------------------------------------------------------
Pricewaterhouse-     Tampa, FL              100%      $21,127,854       130,091     $ 1,915,741        12/2008
Coopers, LLP
--------------------------------------------------------------------------------------------------------------
Cort Furniture       Fountain              43.7%      $ 6,400,000        52,000     $   758,964        10/2003
Rental Corporation   Valley, CA
--------------------------------------------------------------------------------------------------------------
Fairchild            Fremont, CA           77.5%      $ 8,900,000        58,424     $   842,062        11/2004
Technologies
U.S.A., Inc.
--------------------------------------------------------------------------------------------------------------
Iomega Corporation   Ogden City, UT         3.7%      $ 5,025,000       108,000     $   480,000        07/2006
--------------------------------------------------------------------------------------------------------------
ODS Technologies,    Broomfield, CO         3.7%      $ 8,275,000        51,974     $   839,400        10/2001
L.P. and GAIAM,
Inc.
--------------------------------------------------------------------------------------------------------------
Ohmeda, Inc.         Louisville, CO         3.7%      $10,325,000       106,750     $ 1,004,520        01/2005
--------------------------------------------------------------------------------------------------------------
ABB Flakt, Inc.      Knoxville, TN          3.7%      $ 7,900,000        87,000     $   881,150        12/2007
--------------------------------------------------------------------------------------------------------------
Avaya, Inc.          Oklahoma               3.7%      $ 5,504,276        55,017     $   508,383        01/2008
                     City, OK
--------------------------------------------------------------------------------------------------------------

(1) Includes the actual costs incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.

Joint Ventures with Affiliates

     The Wells Fund VIII-Fund IX-REIT Joint Venture

     Wells OP entered into a Joint Venture Agreement with the Fund VIII-IX Joint Venture known as the Wells Fund VIII-Fund IX-REIT Joint Venture (VIII-IX-REIT Joint Venture) for the purpose of the ownership, leasing, operation, sale and management of the Quest Building. The investment objectives of Wells Fund VIII and Wells Fund IX are substantially identical to our investment objectives.

     The Quest Building was originally purchased by the Fund VIII-IX Joint Venture in January 1997. On June 9, 2000, the Fund VIII-IX Joint Venture entered into a lease for the Quest Building with Quest Software, Inc. (Quest) and subsequently contributed the Quest Building to the VIII-IX-REIT Joint Venture as its capital contribution at an agreed upon value of $7,612,733.
Wells OP is anticipated to contribute a total of approximately $1,250,000 as its capital contribution to the VIII-IX-REIT Joint Venture to fund the necessary tenant improvements required under the lease with Quest Software, Inc., leasing commissions and costs and expenses associated with the transfer of the Quest Building to the VIII-IX-REIT Joint Venture.

          The VIII-IX-REIT Joint Venture Agreement provides that all income, loss, profit, net cash flow, resale gain and sale proceeds of the VIII-IX-REIT Joint Venture are to be allocated and distributed between Wells OP, Wells Fund VIII and Wells Fund IX based upon their respective capital contributions to the joint venture. As of September 30, 2000, the joint venture partners of the VIII-IX-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ---------------------------------------------------------------------
          Joint Venture Partner       Capital Contribution     Equity Interest
          ---------------------------------------------------------------------
          Wells OP                    $  515,760                7.00%
          ---------------------------------------------------------------------
          Wells Fund VIII             $3,757,897               50.96%
          ---------------------------------------------------------------------
          Wells Fund IX               $3,099,992               42.04%
          ---------------------------------------------------------------------

          The Wells Fund XII-REIT Joint Venture

          Wells Fund XII and Wells OP entered into a Joint Venture Partnership Agreement for the purpose of acquiring, owning, leasing, operating and managing real properties. The joint venture partnership is known as the Wells Fund XII-REIT Joint Venture Partnership (XII-REIT Joint Venture). The investment objectives of Wells Fund XII are substantially identical to our investment objectives.

          The XII-REIT Joint Venture Agreement provides that all income, loss, profit, net cash flow, resale gain and sale proceeds of the XII-REIT Joint Venture are to be allocated and distributed between Wells OP and Wells Fund XII based upon their respective capital contributions to the joint venture. As of September 30, 2000, the joint venture partners of the XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          -------------------------------------------------------------------
          Joint Venture Partner    Capital Contribution    Equity Interest
          -------------------------------------------------------------------
          Wells OP                 $7,096,245              50.00%
          -------------------------------------------------------------------
          Wells Fund XII           $7,096,245              50.00%
          -------------------------------------------------------------------

          The XII-REIT Joint Venture owns the Siemens Building, which is described below.

          The Wells Fund XI-Fund XII-REIT Joint Venture

          Wells OP entered into an Amended and Restated Joint Venture Partnership Agreement with Wells Fund XI and Wells Fund XII for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties known as The Wells Fund XI-Fund XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives.

          The XI-XII-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the XI-XII-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund XI and Wells Fund XII based on their respective capital contributions to the joint venture. As of September 30, 2000, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          --------------------------------------------------------------------
          Joint Venture Partner    Capital Contribution     Equity Interest
          --------------------------------------------------------------------
          Wells OP                 $17,641,211              56.77%
          --------------------------------------------------------------------
          Wells Fund XI            $ 8,131,351              26.17%
          --------------------------------------------------------------------
          Wells Fund XII           $ 5,300,000              17.06%
          --------------------------------------------------------------------

       The XI-XII-REIT Joint Venture owns the EYBL CarTex Building, the Sprint Building, the Johnson Matthey Building and the Gartner Building, which are described below.

        The Fund IX, Fund X, Fund XI and REIT Joint Venture

        Wells OP entered into an Amended and Restated Joint Venture Agreement with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture) for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The IX-X-XI-REIT Joint Venture, formerly known as Fund IX and X Associates, was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives.

        The IX-X-XI-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the IX-X-XI-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund IX, Wells Fund X and Wells Fund XI based on their respective capital contributions to the IX-X-XI-REIT Joint Venture. As of September 30, 2000, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

        -----------------------------------------------------------------------
        Joint Venture Partner        Capital Contribution       Equity Interest
        -----------------------------------------------------------------------
        Wells OP                     $ 1,421,466                 3.74%
        -----------------------------------------------------------------------
        Wells Fund IX                $14,833,708                39.00%
        -----------------------------------------------------------------------
        Wells Fund X                 $18,420,162                48.43%
        -----------------------------------------------------------------------
        Wells Fund XI                $ 3,357,436                 8.83%
        -----------------------------------------------------------------------

        The IX-X-XI-REIT Joint Venture owns the Avaya Building, the ABB Knoxville Building, the Ohmeda Building, the Interlocken Building and the Iomega Building, which are described below.

        The Fremont Joint Venture

        Wells OP entered into a Joint Venture Agreement known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Fairchild Building.

        As of September 30, 2000, Wells OP had made total capital contributions to the Fremont Joint Venture of $6,983,110 and held an equity percentage interest in the Fremont Joint Venture of 77.50%, and the Fund X-XI Joint Venture had made total capital contributions to the Fremont Joint Venture of $2,000,000 and held an equity percentage interest in the Fremont Joint Venture of 22.50%.

        The Cort Joint Venture

        Wells OP entered into a Joint Venture Agreement with the X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Cort Furniture Building.

        As of September 30, 2000, Wells OP had made total capital contributions to the Cort Joint Venture of $2,871,430 and held an equity percentage interest in the Cort Joint Venture of 43.67%, and the Fund X-XI Joint Venture made total capital contributions to the Cort Joint Venture of $3,695,000 and held an equity percentage interest in the Cort Joint Venture of 56.33%.

        General Provisions of Joint Venture Agreements

        Wells OP is acting as the initial Administrative Venturer of the VIII-IX-REIT Joint Venture, the XII-REIT Joint Venture, the XI-XII-REIT Joint Venture, the IX-X-XI-REIT Joint Venture, the Fremont Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action which materially affects these joint ventures or their real property investments.

        The XII-REIT Joint Venture Agreement, the XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

The Motorola Plainfield Building

        The Motorola Plainfield Building is a three-story office building containing approximately 236,710 rentable square feet on a 34.5 acre tract of land. Wells OP purchased the Motorola Plainfield Building on November 1, 2000 for a purchase price of $33,648,156. In exchange for a reduction of the purchase price and immediate occupancy in the Motorola Plainfield Building, Wells OP agreed to assume a liability in the amount of $424,760 in the form of a rental guaranty from Motorola, Inc. (Motorola) on the remainder of Motorola's previous lease. Construction of the Motorola Plainfield Building was completed in 1976.

        The Motorola Plainfield Building is located near Rutgers University in Middlesex County, partially in the Borough of South Plainfield and partially in the Township of Edison.

        The Motorola Plainfield Building is leased to Motorola. Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions, including software-enhanced wireless telephones, two-way radios and digital and analog systems and set-top terminals for broadband cable television operators.

        The initial term of the Motorola lease is ten years which commenced on November 1, 2000 and expires on October 31, 2010. Motorola has the right to extend the Motorola lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last year's rent, or (ii) 95% of the then-current "fair market rental rate." The base rent payable for the initial lease term is as follows:

               ------------------------------------------------------
                   Lease Years    Annual Rent         Monthly Rent
               ------------------------------------------------------
                    Years 1-5      $3,324,428           $277,036
               ------------------------------------------------------
                   Years 6-10      $3,557,819           $296,485
               ------------------------------------------------------

        The Motorola lease grants Motorola a right of first refusal to purchase the Motorola Plainfield Building if Wells OP attempts to sell the property during the term of the lease.

        Additionally, upon giving written notice to Wells OP, Motorola has an expansion right for an additional 143,000 rentable square feet. Upon completion of the expansion, the term of the Motorola lease shall be extended an additional ten years after Motorola occupies the expansion space. The base rent for the expansion space shall be determined by the construction costs and fees for the expansion. The base rent for the original building for the extended ten year period shall be the greater of (i) the then-current base rent, or (ii) 95% of the then-current "fair market rental rate."

The Quest Building

        The Quest Building (formerly the Bake Parkway Building) is a two-story office building containing approximately 65,006 rentable square feet on a 4.4 acre tract of land in Irvine, California. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.") Construction of the Quest Building was completed in 1984 and the building was refurbished in 1996. The VIII-IX Joint Venture purchased the Quest Building on January 10, 1997 for a purchase price of $7,193,000. On July 1, 2000, the VIII-IX Joint Venture contributed the Quest Building to the VIII-IX-REIT Joint Venture and was credited with making a capital contribution to the joint venture in the amount of $7,612,733.

        The Quest Building is currently leased to Quest Software, Inc. (Quest). Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients. Quest was established in April 1987 to develop and market software products to help insure uninterrupted, high performance access to enterprise and custom computing applications and databases. Quest has organized their product offerings to target application development and deployment, performance and availability, and information delivery needs of the Oracle and other open systems markets. Quest has grown to more than 1,000 people worldwide and has more than 5,000 installed customer sites.

        The initial term of the lease is forty-two (42) months which commenced on June 9, 2000 and expires on December 31, 2003. The base rent payable for the initial six months of the lease is $653,400. The annual base rent payable for the remaining portion of the initial lease term is $1,287,119. Quest has the right to extend the lease for two additional one year periods of time at an annual base rent of $1,365,126.

The Delphi Building

        The Delphi Building is a three-story office building containing approximately 107,152 rentable square feet on a 5.52 acre tract of land. Wells OP purchased the Delphi Building on June 29, 2000 for a purchase price of $19,800,000. Construction of the Delphi Building was completed in May 2000.

        The Delphi Building is located in Troy, Oakland County, Michigan, in the heart of what is generally called "Automation Alley."

        The Delphi Building is leased to Delphi Automotive Systems LLC (Delphi
LLC). Delphi LLC is a wholly owned subsidiary of Delphi Automotive Systems Corporation (Delphi), formally the Automotive Components Group of General Motors, which was spun off from General Motors in May 1999. Delphi is the world's largest automotive components supplier and sells its products to almost every major manufacturer of light vehicles in the world.

        The initial term of the Delphi lease is seven years which commenced on May 1, 2000 and expires on April 30, 2007. Delphi LLC has the right to extend the Delphi lease for two additional five year periods of time at 95% of the then current fair market rental rate. The base rent payable for the initial lease term is as follows:

     ----------------------------------------------------------------------
     Lease Year                 Annual Rent                Monthly Rent
     ----------------------------------------------------------------------
     Year 1                     $1,848,372                 $154,031
     ----------------------------------------------------------------------
     Year 2                     $1,901,948                 $158,496
     ----------------------------------------------------------------------
     Year 3                     $1,955,524                 $162,960
     ----------------------------------------------------------------------
     Year 4                     $2,009,100                 $167,425
     ----------------------------------------------------------------------
     Year 5                     $2,062,676                 $171,890
     ----------------------------------------------------------------------
     Year 6                     $2,116,252                 $176,354
     ----------------------------------------------------------------------
     Year 7                     $2,169,828                 $180,819
     ----------------------------------------------------------------------

The Avnet Building

        The Avnet Building is a two-story office building containing approximately 132,070 rentable square feet on a 9.63 acre tract of land located in Tempe, Arizona. Wells OP purchased the Avnet Building on June 12, 2000 for a purchase price of $13,250,000. Construction of the Avnet Building was completed in April 2000.

        The Avnet Building is located on a 9.63 acre tract of land within the Arizona State University Research Park. The land upon which the Avnet Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

        The Avnet Building is leased to Avnet, Inc. (Avnet). Avnet is a Fortune 300 company and one of the world's largest industrial distributors of electronic components and computer products, including microprocessors, semi-conductors and electromechanical devices, serving customers in sixty countries. Additionally, Avnet distributes a variety of computer products to consumers and resellers. Avnet sells products of more than one hundred of the world's leading component manufacturers to customers around the world.

        The initial term of the Avnet lease is ten years which commenced on May 1, 2000 and expires on April 30, 2010. Avnet has the right to extend the Avnet lease for two additional five year periods of time. The yearly rent payable for the first three years of each extension period will be at the current fair market rental rate at the end of the preceding term. The yearly rent payable for the fourth and fifth years of each extension period will be the current fair market rental rate at the end of the preceding term multiplied by a factor of 1.093.

        The base rent payable for the initial lease term is as follows:

     ----------------------------------------------------------------------
      Lease Years               Annual Rent              Monthly Rent
     ----------------------------------------------------------------------
      Years 1-3                 $1,516,164               $126,347
     ----------------------------------------------------------------------
      Years 4-6                 $1,657,479               $138,123
     ----------------------------------------------------------------------
      Years 7-10                $1,812,000               $151,000
     ----------------------------------------------------------------------

        Avnet has a right of first refusal to purchase the Avnet Building if Wells OP attempts to sell the Avnet Building during the term of the Avnet lease.

        Avnet also has an expansion option which allows Avnet the ability to expand the Avnet Building during the term of the Avnet lease. Wells OP has the option to undertake the expansion or allow Avnet to undertake the expansion at its own expense, subject to certain terms and conditions.

     The Avnet ground lease commenced on April 5, 1999 and expires on September 30, 2083. The ground lease payments required pursuant to the Avnet ground lease are as follows:

          --------------------------------------------------------------------
          Lease Years          Annual Rent
          --------------------------------------------------------------------
          Years 1-10           $230,777
          --------------------------------------------------------------------
          Years 11-20          $302,108
          --------------------------------------------------------------------
          Years 21-30          $390,223
          --------------------------------------------------------------------
          Years 31-40          10% of fair market value of land in year 30
          --------------------------------------------------------------------
          Years 41-50          Rent from year 45 plus 3% per year increase
          --------------------------------------------------------------------
          Years 51-60          Rent from year 55 plus 3% per year increase
          --------------------------------------------------------------------
          Years 61-70          10% of fair market value of land in Year 65
          --------------------------------------------------------------------
          Years 71-85          Rent from year 75 plus 3% per year increase
          --------------------------------------------------------------------

     Wells OP has the right to terminate the Avnet ground lease prior to the expiration of the 30/th/ year.

The Siemens Building

     The Siemens Building is a three-story office building containing approximately 77,054 rentable square feet on a 5.3 acre tract of land located in Troy, Michigan. The XII-REIT Joint Venture purchased the Siemens Building on May 10, 2000 for a purchase price of $14,265,000. The Siemens Building is located at 4685 Investment Drive in Troy Michigan in the heart of "Automation Alley."

     The Siemens Building is leased to Siemens Automotive Corporation (Siemens). Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world's second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers.

     The initial term of the Siemens lease is ten years which commenced on March 3, 2000 and expires on August 31, 2010. Siemens has the right to extend the Siemens lease for two additional five year periods of time at 95% of the then current fair market rental rate. The base rent payable for the initial lease term is as follows:

          --------------------------------------------------------
          Lease Year          Annual Rent         Monthly Rent
          --------------------------------------------------------
          Year 1              $1,309,918          $109,160
          --------------------------------------------------------
          Year 2              $1,342,281          $111,857
          --------------------------------------------------------
          Year 3              $1,374,643          $114,554
          --------------------------------------------------------
          Year 4              $1,407,006          $117,251
          --------------------------------------------------------
          Year 5              $1,439,369          $119,947
          --------------------------------------------------------
          Year 6              $1,471,731          $122,644
          --------------------------------------------------------
          Year 7              $1,504,094          $125,341
          --------------------------------------------------------
          Year 8              $1,536,457          $128,038
          --------------------------------------------------------
          Year 9              $1,568,819          $130,735
          --------------------------------------------------------
          Year 10 and first   $1,601,182          $133,432
          6 months of Year 11
          ---------------------------------------------------------

     Siemens has a one-time right to cancel the Siemens lease effective after the 90/th/ month of the lease term if Siemens (a) provides written notice of such cancellation on or before the last day of the 78/th/ month, and (b) pays a cancellation fee to the XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

The Motorola Tempe Building

     The Motorola Tempe Building is a two-story office building containing approximately 133,225 rentable square feet in Tempe, Arizona. Wells OP purchased the Motorola Tempe Building on March 29, 2000 for a purchase price of $16,000,000. Construction of the Motorola Tempe Building was completed in July 1998.

     The Motorola Tempe Building is located on a 12.44 acre tract of land at 8075 South River Parkway within the Arizona State University Research Park. The land upon which the Motorola Tempe Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

     The purchase of the Motorola Tempe Building was partially financed with $5,000,000 in loan proceeds provided by Ryan Companies US, Inc. as seller financing in connection with the purchase of the Motorola Tempe Building (Motorola Loan). The Motorola Loan, which is more particularly described in the "Real Estate Loans" section of the prospectus, is secured by a first mortgage against the Motorola Tempe Building.

     The Motorola Tempe Building is leased to Motorola, Inc. (Motorola). The Motorola Tempe Building is occupied by Motorola's Satellite Communications Division (SATCOM). SATCOM is a worldwide developer and manufacturer of space and ground communications equipment and systems. SATCOM is the prime contractor for the Iridium System and is primarily engaged in computer design and development functions.

     The initial term of the Motorola lease is seven years which commenced on August 17, 1998 and expires on August 31, 2005. Motorola has the right to extend the Motorola lease for four additional five-year periods of time at the then prevailing market rental rate. The rent payable under the Motorola lease, out of which Wells OP will be required to make the ground lease payments described below, is as follows:

          --------------------------------------------------------------
          Lease Years          Annual Rent               Monthly Rent
          --------------------------------------------------------------
          Years 1-4            $1,843,834                $153,653
          --------------------------------------------------------------
          Years 5-7            $2,054,329                $171,194
          --------------------------------------------------------------

     Motorola has an expansion option which allows Motorola the ability to expand the building between 21,000 and 40,000 rentable square feet with additional parking spaces to be constructed by Wells OP. Motorola must exercise its expansion right before August 17, 2001. In the event that Motorola exercises its expansion option, the rent on the expansion space will be calculated based upon a 10.5% return on costs of the expansion, including construction costs, and Wells OP will be entitled to a development fee in an amount equal to 8% of the cost of the construction of the expansion building shell.

     The Motorola ground lease commenced November 19, 1997 and expires on December 31, 2082. The ground lease payments required pursuant to the Motorola ground lease are as follows:

          ---------------------------------------------------------------
          Lease Years        Annual Rent
          ---------------------------------------------------------------
          Years 1-15         $243,825
          ---------------------------------------------------------------
          Years 16-25        $357,240
          ---------------------------------------------------------------
          Years 26-35        $466,015
          ---------------------------------------------------------------
          Years 36-45        10% of Fair Market Value of Land in year 35
          ---------------------------------------------------------------
          Years 46-55        Rent from year 45 plus 3% per year increase
          ---------------------------------------------------------------
          Years 56-65        Rent from year 55 plus 3% per year increase
          ---------------------------------------------------------------
          Years 66-75        10% of Fair Market Value in year 65
          ---------------------------------------------------------------
          Years 76-85        Rent from year 75 plus 3% per year increase
          ---------------------------------------------------------------

     Wells OP has the right to terminate the Motorola ground lease prior to the expiration of the 30th year and prior to the expiration of each subsequent ten-year period thereafter.

The ASML Building

     The ASML Building is a two-story office and warehouse building containing approximately 95,133 rentable square feet located in Tempe, Arizona. Wells OP purchased the ASML Building on March 29, 2000 for a purchase price of $17,355,000. Construction on the ASML Building was completed in June 1995.

     The ASML Building is subject to a first priority mortgage interest in favor of SouthTrust securing the SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of the prospectus.

     The ASML Building is located on a 9.51 acre tract of land at 8555 South River Parkway within the Arizona State University Research Park. The land upon which the ASML Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

     The ASML Building is leased to ASM Lithography, Inc. (ASML). ASML is a wholly-owned subsidiary of ASM Lithography Holdings NV (ASML Holdings), a Dutch multi-national corporation that supplies lithography systems used for printing integrated circuit designs onto very thin disks of silicon, commonly referred to as wafers. These systems are supplied to integrated circuit manufacturers throughout the United States, Asia, and Western Europe. ASML Holdings is 24% owned by Philips Electronics and has strategic partnerships with a number of major companies including Lucent Technologies, Applied Materials, Samsung, Hyundai and Motorola.

     The initial term of the ASML lease is 15 years which commenced on June 4, 1998 and expires on June 30, 2013. The base rent payable for the ASML Building, out of which Wells OP will be required to make the ground lease payments described below, is as follows:

         ------------------------------------------------------------
         Lease Years          Annual Rent              Monthly Rent
         ------------------------------------------------------------
         1-5                  $1,927,788               $160,649
         ------------------------------------------------------------
         6-10                 $2,130,124               $177,510
         ------------------------------------------------------------
         11-15                $2,354,021               $196,168
         ------------------------------------------------------------

     ASML has an expansion option which allows ASML the ability to expand the building into at least an additional 30,000 rentable square feet, to be constructed by Wells OP. If the expansion option exercised is for less than 30,000 square feet, Wells OP may reject the exercise at its sole discretion. In the event that ASML exercises its expansion option after the first five years of the initial lease term, such lease term will be extended to ten years from the date of such expansion.

     The ASML ground lease commenced on August 22, 1997 and expires on December 31, 2082. The ground lease payments required pursuant to the ASML ground lease are as follows:

          -----------------------------------------------------------------
          Lease Years       Annual Rent
          -----------------------------------------------------------------
          Years 1-15        $186,368
          -----------------------------------------------------------------
          Years 16-25       $273,340
          -----------------------------------------------------------------
          Years 26-35       $356,170
          -----------------------------------------------------------------
          Years 36-45       10% of Fair Market Value of Land in year 35
          -----------------------------------------------------------------
          Years 46-55       Rent from year 45 plus 3% per year increase
          -----------------------------------------------------------------

          -----------------------------------------------------------------
          Lease Years       Annual Rent
          -----------------------------------------------------------------
          Years 56-65       Rent from year 55 plus 3% per year increase
          -----------------------------------------------------------------
          Years 66-75       10% of Fair Market Value in Year 65
          -----------------------------------------------------------------
          Years 76-85       Rent from year 75 plus 3% per year increase
          -----------------------------------------------------------------

     Wells OP has the right to terminate the ASML ground lease prior to the expiration of the 30/th/ year, and prior to the expiration of each subsequent ten-year period thereafter.

The Dial Building

     The Dial Building is a two-story office building containing approximately 129,689 rentable square feet located in Scottsdale, Arizona. Wells OP purchased the Dial Building on March 29, 2000 for a purchase price of $14,250,000. Construction of the Dial Building was completed in 1997.

     The Dial Building is subject to a first priority mortgage interest in favor of SouthTrust securing the SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of the prospectus.

     The Dial Building is located at 15501 N. Dial Boulevard within the Scottsdale Airpark Development in the City of Scottsdale which is eight miles northeast of the center of Phoenix and is an integral part of metropolitan Phoenix.

     The Dial Building is leased to Dial Corporation (Dial). Dial currently has its headquarters in the Dial Building and is one of the leading consumer product manufacturers in the United States. Dial's brands include Dial soap, Purex detergents, Renuzit air fresheners, Armour canned meats, and a variety of other leading consumer products.

     The initial term of the Dial lease is 11 years which commenced on August 14, 1997 and expires on August 31, 2008. Dial has the right to extend the Dial lease for two additional five year periods of time at 95% of the then current fair market rental rate. The annual rent payable for the initial term of the Dial lease is $1,387,672.

The Metris Building

     The Metris Building is a three-story office building containing approximately 101,100 rentable square feet located in Tulsa, Oklahoma. Wells OP purchased the Metris Building on February 11, 2000 for a purchase price of $12,740,000. Construction of the Metris Building was completed on January 14, 2000.

     Wells OP borrowed $8,000,000 from an existing revolving credit facility (Metris Loan) at the time it purchased the Metris Building. The Metris Loan, which is more particularly described in the "Real Estate Loans" section of the prospectus, is secured by a first mortgage against the Metris Building.

     The Metris Building is located on a 14.6 acre tract of land located at 4848 South 129/th/ East Avenue in the Silos Corporate Center, a prominent 126 acre mixed-use park owned by State Farm Insurance Companies. The site is about 11 miles southeast of the Tulsa Commercial Business District and is bordered by the Broken Arrow Expressway, the primary east-west thoroughfare linking the suburb of Broken Arrow to downtown Tulsa.

     The Metris Building is leased to Metris Direct, Inc. (Metris). Metris is a principal subsidiary of Metris Companies Inc. (Metris Companies), a publicly traded company on the New York Stock Exchange and guarantor of the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. The company's customers and prospects include individuals for whom credit bureau information is available and existing customers of a former affiliate, Fingerhut Corporation.

     The initial term of the Metris lease is ten years which commenced on February 1, 2000 and expires on January 31, 2010. Metris has the right to extend the Metris lease for two additional five year periods of time. The base rent payable for the Metris lease is as follows:

          -----------------------------------------------------------
          Lease Years         Annual Rent               Monthly Rent
          -----------------------------------------------------------
          Years 1-5           $1,187,925                  $ 98,994
          -----------------------------------------------------------
          Years 6-10          $1,306,718                  $108,893
          -----------------------------------------------------------

     The monthly base rent payable for the renewal terms of the Metris lease shall be equal to the then current market rate based on the then existing rates for comparable space of equivalent quality in suburban Tulsa, Oklahoma taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination as of 12 months prior to commencement of the renewal term. If the parties are unable to agree upon the market rate within 11 months prior to commencement of the renewal term, the market rate shall then be determined by arbitration.

The Cinemark Building

     The Cinemark Building is a five-story office building containing approximately 118,108 rentable square feet located in Plano, Texas. Wells OP purchased the Cinemark Building on December 21, 1999 for a purchase price of $21,800,000. Construction of the Cinemark Building was completed in September 1999.

     The Cinemark Building is subject to a first priority mortgage interest in favor of SouthTrust securing the SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of the prospectus.

     The Cinemark Building is located on a 3.52-acre tract of land located at 3900 Dallas Parkway in Plano, Texas. The site is in a good location with quick access to and visibility from the toll road. The City of Plano is located approximately 20 miles north of downtown Dallas and is the largest city in Collin County with a population of nearly 200,000 people.

     The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 66,024 rentable square feet of the Cinemark Building, and The Coca-Cola Company (Coca-
Cola) occupies the remaining 52,084 rentable square feet of the Cinemark
Building.

     Cinemark, a privately owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico and Peru.

     The initial term of the Cinemark lease is ten years which commenced on December 21, 1999 and expires on December 20, 2009. Cinemark has the right to extend the Cinemark lease for two additional five year periods of time. The base rent payable for the Cinemark lease and first renewal term is as follows:

          ------------------------------------------------------------
          Lease Years       Annual Rent               Monthly Rent
          ------------------------------------------------------------
          Years 1-7         $1,366,491                  $113,874
          ------------------------------------------------------------
          Years 8-10        $1,481,738                  $123,478
          ------------------------------------------------------------
          Years 11-15       $1,567,349                  $130,612
          ------------------------------------------------------------

     The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then current market rate based on the then existing rates for comparable space of equivalent quality in Plano, Texas taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination. If the parties are unable to agree upon the market rate within 15 business days after receipt of the renewal notice, each party shall appoint a real estate appraiser to determine the market rate. If the two appraisers cannot agree upon the market rate within 15 days of the commencement of their deliberation, they shall appoint a third appraiser. The market rate shall then be determined by the agreement of any two of the appraisers or the average of the two closest rates if two appraisers cannot agree.

     Cinemark shall have a right of first refusal to lease any of the remaining rentable area of the Cinemark Building which subsequently becomes vacant and in which Wells OP receives or makes an acceptable offer or proposal to lease such vacant space to a bona fide third party. Wells OP shall offer to Cinemark in writing the right to include the vacant space under its lease at the rental rate set forth in the third party offer. Cinemark shall then have 15 days to exercise this right of first refusal.

     Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company's flagship brand, and over 160 other soft drink brands in nearly 200 countries around the world.

     The initial term of the Coca-Cola lease is seven years which commenced on December 1, 1999 and expires on November 30, 2006. The base rent payable for the Coca-Cola lease term is as follows:

          --------------------------------------------------------
          Lease Year        Annual Rent           Monthly Rent
          --------------------------------------------------------
          Year 1            $1,250,016            $104,168
          --------------------------------------------------------
          Year 2            $1,302,100            $108,508
          --------------------------------------------------------
          Year 3            $1,354,184            $112,848
          --------------------------------------------------------
          Year 4            $1,406,268            $117,189
          --------------------------------------------------------
          Year 5            $1,458,352            $121,529
          --------------------------------------------------------
          Year 6            $1,510,436            $125,870
          --------------------------------------------------------
          Year 7            $1,562,520            $130,210
          --------------------------------------------------------

     Coca-Cola has the right to extend the lease for two additional five year periods of time upon 240 days advance notice prior to the end of the term. Within 30 days of the delivery of the renewal notice by Coca-Cola, Wells OP shall deliver a rental notice to Coca-Cola stating the base rent payable during the renewal term, which base rent shall be based upon the prevailing rental rates for space of similar quality, size, utility, location, length of renewal term and credit standing of the tenant. Coca-Cola must then notify Wells OP of its intent to renew the lease on such terms within 30 days of delivery of the rental notice by Wells OP.

The Gartner Building

     The Gartner Building is a two-story office building containing approximately 62,400 rentable square feet located in Fort Myers, Florida. The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. Construction of the Gartner Building was completed in 1998.

     The site is a 4.9 acre tract of land within the Gateway development at 12600 Gateway Boulevard. Gateway is a mixed use development with over 3,000 acres planned for residential purposes and over 800 acres planned for commercial purposes. Sony Electronics and Ford Motor Credit Company are two of the commercial tenants in this development.

     The Gartner Building is currently leased to The Gartner Group, Inc. (Gartner). The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner, which was founded in 1979, is one of the world's leading independent providers of research and analysis related to information and technology solutions. Gartner serves as a consultant to business clients for their information technology purchasing decisions. Gartner has over 80 locations worldwide and over 12,000 clients.

     The initial term of the Gartner lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the lease for two additional five year periods of time. The base rent payable for the remainder of the lease term is as follows:

          -------------------------------------------------------
          Lease Year         Annual Rent             Monthly Rent
          -------------------------------------------------------
          Year 3               $790,642                $65,887
          -------------------------------------------------------
          Year 4               $810,408                $67,534
          -------------------------------------------------------
          Year 5               $830,668                $69,222
          -------------------------------------------------------
          Year 6               $851,435                $70,953
          -------------------------------------------------------
          Year 7               $872,721                $72,727
          -------------------------------------------------------
          Year 8               $894,539                $74,545
          -------------------------------------------------------
          Year 9               $916,902                $76,409
          -------------------------------------------------------
          Year 10              $939,825                $78,319
          -------------------------------------------------------

     The monthly base rent payable for each extended term of the lease will be equal to the lesser of (i) the prior rate increased by 2.5%, or (ii) 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size and conditions in comparable office buildings in the Fort Myers area.

     Gartner also has two expansion options for additional buildings under the Gartner lease. The two option plans are described in the lease as the "Small Option Building" and the "Large Option Building".

     The "Small Option Building" and the "Large Option Building" expansion options allow Gartner the ability to expand into separate, free standing facilities of 30,000 to 32,000 rentable square feet and 60,000 to 75,000 rentable square feet respectively. Gartner may exercise its rights for either expansion option by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises either expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

The Marconi Building

     The Marconi Building (formerly known as the Viedojet Building) is a two-story office, assembly and manufacturing building containing approximately 250,354 rentable square located in Wood Dale, Illinois. Wells OP purchased the Marconi Building on September 10, 1999 for a purchase price of $32,630,940. Construction of the Marconi Building was completed in 1991.

     The site is a 15.3 acre tract of land located within the Chancellory Business Park which is adjacent to the western entrance to O'Hare International Airport. The site is also situated very convenient to most of Chicago's major interstates, including the Elgin/O'Hare Expressway which, when finished, will extend along Thorndale Road adjacent to the main entrance to the Chancellory Business Park. The Chancellory Business Park consists of good quality office, manufacturing and warehouse buildings mostly occupied by national tenants such as Sony, Mitsubishi, NEC Minolta and United Airlines.

     The Marconi Building is leased to Marconi Data Systems, Inc. (formerly known as Videojet Systems International, Inc. until a December 1999 name change). Marconi Data Systems, Inc. (Marconi) is the world's leading producer of state-of-the-art industrial ink jet marking and coding products. Marconi manufactures and distributes industrial ink jet printers, digital imaging systems, laser coding systems, inks and fluids to customers worldwide. The Marconi lease is guaranteed by GEC Incorporated, a Delaware corporation which is a wholly-owned subsidiary of Marconi, p.l.c. (formerly known as General Electric Company, p.l.c.), a publicly traded United Kingdom corporation that ranks among the largest electronic system and equipment manufacturers in the world.

     The initial term of the Marconi lease is 20 years which commenced in November 1991 and expires in November 2011. Marconi has the right to extend the Marconi lease for one additional five year period of time. The base rent payable for the remainder of the lease term is as follows:

          -----------------------------------------------------------------
          Lease Years               Annual Rent               Monthly Rent
          -----------------------------------------------------------------
          Year 9-10                 $2,838,952                $236,579
          -----------------------------------------------------------------
          Years 11-20               $3,376,746                $281,396
          -----------------------------------------------------------------
          Extension Term            $4,667,439                $388,953
          -----------------------------------------------------------------

The Johnson Matthey Building

     The Johnson Matthey Building is a 130,000 square foot research and development, office and warehouse building. The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building was first constructed in 1973 as a multi-tenant facility and it was subsequently converted into a single-tenant facility in 1998.

     The site consists of a 10.0 acre tract of land located at 434-436 Devon Park Drive in Tredyffrin Township, Chester County, Pennsylvania. The site is located along the Route 202 "high tech" corridor close to King of Prussia and is considered a suburb of Philadelphia. The site is within five minutes of Route 422, the Pennsylvania Turnpike and Interstate 76.

     The Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). Johnson Matthey is a wholly owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC applies the latest technology to add value to precious metals and other specialized materials. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people.

     Johnson Matthey is one of the parent company's primary operating companies in the U.S. and includes the Catalytic Systems Division (CSD). The CSD is the world's leading supplier of catalytic converters for automotive exhaust emission and air pollution control. In addition, Johnson Matthey is the largest U.S. supplier of diesel catalytic converters, which enable customers to meet constantly tightening regulatory requirements.

     The lease term of the Johnson Matthey lease is ten years which commenced in July 1998 and expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three year periods of time. The base rent payable under the Johnson Matthey lease for the remainder of the lease term is as follows:

          ---------------------------------------------------------------
          Lease Year            Annual Rent                Monthly Rent
          ---------------------------------------------------------------
          Year 3                $789,750                   $65,813
          ---------------------------------------------------------------
          Year 4                $809,250                   $67,438
          ---------------------------------------------------------------
          Year 5                $828,750                   $69,063
          ---------------------------------------------------------------
          Year 6                $854,750                   $71,229
          ---------------------------------------------------------------
          Year 7                $874,250                   $72,854
          ---------------------------------------------------------------
          Year 8                $897,000                   $74,750
          ---------------------------------------------------------------
          Year 9                $916,500                   $76,375
          ---------------------------------------------------------------
          Year 10               $939,250                   $78,271
          ---------------------------------------------------------------

     The monthly base rent payable for each extension term will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area. If the parties cannot agree upon the fair market rent, the matter shall be submitted to arbitration.

     Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The XI-XII-REIT Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises its right of first refusal, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

The Alstom Power Building

     The Alstom Power Building (formerly known as the ABB Richmond Building) is a four-story brick office building containing 102,000 gross square feet located in Midlothian, Virginia. Wells REIT, LLC - VA I (Wells LLC VA), a limited liability company wholly owned by Wells OP, purchased a 7.49 acre tract of land on July 22, 1999 for a purchase price of $936,250. Wells LLC VA completed construction of the Alstom Power Building in July 2000 at an aggregate cost of approximately $11,400,000, including the cost of the land.

     Wells OP obtained a construction loan (Alstom Power Loan) from SouthTrust Bank, N.A. in the maximum principal amount of $9,280,000, the proceeds of which was used to fund the development and construction of the Alstom Power Building. The Alstom Power Loan, which is more specifically detailed in the "Real Estate Loans" section of the Prospectus, is secured by a pledge of the real estate, an assignment of the landlord's interest in the Alstom Power lease and a $4,000,000 letter of credit issued by Unibank.

     The Alstom Power Building is part of a 250-acre office park in the Clover Hill District of Chesterfield County, one of the fastest growing counties in Virginia. Midlothian is located approximately nine miles southwest of the Richmond central business district.

     The Alstom Power Building is leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999, merger between ABB Power Generation, Inc. (ABB Power) and ABB Alstom Power, Inc. As of June 22, 2000, ABB Alstom Power, Inc. changed its name to Alstom Power, Inc. ABB Power was a subsidiary of Asea Brown Boveri, Inc., a large multi-national engineering and construction company headquartered in Switzerland.

     The initial term of the Alstom Power lease is seven years which commenced on July 24, 2000 and expires on July 23, 2007. Alstom Power has the right to extend the lease for two additional five year periods of time. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration of the then-current lease term. The base rent payable under the Alstom Power lease will be as follows:

          ------------------------------------------------------------------
          Lease Year              Annual Rent                 Monthly Rent
          ------------------------------------------------------------------
          Year 1                  $1,183,731                  $ 98,644
          ------------------------------------------------------------------
          Year 2                  $1,213,324                  $101,110
          ------------------------------------------------------------------
          Year 3                  $1,243,657                  $103,638
          ------------------------------------------------------------------
          Year 4                  $1,274,748                  $106,229
          ------------------------------------------------------------------
          Year 5                  $1,306,618                  $108,885
          ------------------------------------------------------------------
          Year 6                  $1,339,283                  $111,607
          ------------------------------------------------------------------
          Year 7                  $1,372,765                  $114,397
          ------------------------------------------------------------------

     The monthly base rent payable for each extended term of the Alstom Power lease will be equal to the "Market Rate" for new leases of office space in that portion of the Richmond, Virginia market that is located south of the James River and west of I-95 for space similar to the premises. In the event the parties are unable to agree upon the Market Rate, then each party shall appoint a real estate appraiser. If the appraisers are unable to agree upon the Market Rate, they shall appoint a third appraiser and each shall make a determination of the Market Rate. The appraisal that is farthest from the middle appraisal shall be disregarded and the remaining two appraisals shall be averaged to establish the Market Rate.

     Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the third anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to eight times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the third anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that Alstom Power exercises its termination option as of the third anniversary of the rental commencement date, Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the fifth anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the fifth anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that Alstom Power does not exercise its termination option as of the third anniversary of the rental commencement date, Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least nine months in advance of the fifth anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

The Sprint Building

     The Sprint Building is a three-story office building with approximately 68,900 rentable square feet. The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. Construction of the Sprint Building was completed in 1992.

     The Sprint Building is located on a 7.1 acre tract of land located adjacent to the Leawood Country Club in Leawood, Kansas near the affluent Overland Park suburb of Kansas City. The site is within walking distance of Ward Parkway Mall and is convenient to downtown Kansas City and I-435, the interstate loop around Kansas City.

     The Sprint Building is leased to Sprint Communications Company L.P. (Sprint). Sprint is the nation's third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks.

     The initial term of the Sprint lease is ten years which commenced on May 19, 1997 and expires in May 2007, subject to Sprint's right to extend the lease for two additional five year periods of time. The monthly base rent payable under the Sprint lease is $83,254 through May 18, 2002 and $91,867 for the remainder of the lease term. The monthly base rent payable for each extended term of the Sprint lease will be equal to 95% of the then-current market rate for comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas. If the parties are unable to agree upon the current market rate within 30 days of the date negotiations begin, the current market rate shall be determined by three licensed real estate brokers, one of which will be selected by Sprint, one of which will be selected by the XI-XII-REIT Joint Venture and the final appraiser will be selected by the two appraisers previously selected.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

     Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two expansion phases. Sprint's expansion rights involve building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion space.

     Sprint must give written notice to the XI-XII-REIT Joint Venture of its election to exercise each expansion option at least 270 days prior to the date Sprint will require delivery of the expansion space.

     If Sprint exercises either expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     The base rental per square foot for the expansion space shall be determined by the XI-XII-REIT Joint Venture taking into consideration the value of the joint venture's work related to such expansion space and the base rental rate increase per square foot applicable at the end of year five of the lease term. The expansion space base rental rate shall be presented to Sprint no later than 45 days after delivery to the XI-XII-REIT Joint Venture of each expansion notice. In no event shall such rental rate be greater than the base rental rate for the Sprint Building as of the date of the expansion space commencement date.

The EYBL CarTex Building

     The EYBL CarTex Building is a manufacturing and office building consisting of a total of 169,510 square feet located in Greenville, South Carolina. The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000. Construction of the EYBL CarTex Building was originally completed in the early 1980s and an addition was completed in 1989.

     The EYBL CarTex Building is located on an 11.9 acre tract of land at 111 SouthChase Boulevard in the SouthChase Industrial Park, which is located adjacent to I-385 in southwest Greenville, South Carolina.

     The EYBL CarTex Building is leased to EYBL CarTex, Inc. (EYBL CarTex). EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. It has plants in Austria, Germany, Hungary, Slovakia, Brazil and the United States.

     The initial term of the EYBL CarTex lease is ten years which commenced on March 1, 1998 and expires in February 2008, subject to EYBL CarTex's right to extend the lease for two additional five year periods of time. The base rent payable under the EYBL CarTex lease for the remainder of the lease term shall be as follows:

          ----------------------------------------------------------------
          Lease Year             Annual Rent                Monthly Rent
          ----------------------------------------------------------------
          Year 3                 $508,530                   $42,378
          ----------------------------------------------------------------
          Year 4                 $508,530                   $42,378
          ----------------------------------------------------------------
          Year 5                 $550,908                   $45,909
          ----------------------------------------------------------------
          Year 6                 $550,908                   $45,909
          ----------------------------------------------------------------
          Year 7                 $593,285                   $49,440
          ----------------------------------------------------------------
          Year 8                 $593,285                   $49,440
          ----------------------------------------------------------------
          Year 9                 $610,236                   $50,853
          ----------------------------------------------------------------
          Year 10                $610,236                   $50,853
          ----------------------------------------------------------------

     The monthly base rent payable for each extended term of the lease will be equal to the fair market rent as submitted by the landlord. If the tenant does not agree to the proposed rent by the landlord for the extension term, tenant may require the fair market rent be determined by three appraisers, one of which will be selected by the tenant, one by the landlord and the final appraiser shall be selected by the first two appraisers.

     Under the lease, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. Within 30 days after landlord receives notice of tenant's intent to exercise its purchase option, landlord shall submit a proposed purchase price for the EYBL CarTex Building based upon its good faith estimate of the fair market value of the building. If tenant does not agree to the purchase price, tenant may require that the purchase price be established by three appraisers, one of which will be selected by the tenant, one of which will be selected by the landlord and the final appraiser shall be selected by the first two appraisers. In no event, however, will the purchase price under the purchase option be less than $5,500,000.

The Matsushita Building

     The Matsushita Building is a two-story office building containing 150,000 rentable square feet. Wells OP purchased an 8.8 acre tract of land on March 15, 1999, for a purchase price of $4,450,230. Wells OP completed construction of the Matsushita Building on January 4, 2000 at an aggregate cost of approximately $18,400,000, including the cost of the land.

     Wells OP obtained a construction loan (Matsushita Loan) from Bank of America, N.A. in the maximum principal amount of $15,375,000, the proceeds of which was used to fund the development and construction of the Matsushita Building. The Matsushita Loan, which is more specifically detailed in the "Real Estate Loans" section of the prospectus, is secured by a first priority mortgage against the Matsushita Building.

     The site is located in the Pacific Commercentre, which is a 33 acre master-planned business park positioned near the Irvine Spectrum in the heart of Southern California's Technology Coast. Pacific Commercentre is a nine building complex featuring office, technology, and light manufacturing uses, and is located in the city of Lake Forest in Southern Orange County.

     The Matsushita Building is leased to Matsushita Avionics Systems Corporation (Matsushita Avionics). Matsushita Avionics is a wholly owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Avionics manufactures and sells audio-visual products to the airline industry for passenger use in airplanes. Matsushita Electric is a wholly-owned subsidiary of Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company which is the world's largest consumer electronics manufacturer. Matsushita Electric has guaranteed the obligations of Matsushita Avionics under the Matsushita lease.

     The initial term of the Matsushita lease is seven years which commenced on January 4, 2000 and expires in January 2007. Matsushita Avionics has the option to extend the initial term of the Matsushita lease for two successive five-year periods. Each extension option must be exercised not more than 19 months and not less than 15 months prior to the expiration of the then-current lease term. The base rent payable under the Matsushita lease shall be as follows:

          ------------------------------------------------------------------
          Lease Years              Annual Rent               Monthly Rent
          ------------------------------------------------------------------
          Years 1-2                $1,830,000                $152,500
          ------------------------------------------------------------------
          Years 3-4                $1,947,120                $162,260
          ------------------------------------------------------------------
          Years 5-6                $2,064,240                $172,020
          ------------------------------------------------------------------
          Year 7                   $2,181,360                $181,780
          ------------------------------------------------------------------

     The monthly base rent payable during the option term shall be 95% of the stated rental rate at which, as of the commencement of the option term, tenants are leasing non-expansion, non-affiliated, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Matsushita project for a term of five years in the Lake Forest and Irvine area of Southern California. The monthly base rent during the option term shall be adjusted upward during the option term at the beginning of the 24/th/ and 48/th/ month of each option term by an amount equal to 6% of the monthly base rent payable immediately preceding such period. Within 30 days of tenant providing written notice of its intent to exercise a renewal option, Wells OP shall deliver to Matsushita Avionics notice containing the proposed rent for the option term. If, after reasonable good faith efforts, landlord and tenant are unable to agree upon the option rent before the 13/th/ month prior to the expiration of the appropriate lease term, option rent shall be determined by arbitration.

The AT&T Building

     The AT&T Building (formerly known as the Vanguard Building) is a four-story office building containing approximately 81,859 rentable square feet located in Harrisburg, Pennsylvania. Wells OP purchased the AT&T Building on February 4, 1999 for a purchase price of $12,291,200. Construction of the AT&T Building was completed in November 1998.

     Wells OP obtained a loan from Bank of America, N.A. (BOA Loan) in connection with its original purchase of the AT&T Building. The BOA Loan, which is more particularly described in the "Real Estate Loans" section of the prospectus, is secured in part by a first mortgage against the AT&T Building.

     The AT&T Building is located on 10.5 acres of land in Commerce Park, which is located in the Lower Paxton Township, a planned business park, at the intersection of Progress Avenue and Interstate Drive just off of the Progress Avenue exit of Interstate 81.

     The AT&T Building is leased to Pennsylvania Cellular Telephone Corp. (Pennsylvania Telephone), a subsidiary of Vanguard Cellular Systems, Inc. (Vanguard Cellular), and the obligations of Pennsylvania Telephone under the Vanguard Cellular lease are guaranteed by Vanguard Cellular. Vanguard Cellular is an independent operator of cellular telephone systems in the United States with over 664,000 subscribers located in 26 markets in the Mid-Atlantic, Ohio Valley and New England regions of the United States. Vanguard Cellular markets its wireless products and services under the name CellularOne, a nationally recognized brand name partially owned by Vanguard Cellular. Vanguard Cellular operates primarily in suburban and rural areas that are close in proximity to major urban areas, which it believes affords several advantages over its traditional urban competitors, including (1) greater network capacity, (2) greater roaming revenue opportunities, (3) lower distribution costs, and (4) higher barriers to entry by competitors.

     On May 3, 1999, Vanguard Cellular was merged with and became a wholly-owned subsidiary of AT&T Corp.

     The initial term of the Vanguard Cellular lease is ten years which commenced on November 16, 1998 and expires in November 2007. Vanguard has the option to extend the initial term of the Vanguard Cellular lease for three additional five year periods and one additional four year and 11 month period. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then-current lease term. The following table summarizes the annual base rent payable during the remainder of the initial term of the Vanguard Cellular lease:

          ----------------------------------------------------------------
          Lease Year               Annual Rent              Monthly Rent
          ----------------------------------------------------------------
          Year 3                   $1,416,221                 $118,018
          ----------------------------------------------------------------
          Year 4                   $1,442,116                 $120,176
          ----------------------------------------------------------------
          Year 5                   $1,468,529                 $122,377
          ----------------------------------------------------------------
          Year 6                   $1,374,011                 $114,501
          ----------------------------------------------------------------
          Year 7                   $1,401,491                 $116,791
          ----------------------------------------------------------------
          Year 8                   $1,429,521                 $119,127
          ----------------------------------------------------------------
          Year 9                   $1,458,111                 $121,509
          ----------------------------------------------------------------
          Year 10                  $1,487,274                 $123,939
          ----------------------------------------------------------------

     The annual base rent for each extended term under the lease will be equal to 93% of the "fair market rent" determined either (1) as agreed upon by the parties, or (2) as determined by appraisal pursuant to the terms and conditions of the Vanguard Cellular lease. The fair market rent shall be multiplied by the "fair market escalator" (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. If the fair market rent is to be determined by appraisal, both the landlord and the tenant shall designate an independent appraiser, and both appraisers shall mutually designate a third appraiser. After their appointment, the appraisers shall determine the fair market rent and the fair market escalator by submitting independent appraisals. The fair market rent and fair market escalator shall be deemed to be the middle appraisal of the three submitted.

     In addition, the Vanguard Cellular lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Vanguard Cellular lease.

     Within 60 days after Wells OP's receipt of the expansion notice, Wells OP shall consult with Pennsylvania Telephone concerning Pennsylvania Telephone's specific requirements with regard to the expansion improvements and, within such 60 day period, Wells OP shall notify Pennsylvania Telephone in writing of the total estimated expansion costs to be incurred in planning and constructing the expansion improvements. Within 60 days after Pennsylvania Telephone receives Wells OP's written notification of the costs for the expansion improvements, Pennsylvania Telephone shall notify Wells OP in writing either (1) that Pennsylvania Telephone authorizes Wells OP to proceed with the construction of the expansion improvements, (2) that Pennsylvania Telephone intends to submit revised specifications within 60 days to reduce the estimated costs of the expansion improvements to an amount satisfactory to Pennsylvania Telephone, or
(3) that Pennsylvania Telephone elects not to expand the premises. If Pennsylvania Telephone fails to deliver its notice to proceed within the above mentioned 60 day period, then Pennsylvania Telephone shall be deemed to have elected not to expand.

     If Pennsylvania Telephone delivers its notice to proceed with the expansion improvements, Pennsylvania Telephone shall be deemed to have exercised its option for such full or partial renewal terms such that, as of the date of substantial completion of the expansion improvements, the remaining lease term shall be ten years from such date of substantial completion. Pennsylvania Telephone shall continue to have the right to exercise its option for any of the renewal terms discussed above which remain beyond the ten year additional term; provided that, if the remaining portion of a renewal term after the ten year extension shall be less than one year, then the ten year term shall be further extended to include the remaining portion of the renewal term which is less than one year.

     The annual base rent for the expansion improvements for the first twelve months shall be equal to the product of (a) the expansion costs, multiplied by
(b) a factor of 1.07, multiplied by (c) the greater of (X) 10.50%, or (Y) an annual interest rate equal to 375 basis points in excess of the ten year United States Treasury Note Rate then most recently announced by the United States Treasury as of the commencement date of the expansion improvements. Thereafter, the annual base rent for the expansion improvements shall be increased annually by the lesser of (1) 5%, or (2) 75% of the percentage by which the United States, Bureau of Labor Statistics, Consumer Price Index for All Items - All Urban Wage Earners and Clerical Workers for the Philadelphia Area published nearest to the expiration date of each 12 month period subsequent to the expansion commencement date is greater than the CPI Index most recently published prior to the commencement date.

The PwC Building

     The PwC Building is a four-story office building containing approximately 130,090 rentable square feet located in Tampa, Florida. Wells OP purchased the PwC Building on December 31, 1998 for a purchase price of $21,127,854. Construction of the PwC Building was completed in 1998.

     Wells OP purchased the PwC Building subject to a loan from SouthTrust Bank, N.A. (SouthTrust Loan). The SouthTrust Loan, which is more particularly described in the "Real Estate Loans" section of the prospectus, is secured by a first mortgage against the PwC Building.

     The PwC Building is located on approximately 9 acres of land located in Sunforest Business Park between Eisenhower Boulevard and George Road approximately 1,250 feet south of West Hillsborough Avenue. The Sunforest Business Park is located in the Westshore Business District, which is a suburban business center surrounding Tampa International Airport.

     The PwC Building is leased to PricewaterhouseCoopers (PwC). PwC provides a full range of business advisory services to leading global, national and local companies and to public institutions. These services include audit, accounting and tax advice; management, information technology and human resource consulting; financial advisory services including mergers and acquisitions, business recovery, project finance and litigation support; business process outsourcing services; and legal advice through a global network of affiliated law firms. PwC employs more than 140,000 people in 152 countries.

     The initial term of the PwC lease is ten years which commenced on December 28, 1998 and expires in December 2008, subject to PwC's right to extend the lease for two additional five year periods of time. The annual base rent payable under the PwC lease is $1,973,213 ($15.17 per square foot) payable in equal monthly installments of $164,434 during 2000. The base rent escalates at the rate of 3% per year throughout the ten year lease term. In addition, PwC is required to pay a "reserve" of $13,009 ($.10 per square foot) as additional rent.

     The annual base rent for each renewal term under the lease will be equal to the greater of (a) 90% of the "market rent rate" for such space multiplied by the rentable area of the leased premises, or (b) 100% of the base rent paid during the last lease year of the initial term, or the then-current renewal term, as the case may be. If the base rent for the first lease year under the renewal term is determined pursuant to clause (a) above, then the base rent for each lease year of such renewal term after the first lease year shall be 103% of the base rent for the immediately preceding lease year. If the base rent for the first lease year of a renewal term is determined pursuant to clause (b) above, then there shall be no escalation of the base rent until such time that the total base rent paid during the renewal term is equal to the total base rent that would have been paid during such renewal term if the base rent had been determined pursuant to clause (a) above; and thereafter, the base rent for each subsequent lease year of such renewal term shall be 103% of the base rent for the immediately preceding lease year.

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

     The "market rent rate" under the PwC lease shall be determined by agreement of the parties within 30 days after the date on which PwC delivers its notice of renewal. If Wells OP and PwC are unable to reach agreement on the market rent rate within said 30 day period, then each party shall simultaneously submit to the other in a sealed envelope its good faith estimate of the market rent rate within seven days of expiration of the 30 day period. If the higher of such estimates is not more than 105% of the lower of such estimates then the market rent rate shall be the average of the two estimates. Otherwise, within five days either party may request in writing to resolve the dispute by arbitration. The "market rate rent" shall be based upon the fair market rent then being charged by landlords under new leases of office space in the Westshore Business District for similar space in a building of comparable quality with comparable amenities.

     In addition, the PwC lease contains an option to expand the premises to include a second three or four-story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PwC, will require Wells OP to expend funds necessary to construct the expansion building. PwC may exercise its expansion option by delivering written notice to Wells OP at any time between the 60th day after the rental commencement date and the expiration of the initial term of the lease. If PwC for any reason fails to deliver the expansion notice on or prior to the last day of the initial term, the expansion option shall automatically expire. Upon PwC's delivery of the expansion notice and commencement of construction of the improvements by Wells OP, the term of the lease shall automatically be extended for an additional period of ten years from the date of substantial completion of the expansion building, without further action by either PwC or Wells OP. During the first five lease years of the initial term, Wells OP shall be obligated to construct the expansion building if PwC delivers the expansion notice. Wells OP and PwC have agreed that Wells OP shall not be required to construct the expansion building, however, if PwC delivers the expansion notice after the end of the fifth lease year and, following delivery of such expansion notice, Wells OP determines not to construct the expansion building based upon the base rent it would receive for the expansion building. If Wells OP notifies PwC in writing of such determination within 30 days after Wells OP's receipt of the expansion notice, PwC shall have the right to exercise its option to purchase the PwC building.

     If PwC elects to exercise its expansion option, in addition to the construction of a second building which is of a quality equal to or better than the PwC building, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. Wells OP agrees to fund the cost of the design, development and construction of the expansion building up to a maximum of $150.00 per square foot of rentable area, as increased by increases in the Consumer Price Index between the rental commencement date and the date of expansion notice. PwC shall be responsible for the payment of any costs of the expansion building in excess of the maximum expansion cost.

     The base rent per square foot of rentable area payable for the expansion building in the first lease year of such building shall be an amount equal to the product of (a) the expansion building cost per square foot of rentable area multiplied by (b) the sum of 300 basis points plus the weekly average yield on United States Treasury Obligations, amortized on an annual basis over a period of 20 years. The base rent for each subsequent lease year shall be 103% of the base rent for the immediately preceding lease year.

     In the event that PwC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PwC lease, PwC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PwC properly exercises its purchase option, PwC must simultaneously deliver a deposit in the amount of $50,000. The purchase price for the PwC Building pursuant to the purchase option shall be equal to (a) the average of the monthly base rent for each month remaining in the initial

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term as of the closing date on the Purchase Option multiplied by 12, and (b)
such average annual base rent shall be multiplied by 11.

The Fairchild Building

     The Fairchild Building is a two-story manufacturing and office building with 58,424 rentable square feet located in Fremont, Alameda County, California. The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. Construction of the Fairchild Building was completed in 1985.

     The Fairchild Building is located on approximately 3 acres at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California.

     The Fairchild Building is leased to Fairchild Technologies U.S.A., Inc. (Fairchild). Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

     Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp.

     The initial term of the Fairchild lease is seven years which commenced on December 1, 1997 and expires in November 2004, subject to Fairchild's right to extend the Fairchild lease for an additional five year period. The base rent payable under the remainder of the Fairchild lease is as follows:

          --------------------------------------------------------------
          Year                Annual Rent                 Monthly Rent
          --------------------------------------------------------------
          Year 4              $867,324                    $72,277
          --------------------------------------------------------------
          Year 5              $893,340                    $74,445
          --------------------------------------------------------------
          Year 6              $920,136                    $76,678
          --------------------------------------------------------------
          Year 7              $947,736                    $78,978
          --------------------------------------------------------------

     The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement.

The Cort Furniture Building

     The Cort Furniture Building is a one-story office, showroom and warehouse building with 52,000 rentable square feet located in Fountain Valley, California. The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. Construction of the Cort Furniture Building was completed in 1975.

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     The Cort Furniture Building is located on two parcels of land totaling approximately 3.6 acres at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405.

     The Cort Furniture Building is leased to Cort Furniture Rental Corporation
(Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. Cort is a wholly-owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ (Cort Business Services). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia and includes 119 rental showrooms. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services.

     The initial term of the Cort lease is 15 years which commenced on November 1, 1988 and expires in October 2003. Cort has an option to extend the Cort lease for an additional five year period of time. The monthly base rent payable under the Cort lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value.

The Iomega Building

     The Iomega Building is a warehouse and office building with 108,000 rentable square feet located in Ogden City, Utah. Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and contributed the Iomega Building to the IX-X-XI-REIT Joint Venture on July 1, 1998.

     The Iomega Building is located on an approximately 8 acre tract of land at 2976 South Commerce Way in the Ogden Commercial and Industrial Park, which is one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district.

     The Iomega Building is leased to Iomega Corporation (Iomega). Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges.

     The initial term of the Iomega lease is ten years which commenced on August 1, 1996 and expires in July 2006. In March 1999, the IX-X-XI-REIT Joint Venture acquired an adjacent parcel of land and constructed additional parking at the site at an aggregate cost of $874,625. As a result, Iomega increased its monthly base rent and extended the term of its lease until April 30, 2009. The Iomega lease contains no further extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building. The monthly base rent payable under the Iomega lease is $54,989. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or

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by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term.

The Interlocken Building

     The Interlocken Building is a three-story multi-tenant office building with 51,974 rentable square feet located in Broomfield, Colorado. The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. Construction of the Interlocken Building was completed in December 1996.

     The Interlocken Building is located on a 5.1 acre tract of land in the Interlocken Business Park on Highway 36, the Boulder-Denver Turnpike, which is the main thoroughfare between Boulder and Denver. The Interlocken Building is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The Interlocken Building is currently leased as follows:

          ---------------------------------------------------------------
          Floor          Tenant                        Rentable Sq. Ft.
          ---------------------------------------------------------------
          1              Multiple                      15,599
          ---------------------------------------------------------------
          2              ODS Technologies, L.P.        17,146
          ---------------------------------------------------------------
          3              GAIAM, Inc.                   19,229
          ---------------------------------------------------------------

     The entire third floor of the Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to GAIAM, Inc. (GAIAM). GAIAM, formerly known as Transecom, Inc., is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. GAIAM was founded in 1988 and currently employs approximately 60 people.

     The GAIAM lease currently expires in October 2001, subject to GAIAM's right to extend for one additional term of five years upon 180 days' notice. The monthly base rent payable under the GAIAM lease is approximately $26,150 for the initial term of the lease. In accordance with the GAIAM lease, Golden Rule, Inc., an affiliate of GAIAM, occupies 6,621 rentable square feet of the third floor. GAIAM guarantees the entire payment due under the GAIAM lease. GAIAM also leases 1,510 rentable square feet on the first floor. The base rent payable for this space for the remainder of the lease term is as follows:

          -------------------------------------------------------------
          Year                Annual Rent                Monthly Rent
          -------------------------------------------------------------
          Year 2              $25,800                    $2,150
          -------------------------------------------------------------
          Year 3              $26,400                    $2,200
          -------------------------------------------------------------

     GAIAM currently subleases 2,910 rentable square feet on the first floor from TECWorks, Inc./Enterprise Bank. The monthly base rent payable for this space is $4,001.

     The entire second floor of the Interlocken Building containing 17,146 rentable square feet (34% of total rentable square feet) is currently under lease to ODS Technologies, L.P. (ODS). ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS relocated its business to the Interlocken Building.

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

     The ODS lease expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice. The base rent payable for the remainder of the ODS lease is as follows:

          ---------------------------------------------------------------
          Year                     Annual Rent             Monthly Rent
          ---------------------------------------------------------------
          Year 2                   $277,200                $23,100
          ---------------------------------------------------------------
          Year 3                   $282,600                $23,550
          ---------------------------------------------------------------
          Year 4                   $288,600                $24,050
          ---------------------------------------------------------------
          Year 5                   $294,600                $24,550
          ---------------------------------------------------------------

     The rental payments to be made by the tenant under the ODS lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease.

     The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants, in addition to GAIAM, whose leases expire in 2002. The aggregate monthly base rent payable under these leases for 2000 is approximately $20,308.

The Ohmeda Building

     The Ohmeda Building is a two-story office building with approximately 106,750 rentable square feet located in Louisville, Colorado. The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. Construction of the Ohmeda Building was completed in January 1988.

     The Ohmeda Building is located on a 15 acre tract of land in the Centennial Valley Business Park approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver. The Ohmeda Building is situated near Highway 36, which is the main thoroughfare between Boulder and Denver.

     The Ohmeda Building is leased to Ohmeda, Inc. (Ohmeda). Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

     On April 13, 1998, Instrumentarium Corporation, a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

     The Ohmeda lease currently expires in January 2005, subject to (1) Ohmeda's right to effectuate an early termination of the Ohmeda lease under the terms and conditions described below, and (2) Ohmeda's right to extend the Ohmeda Lease for two additional five year periods of time. The base rent payable under the Ohmeda lease is as follows:

          ---------------------------------------------------------------
          Years                  Annual Rent               Monthly Rent
          ---------------------------------------------------------------
          Years 1-5              $1,004,520                $83,710
          ---------------------------------------------------------------
          Year 6                 $1,054,692                $87,891
          ---------------------------------------------------------------
          Year 7                 $1,107,000                $92,250
          ---------------------------------------------------------------

     The Ohmeda lease contains an early termination clause that allows Ohmeda the right to terminate the Ohmeda lease, subject to certain conditions, on either January 31, 2001 or January 31, 2002. In order

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

to exercise this early termination clause, Ohmeda must give the IX-X-XI-REIT Joint Venture notice on or before 5:00 p.m. MST, January 31, 2000, and said notice must identify which early termination date Ohmeda is exercising. If Ohmeda exercises its right to terminate on January 31, 2001, then Ohmeda must tender $753,388 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2002 for the tax year 2001 based on the most recent assessment information available on the early termination date. If Ohmeda exercises its right to terminate on January 31, 2002, then Ohmeda must tender $502,259 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2003 for the tax year 2002 based on the most recent assessment information available on the early termination date. At the present time, real property taxes relating to this property are approximately $135,500 per year. The payment of these amounts by Ohmeda for early termination must be made on or before the 180th day prior to the appropriate early termination date. If the amount of the real property taxes actually assessed is greater or lesser than the amount paid by Ohmeda on the early termination date, then the difference shall be adjusted accordingly within 30 days of notice of such difference.

     In addition, the Ohmeda Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four months' prior written notice to the IX-X-XI-REIT Joint Venture. During the four months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the IX-X-XI-REIT Joint Venture shall negotiate in good faith and enter into an amendment to the Ohmeda lease for the construction and rental of the expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space.

     The base rental for the expansion space payable under the Ohmeda lease shall be calculated to generate a rate of return to the IX-X-XI-REIT Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, ten year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Ohmeda lease from February 1, 2005 through the remaining balance of the new, extended ten year primary lease term, shall be based on a combined rental rate equal to the sum of (1) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus
(2) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous lease year plus an amount equal to 2% of the base rent payable during such previous lease year.

The ABB Knoxville Building

     The ABB Knoxville Building is a three-story multi-tenant steel-framed office building containing approximately 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX purchased the land and constructed the ABB Knoxville Building. Wells Fund IX contributed the ABB Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution. Construction of the ABB Knoxville Building was completed in December 1997.

     The ABB Knoxville Building is located on approximately 5.6 acres located in an office park known as Center Point Business Park on Pellissippi Parkway just north of the intersection of Interstates

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

40 and 75, in Knox County, Tennessee approximately 10 miles west of the Knoxville central business district.

     The ABB Knoxville Building is currently leased to ABB Flakt, Inc. (ABB). ABB is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri, Ltd., a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group which is comprised of approximately 1,000 companies around the world, including ABB. The ABB Group revenue is predominately provided by contracts with utilities and independent power producers for the design and engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive and other manufacturers.

     As security for ABB's obligations under its lease, ABB has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the ABB lease. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date, at which time it will be reduced by $1,000,000 each year until the end of the lease term.

     The initial term of the ABB lease is nine years and 11 months which commenced on January 1, 1998 and expires in December 2007. The annual base rent payable under the ABB lease is $1,106,520 payable in equal monthly installments of $92,210 during the first five years of the initial lease term, $1,233,120 payable in equal monthly installments of $102,760 during the next 2 years of the initial lease term, and $1,220,484 payable in equal monthly installments of $101,707 during the last 2 years and 11 months of the initial lease term.

     The IX-X-XI-REIT Joint Venture has agreed to provide ABB on the fifth anniversary of the rental commencement date a redecoration allowance of an amount equal to (1) $5.00 per square foot of useable area of the premises leased which has been leased and occupied by ABB for at least three consecutive years ending with such fifth anniversary reduced by (2) $177,000.

     ABB has a one-time option to terminate the ABB lease as of the seventh anniversary of the rental commencement date which is exercisable by written notice to the IX-X-XI-REIT Joint Venture at least 12 months in advance of such seventh anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the IX-X-XI-REIT Joint Venture, on or before 90 days prior to the seventh anniversary of the rental commencement date, a termination payment intended to compensate the IX-X-XI-REIT Joint Venture for the present value of certain sums which the joint venture has expended in connection with the ABB lease amortized over and attributable to the remaining lease term and a rent payment equal to approximately 15 months of monthly base rental payments. We currently anticipate that the termination payment required to be paid by ABB in the event it exercises its option to terminate the ABB lease on the seventh anniversary would be approximately $1,800,000 based upon certain assumptions.

The Avaya Building

     The Avaya Building (formerly known as the Lucent Technologies Building) is a one-story office building containing approximately 57,186 rentable square feet which was developed and constructed on certain real property located in Oklahoma City, Oklahoma by Wells Development. The Avaya Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276, which was equal to the aggregate cost to Wells Development of the acquisition, construction and development of the Avaya Building, including interest and other carrying costs, and accordingly, Wells

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

Development made no profit from the sale of the Avaya Building to the IX-X-XI-REIT Joint Venture. Construction of the Avaya Building was completed in January 1998.

     The Avaya Building is located on approximately 5.3 acres located in the Quail Springs Office Park, 1400 Hertz Quail Springs Parkway, in the northwest sector of Oklahoma City.

     The Avaya Building is leased to Avaya, Inc. (Avaya), the former Enterprise Networks Group of Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies, the former tenant, assigned the lease to Avaya on September 30, 2000. Lucent Technologies, who remains liable on the lease, is a telecommunications company which was spun off by AT&T in April 1996. Lucent Technologies, which is traded on the New York Stock Exchange, is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products.

     The initial term of the Avaya lease is ten years which commenced on January 5, 1998 and expires in January 2008. Avaya has the option to extend the initial term of the Avaya lease for two additional five year periods. The annual base rent payable under the Avaya lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Avaya lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

     Under the Avaya lease, Avaya also has a one-time option to terminate the Avaya lease on the seventh anniversary of the rental commencement date, which is exercisable by written notice to the landlord at least 12 months in advance of such seventh anniversary. If Avaya elects to exercise its option to terminate the Avaya lease, Avaya would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as a construction allowance and leasing commissions relating to the Avaya lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately 18 months of monthly rental payments. We currently anticipate that the termination payment required to be paid by Avaya, in the event it exercises its option to terminate the Avaya lease on the seventh anniversary, would be approximately $1,339,000 based upon certain assumptions.

Property Management Fees

     Wells Management, our Property Manager, has been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture and the VIII-IX-REIT Joint Venture. While Wells Fund XI and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund VIII, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Accordingly, a portion of the gross revenues of these joint ventures will be subject to a 6% management and leasing fee and a portion of gross revenues will be subject to a 4.5% management and leasing fee based upon the respective ownership percentages in the joint ventures.

     Wells Management has been retained to manage and lease each of the remaining buildings for fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For

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

purposes of this calculation, net asset value shall be defined as the excess of
(1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

     Wells Management received a one-time initial lease-up fee equal to the first month's rent for the leasing of the ABB Knoxville Building and the Avaya Building. In addition, Wells Management will receive a one-time initial lease-up fee equal to the first month's rent for the leasing of the Matsushita Building and the Alstom Power Building.

Real Estate Loans

     The SouthTrust Loan

     Wells OP has established a revolving credit facility from SouthTrust Bank, N.A. (SouthTrust Loan) whereby SouthTrust agreed to loan up to $15.2 million to Wells OP in connection with its purchase of real properties. The SouthTrust Loan was originally obtained in connection with the acquisition of the PwC Building. The SouthTrust Loan requires monthly payments of interest only and matures on December 31, 2000. The interest rate on the SouthTrust Loan is an annual variable rate equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points. The current interest rate on the SouthTrust Loan is 8.62% per annum. The SouthTrust Loan is secured by a first mortgage against the PwC Building located in Tampa, Florida, which was purchased by Wells OP on December 31, 1998. As of September 30, 2000, there was no outstanding principal balance on the SouthTrust Loan.

     The SouthTrust Line of Credit

     Wells OP has established a line of credit from SouthTrust Bank, N.A. (SouthTrust Line of Credit) whereby SouthTrust agreed to loan up to $35 million to Wells OP in connection with its purchase of real properties. The SouthTrust Line of Credit requires monthly payments of interest only and matures on June 10, 2002. The interest rate on the SouthTrust Line of Credit is an annual variable rate equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points. The current interest rate on the SouthTrust Line of Credit is 8.62% per annum. The SouthTrust Line of Credit is secured by first mortgages against the Cinemark Building, the Dial Building and the ASML Building. As of September 30, 2000, the outstanding principal balance of the SouthTrust Line of Credit was $100.

     The BOA Loan

     Wells OP originally obtained a loan in the amount of $6,425,000 from Bank of America, N.A. (BOA Loan), to fund a portion of the purchase price of the AT&T Building located in Harrisburg, Pennsylvania. On November 23, 1999, the BOA Loan was converted to a revolving credit loan in the maximum principal amount of $9,825,000 for the acquisition of real properties by Wells OP. On February 24, 2000, the credit limit of the BOA Loan was increased further to $26,725,000. The BOA Loan requires monthly payments of interest only and matures on February 1, 2001. The interest rate on the BOA Loan is a variable rate per annum equal to the London InterBank Offered Rate for a thirty day period plus 200 basis points. The current interest rate on the BOA Loan is 8.62% per annum. The BOA Loan is secured by first mortgages against both the AT&T Building and the Marconi Building. As of September 30, 2000, the outstanding principal balance of the BOA Loan was $21,500,000.

     The Motorola Loan

     Wells OP obtained $5,000,000 in financing from Ryan Companies US, Inc. in connection with the purchase of the Motorola Building (Motorola Loan). The Motorola Loan requires monthly payments of interest only and matures on April 1, 2001. The interest rate on the Motorola Loan is 9.00% per annum, and is secured by a first mortgage against the Motorola Building. As of September 30, 2000, the outstanding principal balance of the Motorola Loan was $100,000.

     The Metris Loan

     Wells OP assumed a loan (Metris Loan) with Richter-Schroeder Company, Inc. in connection with its purchase of the Metris Building. Wells OP extended the Metris Loan which matures on February 11, 2003. The Metris Loan requires monthly payments of interest only. The interest rate on the Metris Loan is an annual variable rate equal to the LIBOR for a thirty day period plus 175 basis points. The current interest rate on the Metris Loan is 8.38% per annum. The Metris Loan is secured by a first mortgage against the Metris Building. As of September 30, 2000, the outstanding principal balance of the Metris Loan is $8,000,000.

     The Matsushita Loan

     Wells OP obtained the Matsushita Loan from Bank of America, N.A. in the maximum principal amount of $15,375,000, the proceeds of which were used to fund the development and construction of the Matsushita Building. The Matsushita Loan matures on May 9, 2001. The interest rate on the Matsushita loan is a variable rate equal to either (1) the Bank of America "prime rate," or (2) at the option of Wells OP, the rate per annum appearing on Telerate Page 3750 as the London Inter Bank Offered Rate for a 30 day period, plus 200 basis points. Wells OP is making monthly installments of principal in the amount of $10,703 plus accrued and unpaid interest until maturity. On the maturity date, the entire outstanding principal balance plus any accrued but unpaid interest shall be due and payable. The Matsushita Loan is secured by a first mortgage against the Matsushita Building. As of September 30, 2000, the outstanding principal balance of the Matsushita Loan was $9,181,877.

     The Alstom Power Loan

     Wells LLC VA obtained the Alstom Power Loan from SouthTrust Bank, N.A. in the maximum principal amount of $9,280,000, the proceeds of which were used to fund the development and construction of the Alstom Power Building (formerly known as the ABB Richmond Building). The Alstom Power Loan matures on July 10, 2002. The interest rate on the Alstom Power Loan is 225 basis points over the London Inter Bank Offered Rate. The loan is secured by a pledge of the real estate, the Alstom Power lease and a $4,000,000 letter of credit issued by Unibank. As of September 30, 2000, there was no outstanding principal balance on the Alstom Power Loan.

  Management's Discussion and Analysis of Financial Condition and Results of
                                  Operations

     The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

     This section and other sections of the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to shareholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, lack of availability of financing and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

Liquidity and Capital Resources

     We began active operations on June 5, 1998, when we received and accepted subscriptions for 125,000 shares pursuant to our initial public offering, which commenced on January 30, 1998. We terminated our initial public offering on December 19, 1999, and on December 20, 1999, we commenced a follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. As of December 31, 1999, we had raised an aggregate of $134,710,850 in offering proceeds through the sale of 13,471,085 shares. As of December 31, 1999, we had paid $4,714,880 in acquisition and advisory fees and acquisition expenses, $16,838,857 in selling commissions and organizational and offering expenses, and $112,287,969 in capital contributions to Wells OP for investments in joint ventures and acquisitions of real properties. As of December 31, 1999, we were holding net offering proceeds of approximately $869,144 available for investment in additional properties.

     Between December 31, 1999, and September 30, 2000, we raised an additional $127,695,246 in offering proceeds through the sale of an additional 12,769,524 shares. Accordingly, as of September 30, 2000, we had raised a total of $262,406,096 in offering proceeds through the sale of 26,240,610 shares of common stock. As of September 30, 2000, we had paid a total of $9,161,189 in acquisition and advisory fees and acquisition expenses, had paid a total of $32,718,532 in selling commissions and organizational and offering expenses, had made capital contributions of $211,641,497 to Wells OP for investments in joint ventures and acquisitions of real property, had utilized $657,844 for the redemption of stock pursuant to our share redemption program, and were holding net offering proceeds of $8,227,034 available for investment in additional properties.

     Cash and cash equivalents at September 30, 2000 and 1999 were $12,257,161 and $2,850,263, respectively. The increase in cash and cash equivalents resulted primarily from raising additional capital which was offset by increased investments in real property acquisitions.

     Operating cash flows are expected to increase as additional properties are added to our investment portfolio. Dividends to be distributed to the shareholders are determined by the board of directors and are dependent upon a number of factors relating to the Wells REIT, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code.

     As of September 30, 2000, we had acquired interests in 25 real estate properties. These properties are generating sufficient cash flow to cover our operating expenses and pay quarterly dividends. Dividends declared for the third quarter of 2000 and the third quarter of 1999 totaled $0.188 and $0.175 per share, respectively, which were declared on a daily record date basis in the amount of $0.2038 and $0.1902, respectively, per share payable to the shareholders of record at the close of business of each day during the quarter.

     On February 18, 1999, Wells OP entered into a Rental Income Guaranty Agreement with Fund VIII and Fund IX Associates, a Georgia joint venture partnership between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (VIII-IX Joint Venture), whereby Wells OP guaranteed the VIII-IX Joint Venture that it would receive rental income on the Quest Building (formerly known as the Bake Parkway Building) previously leased to Matsushita Avionics at least equal to the rental and building expenses that the VIII-IX Joint Venture would have received over the remaining term of its original lease with Matsushita Avionics. Matsushita Avionics vacated the Quest Building in December 1999, with the existing lease term ending in September 2003. On June 15, 2000, the VIII-IX-REIT Joint Venture was formed between Wells OP and the VIII-IX Joint Venture for purposes of owning and operating the Quest Building. On July 1, 2000, the VIII-IX Joint Venture transferred the Quest Building to the VIII-IX-REIT Joint Venture as its capital contribution. (See "Description of Properties -- Joint Ventures with Affiliates.") Under the Rental Income Guaranty Agreement, Wells OP also guaranteed that, if a joint venture such as the VIII-IX-REIT Joint Venture was ever formed by the parties for the ownership and operation of the Quest Building, Wells OP would guaranty to the VIII-IX Joint Venture that it would receive monthly cash flow distributions from such joint venture at least equal to the rent and building expenses guaranteed under the Rental Income Guaranty Agreement. Currently the Quest Building is leased by Quest Software, Inc. (Quest) pursuant to a 42 month lease that expires on December 31, 2003. (See "Description of Properties -- Quest Building.")

     Wells OP had paid approximately $542,645 in rental income guaranty payments to the VIII-IX Joint Venture through September 30, 2000, and will continue making payments in the amount of $6,656 per month until the Quest Building is fully leased to Quest. Our maximum liability exposure to the VIII-IX Joint Venture for rental income and building expenses potentially payable under this Rental Income Guaranty Agreement of approximately $3,000,000 was taken into account in the economic analysis performed in making the determination to go forward with the development of the Matsushita Building. Although the lease of the Quest Building by Quest has, at least temporarily, relieved Wells OP of its obligations under the Rental Income Guaranty Agreement, we cannot, at this time, determine the amount of any future liability if Quest defaults or otherwise fails to make the required payments under its lease. Wells OP continues to guaranty payment under the Rental Income Guaranty Agreement and, consequently, continues to bear some risk, even though their risk has been substantially minimized by the lease with Quest. Any payment made to the VIII-IX Joint Venture under the Rental Income Guaranty Agreement will be made from the operating cash flow of Wells OP and may reduce the amount of cash available for payment of dividends.

Cash Flows From Operating Activities

     Net cash provided by operating activities was $4,737,973 for the nine months ended September 30, 2000 and $2,273,102 for the nine months ended September 30, 1999. The increase in net cash provided by operating activities was due primarily to the purchase of additional properties in late 1999 and 2000.

Cash Flows From Investing Activities

     The increase in net cash used in investing activities from $75,420,671 for the nine months ended September 30, 1999 to $113,424,119 for the nine months ended September 30, 2000 was due primarily to the raising of additional capital and funds that have been invested in real property acquisitions.

Cash Flows From Financing Activities

     The increase in net cash provided by financing activities from $68,018,429 for the nine months ended September 30, 1999 to $118,013,503 for the nine months ended September 30, 2000 was due primarily to the raising of additional capital and the corresponding increase in funds borrowed to purchase additional properties. We raised $127,695,243 in offering proceeds for the nine months ended September 30, 2000, as compared to $76,927,944 for the nine months ended September 30, 1999. In addition, we received loan proceeds from financing secured by properties of $67,883,130 and repaid notes payable in the amount of $52,903,328.

Results of Operations

     As of September 30, 2000, our real estate properties were 100% occupied by tenants. Gross revenues for the nine months ended September 30, 1999 and for the nine months ended September 30, 2000 were $3,996,290 and $15,734,638, respectively. This increase in revenues was due to the purchase of additional properties during late 1999 and 2000. The purchase of interests in additional properties also resulted in an increase in operating expenses, management and leasing fees, and depreciation expense. Our net income increased to $5,737,537 for the first nine months of 2000 as compared to $2,272,432 for the first nine months of 1999.

Subsequent Events

     On November 1, 2000, Wells OP acquired a three-story 236,710 square foot office building (Motorola Plainfield Building) located at Durham Avenue on Interstate 287 in South Plainfield, New Jersey for a purchase price of $34,150,000 plus closing costs of $141,598. The Motorola Plainfield Building is 100% leased to Motorola, Inc.

Property Operations

     As of September 30, 2000, we have provided the following operational information relating to our real estate properties:

     The ABB Building/The IX-X-XI-REIT Joint Venture

                                                     Three Months Ended          Nine Months Ended
                                                  ------------------------   ------------------------
                                                     Sept. 30,   Sept. 30,    Sept. 30,    Sept. 30,
                                                       2000        1999         2000         1999
                                                  ------------ -----------   ----------   -----------
Revenues:
 Rental income                                      $288,969     $261,986      $895,551     $784,065
 Interest income                                      19,871       15,024        53,575       46,765
                                                  ----------   ----------    ----------   ----------
                                                     308,840      277,010       949,126      830,830
                                                  ----------   ----------    ----------   ----------
Expenses:
 Depreciation                                         98,454      135,499       295,362      403,699
 Management and leasing expenses                      36,277       32,260       112,232       93,666
 Other operating expenses                            (26,544)     (17,097)      (69,178)     (13,390)
                                                  ----------   ----------    ----------   ----------
                                                     108,187      150,662       338,416      483,975
                                                  ----------   ----------    ----------   ----------
Net income                                          $200,653     $126,348      $610,710     $346,855
                                                  ==========   ==========    ==========   ==========
Occupied percentage                                      100%       98.28%          100%       98.28%
                                                  ==========   ==========    ==========   ==========
Our ownership percentage                                3.71%        3.74%         3.71%        3.74%
                                                  ==========   ==========    ==========   ==========
Cash distributed to the Wells REIT                  $ 11,074     $  9,855      $ 33,513     $ 28,263
                                                  ==========   ==========    ==========   ==========
Net income allocated to the Wells REIT              $  7,451     $  4,721      $ 22,700     $ 13,043
                                                  ==========   ==========    ==========   ==========


     Rental income increased in 2000, over 1999, due primarily to the increased occupancy level of the property. Total expenses decreased due to a decrease in depreciation expense. This decrease resulted from an accelerated depreciation on tenant improvements for a short-term lease in 1999 for 23,092 square feet. Other operating expenses are negative due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Tenants are billed an estimated amount for the current year common area maintenance (CAM) which is then reconciled the following year and the difference billed to the tenant. Net income and cash distributions increased in 2000, over 1999, due to a combination of increased rental income and decreased operating expenses.

       Our ownership percentage interest in the IX-X-XI-REIT Joint Venture decreased slightly due to additional capital contributions made by Wells Fund IX and Wells Fund X, respectively, to the IX-X-XI-REIT Joint Venture in the first and second quarters of 2000 for funding of capital improvements.

       The Ohmeda Building/The IX-X-XI-REIT Joint Venture

                                                   Three Months Ended        Nine Months Ended
                                                 ---------------------    ---------------------
                                                 Sept. 30,   Sept. 30,    Sept. 30,   Sept. 30,
                                                   2000         1999         2000        1999
                                                 ---------   ---------    ---------   ---------
Revenues:
 Rental income                                   $256,829     $256,829     $770,486    $770,486
                                                 --------     --------     --------    --------
Expenses:
 Depreciation                                      81,576       81,576      244,728     244,728
 Management and leasing expenses                   12,826       11,618       41,656      35,293
 Other operating expenses                          (7,585)       3,899       73,410        (188)
                                                 --------     --------     --------    --------
                                                   86,817       97,093      359,794     279,833
                                                 --------     --------     --------    --------
Net income                                       $170,012     $159,736     $410,692    $490,653
                                                 ========     ========     ========    ========
Occupied percentage                                   100%         100%         100%        100%
                                                 ========     ========     ========    ========
Our ownership percentage                             3.71%        3.74%        3.71%       3.74%
                                                 ========     ========     ========    ========
Cash distributed to the Wells REIT               $  9,130     $  8,804     $ 23,726    $ 26,992
                                                 ========     ========     ========    ========
Net income allocated to the Wells REIT           $  6,312     $  5,969     $ 15,265    $ 18,438
                                                 ========     ========     ========    ========


       Net income decreased in 2000, as compared to 1999, due to an overall increase in expenses. Operating expenses increased significantly due, in part, to a significant rise in real estate taxes, which resulted from the revaluation of the property by Boulder County authorities in 1999. A later reduction in taxes resulting from an appeal in 2000 was offset by a CAM credit to the tenant.

       Rental income remained stable for the three months ended September 30, 2000, as compared to the same period in 1999. Total expenses decreased for the three month period ended September 30, 2000, as compared to the same period for 1999, due largely to other operating expenses being negative. This was due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Cash distributions and net income allocated to the Wells REIT for the three month period ended September 30, 2000 increased slightly as compared to 1999.

     The Interlocken Building/The IX-X-XI-REIT Joint Venture

                                                      Three Months Ended                Nine Months Ended
                                                   --------------------------        --------------------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,        Sept. 30,
                                                     2000             1999             2000             1999
                                                   ---------        ---------        ---------        ---------
Revenues:
 Rental income                                     $ 207,454        $ 207,791        $ 635,898        $ 622,070
                                                   ---------        ---------        ---------        ---------
Expenses:
 Depreciation                                         71,670           71,670          215,010          215,010
 Management and leasing expenses                      27,019           18,899           83,736           54,518
 Other operating costs                                (2,165)          (5,291)         (54,699)           5,342
                                                   ---------        ---------        ---------        ---------
                                                      96,524           85,278          244,047          274,870
                                                   ---------        ---------        ---------        ---------
Net income                                         $ 110,930        $ 122,513        $ 391,851        $ 347,200
                                                   =========        =========        =========        =========
Occupied percentage                                      100%             100%             100%             100%
                                                   =========        =========        =========        =========
Our ownership percentage                                3.71%            3.74%            3.71%            3.74%
                                                   =========        =========        =========        =========
Cash distributed to the Wells REIT                 $   6,800        $   7,200        $  22,679        $  20,952
                                                   =========        =========        =========        =========
Net income allocated to the Wells REIT             $   4,119        $   4,578        $  14,566        $  13,041
                                                   =========        =========        =========        =========


     Rental income increased due to a tenant occupying additional space previously leased to another tenant at a lower rate. Other operating expenses are negative due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Tenants are billed an estimated amount for current year CAM which is then reconciled the following year and the difference billed to the tenants. Due to these CAM reimbursements, management and leasing fees increased since these fees are charged based on actual receipts.

     Cash distributions and net income allocated to the Wells REIT for the quarter ended September 30, 2000 decreased in 2000, as compared to 1999, due to a decrease in net income.

     The Avaya Building (formerly the Lucent Technologies Building)/The IX-X-XI-REIT Joint Venture

                                                      Three Months Ended                Nine Months Ended
                                                   --------------------------        --------------------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,        Sept. 30,
                                                     2000             1999             2000             1999
                                                   ---------        ---------        ---------        ---------
Revenues:
 Rental income                                     $ 145,752        $ 145,752        $ 437,256        $ 437,256
                                                   ---------        ---------        ---------        ---------
Expenses:
 Depreciation                                         45,801           45,801          137,403          137,403
 Management and leasing expenses                       5,369            5,370           16,109           16,109
 Other operating expenses                              1,669            1,766            9,688           13,964
                                                   ---------        ---------        ---------        ---------
                                                      52,839           52,937          163,200          167,476
                                                   ---------        ---------        ---------        ---------
Net income                                         $  92,913        $  92,815        $ 274,056        $ 269,780
                                                   =========        =========        =========        =========
Occupied percentage                                      100%             100%             100%             100%
                                                   =========        =========        =========        =========
Our ownership percentage                                3.71%            3.74%            3.71%            3.74%
                                                   =========        =========        =========        =========
Cash distributed to the Wells REIT                 $   4,723        $   4,750        $  14,048        $  14,006
                                                   =========        =========        =========        =========
Net income allocated to the Wells REIT             $   3,450        $   3,468        $  10,187        $  10,140
                                                   =========        =========        =========        =========

     Rental income, depreciation, and management and leasing expenses remained stable in 2000, as compared to 1999, while other operating expenses were slightly lower, due primarily to a one-time charge for consulting fees in 1999 which did not occur in 2000.

     On September 30, 2000, Lucent Technologies, Inc. assigned its interest in the lease as tenant to Avaya, Inc., the former Enterprise Networks Group of Lucent Technologies.

     The Iomega Building/The IX-X-XI-REIT Joint Venture

                                                      Three Months Ended                Nine Months Ended
                                                   --------------------------        --------------------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,        Sept. 30,
                                                     2000             1999             2000             1999
                                                   ---------        ---------        ---------        ---------
Revenues:
 Rental income                                     $ 168,250        $ 150,009        $ 504,750        $ 397,755
                                                   ---------        ---------        ---------        ---------
Expenses:
 Depreciation                                         55,062           48,495          165,186          145,485
 Management and leasing expenses                       7,319            8,291           21,879           17,629
 Other operating expenses                              2,253            1,290           12,620            3,815
                                                   ---------        ---------        ---------        ---------
                                                      64,634           58,076          199,685          166,929
                                                   ---------        ---------        ---------        ---------
Net income                                         $ 103,616        $  91,933        $ 305,065        $ 230,826
                                                   =========        =========        =========        =========
Occupied percentage                                      100%             100%             100%             100%
                                                   =========        =========        =========        =========
Our ownership percentage                                3.71%            3.74%            3.71%            3.74%
                                                   =========        =========        =========        =========
Cash distributed to the Wells REIT                 $   5,713        $   5,103        $  16,940        $  13,702
                                                   =========        =========        =========        =========
Net income allocated to the Wells REIT             $   3,848        $   3,435        $  11,339        $   8,672
                                                   =========        =========        =========        =========


     Rental income increased in 2000, as compared to 1999, due to the completion of the parking lot complex in the second quarter of 1999. Total expenses increased in 2000, over 1999, due to an increase in depreciation and real estate tax expenses relating to the new parking lot. Cash distributions increased in 2000, over 1999, due primarily to the increase in net income.

       The Cort Building/The Cort Joint Venture

                                                      Three Months Ended                Nine Months Ended
                                                   --------------------------        --------------------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,        Sept. 30,
                                                     2000             1999             2000             1999
                                                   ---------        ---------        ---------        ---------
Revenues:
 Rental income                                     $ 198,885        $ 198,885        $ 596,656        $ 596,656
                                                   ---------        ---------        ---------        ---------
Expenses:
 Depreciation                                         46,641           46,641          139,923          139,923
 Management and leasing expenses                       8,701            7,590           23,881           22,770
 Other operating expenses                              6,445            5,993           10,375           19,446
                                                   ---------        ---------        ---------        ---------
                                                      61,787           60,224          174,179          182,139
                                                   ---------        ---------        ---------        ---------
Net income                                         $ 137,098        $ 138,661        $ 422,477        $ 414,517
                                                   =========        =========        =========        =========
Occupied percentage                                      100%             100%             100%             100%
                                                   =========        =========        =========        =========
Our ownership percentage                                43.7%            43.7%            43.7%            43.7%
                                                   =========        =========        =========        =========
Cash distributed to the Wells REIT                 $  76,243        $  76,926        $ 233,613        $ 230,137
                                                   =========        =========        =========        =========
Net income allocated to the Wells REIT             $  59,867        $  60,550        $ 184,484        $ 181,008
                                                   =========        =========        =========        =========

       Rental income, depreciation, and management and leasing expenses remained stable in 2000, as compared to 1999, while other operating expenses are lower due to common area maintenance (CAM) reimbursements billed in 2000 to the tenants. Tenants are billed an estimated amount for CAM which is then reconciled the following year, and the difference is billed to the tenant. No CAM was charged to the tenant in 1999.

       The Fairchild Building/The Fremont Joint Venture

                                                       Three Months Ended                 Nine Months Ended
                                                  ---------------------------        --------------------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,       Sept. 30,
                                                     2000             1999             2000            1999
                                                  ----------      -----------        ---------     ------------
Revenues:
 Rental income                                      $225,195         $225,210         $675,585         $675,631
                                                  ----------      -----------        ---------     ------------
Expenses:
 Depreciation                                         71,382           71,382          214,146          214,146
 Management and leasing expenses                       9,175            9,303           27,525           27,970
 Other operating expenses                              3,244            6,457            9,856           13,772
                                                  ----------      -----------        ---------     ------------
                                                      83,801           87,142          251,527          255,888
                                                  ----------      -----------        ---------     ------------
Net income                                          $141,394         $138,068         $424,058         $419,743
                                                  ==========      ===========        =========     ============
Occupied percentage                                      100%             100%             100%             100%
                                                  ==========      ===========        =========     ============
Our ownership percentage                                77.5%            77.5%            77.5%            77.5%
                                                  ==========      ===========        =========     ============
Cash distributed to the Wells REIT                  $158,817         $151,627         $476,354         $459,174
                                                  ==========      ===========        =========     ============
Net income allocated to the Wells REIT              $109,587         $107,009         $328,663         $325,318
                                                  ==========      ===========        =========     ============


       Rental income, net income and cash distributions to the Wells REIT remained stable in 2000, as compared to 1999.

       The PwC Building

                                                    Three Months Ended                   Nine Months Ended
                                                 ---------------------------      -----------------------------
                                                  Sept. 30,        Sept. 30,        Sept. 30,         Sept. 30,
                                                     2000             1999             2000              1999
                                                 ----------       ----------      -----------       -----------
Revenues:
 Rental income                                     $552,298         $552,297       $1,656,894        $1,656,637
                                                 ----------       ----------      -----------       -----------
Expenses:
 Depreciation                                       206,037          205,236          618,111           616,257
 Management and leasing expenses                     37,760           37,612          116,142           111,147
 Other operating expenses                           (28,672)         (77,618)        (134,352)          103,599
                                                 ----------       ----------      -----------       -----------
                                                    215,125          165,230          599,901           831,003
                                                 ----------       ----------      -----------       -----------
Net income                                         $337,173         $387,067       $1,056,993        $  825,634
                                                 ==========       ==========      ===========       ===========
Occupied percentage                                     100%             100%             100%              100%
                                                 ==========       ==========      ===========       ===========
Our ownership percentage                                100%             100%             100%              100%
                                                 ==========       ==========      ===========       ===========
Cash distributed to the Wells REIT                 $488,547         $526,399       $1,512,625        $1,244,179
                                                 ==========       ==========      ===========       ===========
Net income allocated to the Wells REIT             $337,173         $387,067       $1,056,993        $  825,634
                                                 ==========       ==========      ===========       ===========


       Rental income has remained stable. Other operating expenses are negative due to increased CMA billings in 2000. Management and leasing fee reimbursements are also included in other operating expenses. Tenants are billed an estimated amount for current year CAM which is then reconciled the following year, and the difference billed to the tenants.

       The AT&T Building

                                                                                     Nine              Eight
                                                    Three Months Ended              Months             Months
                                                 --------------------------          Ended             Ended
                                                 Sept. 30,         Sept. 30,       Sept. 30,         Sept. 30,
                                                    2000             1999            2000               1999
                                                 ----------        ---------      -----------        ----------
Revenues:
 Rental income                                     $340,832         $455,471       $1,022,497          $930,145
                                                 ----------        ---------      -----------        ----------
Expenses:
 Depreciation                                       120,744          120,750          362,232           321,972
 Management and leasing expenses                     15,525           20,532           46,201            29,082
 Other operating expenses                               831            3,362            6,941            12,931
 Interest expense                                     2,915           27,470            9,331           206,046
                                                 ----------        ---------      -----------        ----------
                                                    140,015          172,114          424,705           570,031
                                                 ----------        ---------      -----------        ----------
Net income                                         $200,817         $283,357       $  597,792          $360,114
                                                 ==========        =========      ===========        ==========
Occupied percentage                                     100%             100%             100%              100%
                                                 ==========        =========      ===========        ==========
Our ownership percentage                                100%             100%             100%              100%
                                                 ==========        =========      ===========        ==========
Cash distributed to the Wells REIT                 $314,681         $300,004       $  953,280          $579,189
                                                 ==========        =========      ===========        ==========
Net income allocated to the Wells REIT             $200,817         $283,357       $  597,792          $360,114
                                                 ==========        =========      ===========        ==========

       Rental income decreased for the three months ended September 30, 2000, as compared to the three months ended September 30, 1999, due to an understatement of straight line rent in that was adjusted in the third quarter of 1999. Interest expense has decreased in 2000 due to a substantial decrease in the note payable related to this property.

       Since the AT&T Building was purchased in February 1999, comparable income and expenses figures for the prior period ended September 30, 1999 covered only eight months. Accordingly, the prior period is not comparable to the nine months ended September 30, 2000.

       The EYBL CarTex Building/The XI-XII-REIT Joint Venture

                                               Three Months      Three Months     Nine Months       Five Months
                                                  Ended             Ended            Ended             Ended
                                                Sept. 30,         Sept. 30,        Sept. 30,         Sept. 30,
                                                   2000              1999             2000             1999
                                               ------------      ------------     ------------      -----------
Revenues:
 Rental income                                     $142,207          $140,048         $422,385         $210,173
                                                -----------       -----------     ------------      -----------
Expenses:
 Depreciation                                        49,902            49,902          149,702           83,170
 Management and leasing expenses                     16,197             3,814           27,415           14,663
 Other operating expenses                             3,416             5,165           16,163            5,165
                                                -----------       -----------     ------------      -----------
                                                     69,515            58,881          193,280          102,998
                                                -----------       -----------     ------------      -----------
Net income                                         $ 72,692          $ 81,167         $229,105         $107,175
                                                ===========       ===========     ============      ===========
Occupied percentage                                     100%              100%             100%             100%
                                                ===========       ===========     ============      ===========
Our ownership percentage                               56.8%             56.8%            56.8%            70.1%
                                                ===========       ===========     ============      ===========
Cash distributed to the Wells REIT                 $ 67,917          $ 68,084         $190,825         $103,599
                                                ===========       ===========     ============      ===========
Net income allocated to the Wells REIT             $ 44,820          $ 46,791         $130,047         $ 65,039
                                                ===========       ===========     ============      ===========

       Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

       Rental income increased slightly for the three month period ended September 30, 2000, as compared to the same period in 1999. Total expenses increased for the three month period ended September 30, 2000, as compared to the same period in 1999, due to an annual leasing commission paid to an outside broker pursuant to the terms of the purchase agreement. Cash distributions and net income allocated to the Wells REIT decreased for the three month period ended September 30, 2000 because of the decrease in net income.

       Since the EYBL CarTex Building was purchased in May 1999, comparable income and expense figures for the prior period ended September 30, 1999 covered only five months. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

       Our ownership interest in the XI-XII-REIT Joint Venture decreased due to the admittance of Wells Fund XII to the XI-REIT Joint Venture on June 21, 1999. Our ownership interest was 70.1% for May and June of 1999 and 56.8% for July through September of 1999.

       The Sprint Building/The XI-XII-REIT Joint Venture

                                              Three Months      Three Months      Nine Months    Three Months
                                                  Ended            Ended             Ended           Ended
                                                Sept. 30,        Sept. 30,         Sept. 30,       Sept. 30,
                                                  2000              1999             2000            1999
                                              -------------    --------------    -------------   --------------
Revenues:
 Rental income                                     $265,997          $264,654         $797,991         $264,654
                                              -------------    --------------      -----------     ------------
Expenses:
 Depreciation                                        81,779            81,776          245,336           81,776
 Management and leasing expenses                     11,239             7,493           33,718            7,493
 Other operating expenses                             3,306             1,283           13,964            1,283
                                              -------------    --------------      -----------     ------------
                                                     96,324            90,552          293,018           90,552
                                              -------------    --------------      -----------     ------------
Net income                                         $169,673          $174,102         $504,973         $174,102
                                              =============    ==============      ===========     ============
Occupied percentage                                     100%              100%             100%             100%
                                              =============    ==============      ===========     ============
Our ownership percentage                               56.8%             56.8%            56.8%            56.8%
                                              =============    ==============      ===========     ============
Cash distributed to the Wells REIT                 $133,516          $137,150         $398,252         $137,150
                                              =============    ==============      ===========     ============
Net income allocated to the Wells REIT             $ 96,311          $100,192         $286,638         $100,192
                                              =============    ==============      ===========     ============


       Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

       Rental income increased slightly for the three months ended September 30, 2000, as compared to the same period in 1999. Total expenses increased for the three months ended September 30, 2000, as compared to the same period in 1999, due largely to the increase in management and leasing fees as well as other operating expenses. Cash distributions and net income allocated to the Company decreased for the three months ended September 30, 2000 due to a decrease in net income.

       Since the Sprint Building was purchased in July 1999, comparative income and expense figures for the prior period ended September 30, 1999 covered only three months. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

     The Johnson Matthey Building/The XI-XII-REIT Joint Venture

                                                    Three Months          Two Months        Nine Months
                                                       Ended                Ended              Ended
                                                   Sept. 30, 2000       Sept. 30, 1999     Sept. 30, 2000
Revenues:
 Rental income                                           $219,349             $123,566            $648,297
                                                 ----------------    -----------------     ---------------
Expenses:
 Depreciation                                              63,869               42,567             191,606
 Management and leasing expenses                            9,230                    0              27,089
 Other operating expenses                                  (1,535)                 470               8,594
                                                 ----------------    -----------------     ---------------
                                                           71,564               43,037             227,289
                                                 ----------------    -----------------     ---------------
Net income                                               $147,785             $ 80,529            $421,008
                                                 ================    =================     ===============
Occupied percentage                                           100%                 100%                100%
                                                 ================    =================     ===============
Our ownership percentage                                     56.8%                56.8%               56.8%
                                                 ================    =================     ===============
Cash distributed to the Wells REIT                       $110,419             $ 66,517            $318,504
                                                 ================    =================     ===============
Net income allocated to the Wells REIT                   $ 83,836             $ 44,409            $238,977
                                                 ================    =================     ===============


     Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

     Since the Johnson Matthey Building was purchased in August 1999, comparative income and expense figures for the prior period covered only two months. Accordingly, the prior period cannot be compared to the nine months ended September 30, 2000.

     The Gartner Building/The XI-XII-REIT Joint Venture

                                                    Three Months      One Month           Nine Months
                                                       Ended            Ended                Ended
                                                   Sept. 30, 2000   Sept. 30, 1999      Sept. 30, 2000
Revenues:
 Rental income                                           $216,567           $32,502             $637,375
                                                   --------------   ---------------      ---------------
Expenses:
 Depreciation                                              77,623            25,874              232,868
 Management and leasing expenses                            9,970                 0               29,218
 Other oserating expenses                                  (7,603)                0              (27,396)
                                                   --------------   ---------------      ---------------
                                                           79,990            25,874              234,690
                                                   --------------   ---------------      ---------------
Net income                                               $136,577           $ 6,628             $402,685
                                                   ==============   ===============      ===============
Occupied percentage                                           100%              100%                 100%
                                                   ==============   ===============      ===============
Our ownership percentage                                     56.8%             56.8%                56.8%
                                                   ==============   ===============      ===============
Cash distributed to the Wells REIT                       $110,861           $10,374             $328,570
                                                   ==============   ===============      ===============
Net income allocated to the Wells REIT                   $ 77,525           $ 3,763             $228,574
                                                   ==============   ===============      ===============

     Other operating expenses are negative due to an offset of tenant reimbursements in operating costs both for the first quarter of 2000 as well as the fourth quarter of 1999. Since the building was purchased in September of 1999, we were not able to estimate the amount to be billed for 1999 until the first quarter of 2000.

        Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

        Since the Gartner Building was purchased in September 1999, comparative income and expense figures for the prior period ended September 30, 1999 covered only one month. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

        The Marconi Building

                                                    Three Months         One Month         Nine Months
                                                       Ended                Ended             Ended
                                                   Sept. 30, 2000       Sept. 30, 1999    Sept. 30, 2000
Revenues:
 Rental income                                           $817,819             $219,376        $2,453,457
                                                  ----------------     ----------------  ----------------
Expenses:
 Depreciation                                             293,352               97,774           880,056
 Management and leasing expenses                           35,510               10,679           108,472
 Other operating expenses                                   4,433                  254            16,928
                                                  ----------------     ----------------  ----------------
                                                          333,295              108,707         1,005,456
                                                  ----------------     ----------------  ----------------
Net income                                               $484,524             $110,669        $1,448,001
                                                  ================     ================  ================
Occupied percentage                                           100%                 100%              100%
                                                  ================     ================  ================
Our ownership percentage                                      100%                 100%              100%
                                                  ================     ================  ================
Cash distributed to the Wells REIT                       $673,367             $157,899        $2,016,472
                                                  ================     ================  ================
Net income allocated to the Wells REIT                   $484,524             $110,669        $1,448,001
                                                  ================     ================  ================


        Since the Marconi Building was purchased in September 1999, comparable income and expense figures for the prior period ended September 30, 1999 covered only one month. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

        The Matsushita Building

                                                                    Three Months          Nine Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                  ----------------     ----------------
Revenues:
 Rental income                                                        $492,420            $1,509,449
                                                                  ----------------     ----------------
Expenses:
 Depreciation                                                          244,909               754,423
 Management and leasing expenses                                        48,022               138,940
 Other operating expenses                                               17,211                51,891
                                                                  ----------------     ----------------
                                                                       310,142               945,254
                                                                  ----------------     ----------------
Net income                                                            $182,278            $  564,195
                                                                  ================     ================
Occupied percentage                                                        100%                  100%
                                                                  ================     ================
Our ownership percentage                                                   100%                  100%
                                                                  ================     ================
Cash distributed to the Wells REIT                                    $441,254            $1,156,810
                                                                  ================     ================
Net income generated to the Wells REIT                                $182,278            $  564,195
                                                                  ================     ================

        Construction of the Matsushita Building is complete, and the aggregate of all costs and expenses incurred by Wells OP with respect to the acquisition and construction of the Matsushita Building was $18,576,701. The monthly base rent for the Matsushita Building is $154,602.

        Since the Matsushita Building opened in January 2000, comparable income and expense figures for the prior period are not available.

        The Cinemark Building

                                                                    Three Months          Nine Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                  ----------------     ----------------
Revenues:
 Rental income                                                        $701,262           $ 2,104,128
 Interest income                                                         3,084           $     4,332
                                                                  ----------------     ----------------
                                                                       704,346             2,108,460
                                                                  ----------------     ----------------
Expenses:
 Depreciation                                                          212,310               636,896
 Management and leasing expenses                                        38,127               100,167
 Other operating expenses                                              144,809               453,912
                                                                  ----------------     ----------------
                                                                       395,246             1,190,975
                                                                  ----------------     ----------------
Net income                                                            $309,100           $   917,485
                                                                  ----------------     ----------------
Occupied percentage                                                        100%                 100%
                                                                  ================     ================
Our ownership percentage                                                   100%                 100%
                                                                  ================     ================
Cash distributed to the Wells REIT                                    $474,274           $1,412,711
                                                                  ================     ================
Net income allocated to the Wells REIT                                $309,100           $  917,485
                                                                  ================     ================


         Since the Cinemark Building was purchased in December 1999, comparable income and expense figures for the prior period are not available.

         The Metris Building

                                                                    Three Months         Eight Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                  ----------------     ----------------
Revenues:
 Rental income                                                        $308,459             $790,503
                                                                  ----------------     ----------------
Expenses:
 Depreciation                                                          120,792              318,298
 Management and leasing expenses                                        13,365               34,102
 Other operating expenses                                                3,892               10,970
                                                                  ----------------     ----------------
                                                                       138,049              363,370
                                                                  ----------------     ----------------
Net income                                                            $170,410             $427,133
                                                                  ================     ================
Occupied percentage                                                        100%                 100%
                                                                  ================     ================
Our ownership percentage                                                   100%                 100%
                                                                  ================     ================
Cash distributed to the Wells REIT                                    $281,392             $717,190
                                                                  ================     ================
Net income allocated to the Wells REIT                                $170,410             $427,133
                                                                  ================     ================

        Since the Metris Building was purchased in February 2000, comparable income and expense figures for the prior period are not available.

     The Dial Building

                                                                    Three Months         Seven Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                 ------------------   -------------------
Revenues:
 Rental income                                                             $346,918             $705,027
                                                                 ------------------   ------------------
Expenses:
 Depreciation                                                               120,591              251,094
 Management and leasing expenses                                             15,710               32,122
 Other operating expenses                                                    19,459               32,400
                                                                 ------------------   ------------------
                                                                            155,760              315,616
                                                                 ------------------   ------------------
Net income                                                                 $191,158             $389,411
                                                                 ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                 ==================   ==================
Our ownership percentage                                                        100%                 100%
                                                                 ==================   ==================
Cash distributed to the Wells REIT                                         $325,069             $667,145
                                                                 ==================   ==================
Net income allocated to the Wells REIT                                     $191,158             $389,411
                                                                 ==================   ==================


     Since the Dial Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

     The ASML Building

                                                                    Three Months         Seven Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                 ------------------   --------------------
Revenues:
 Rental income                                                             $586,875           $1,189,297
                                                                 ------------------   ------------------
Expenses:
 Depreciation                                                               193,620              391,056
 Management and leasing expenses                                             26,366               54,688
 Other operating expenses                                                    75,823              131,993
                                                                 ------------------   ------------------
                                                                            295,809              577,737
                                                                 ------------------   ------------------
Net income                                                                 $291,066           $  611,560
                                                                 ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                 ==================   ==================
Our ownership percentage                                                        100%                 100%
                                                                 ==================   ==================
Cash distributed to the Wells REIT                                         $401,031           $  835,306
                                                                 ==================   ==================
Net income allocated to the Wells REIT                                     $291,066           $  611,560
                                                                 ==================   ==================

     Since the ASML Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

     The Motorola Building

                                                                    Three Months         Seven Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                 ------------------   -------------------
Revenues:
 Rental income                                                             $485,835             $986,539
                                                                 ------------------   ------------------
Expenses:
 Depreciation                                                               184,064              366,103
 Management and leasing expenses                                             20,654               42,352
 Other operating expenses                                                    84,162              150,817
                                                                 ------------------   ------------------
                                                                            288,880              559,272
                                                                 ------------------   ------------------
Net income                                                                 $196,955             $427,267
                                                                 ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                 ==================   ==================
Our ownership percentage                                                        100%                 100%
                                                                 ==================   ==================
Cash distributed to the Wells REIT                                         $366,882             $764,851
                                                                 ==================   ==================
Net income allocated to the Wells REIT                                     $196,955             $427,267
                                                                 ==================   ==================

     Since the Motorola Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

     The Siemens Building/The XII-REIT Joint Venture

                                                                    Three Months          Five Months
                                                                        Ended                Ended
                                                                   Sept. 30, 2000       Sept. 30, 2000
                                                                 ------------------   -------------------
Revenues:
 Rental income                                                             $376,103             $598,678
                                                                 ------------------   -------------------
Expenses:
 Depreciation                                                               106,736              176,070
 Management and leasing expenses                                             14,736               18,020
 Other operating expenses                                                     1,805                2,032
                                                                 ------------------   -------------------
                                                                            123,277              196,122
                                                                 ------------------   -------------------
Net income                                                                 $252,826             $402,556
                                                                 ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                 ==================   ==================
Our ownership percentage                                                         50%                  50%
                                                                 ==================   ==================
Cash distributed to the Wells REIT                                         $155,462             $248,781
                                                                 ==================   ==================
Net income allocated to the Wells REIT                                     $126,413             $201,278
                                                                 ==================   ==================

     Since the Siemens Building was purchased in May 2000, comparative income and expense figures for the prior period are not available.

     The Avnet Building

                                                                      Three Months          Four Months
                                                                          Ended                Ended
                                                                     Sept. 30, 2000       Sept. 30, 2000
                                                                   ------------------   ------------------
Revenues:
 Rental income                                                             $442,449             $533,037
                                                                   ------------------   ------------------
Expenses:
 Depreciation                                                               132,714              176,952
 Management and leasing expenses                                             21,008               21,008
 Other operating expenses                                                    59,576               72,007
                                                                   ------------------   ------------------
                                                                            213,298              269,967
                                                                   ------------------   ------------------
Net income                                                                 $229,151             $263,070
                                                                   ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                   ==================   ==================
Our ownership percentage                                                        100%                 100%
                                                                   ==================   ==================
Cash distributed to the Wells REIT                                         $298,703             $366,292
                                                                   ==================   ==================
Net income allocated to the Wells REIT                                     $229,151             $263,070
                                                                   ==================   ==================

     Since the Avnet Building was purchased in June 2000, comparable income and expense figures for the prior period are not available.

     The Delphi Building

                                                                       Three Months          Four Months
                                                                           Ended                Ended
                                                                      Sept. 30, 2000       Sept. 30, 2000
                                                                   ------------------   ------------------
Revenues:
 Rental income                                                             $516,205             $532,947
                                                                   ------------------   ------------------
Expenses:
 Depreciation                                                               216,137              219,372
 Management and leasing expenses                                             22,167               22,167
 Other operating expenses                                                     1,650                8,782
                                                                   ------------------   ------------------
                                                                            239,954              250,321
                                                                   ------------------   ------------------
Net income                                                                 $276,251             $282,626
                                                                   ==================   ==================
Occupied percentage                                                             100%                 100%
                                                                   ==================   ==================
Our ownership percentage                                                        100%                 100%
                                                                   ==================   ==================
Cash distributed to the Wells REIT                                         $458,077             $461,653
                                                                   ==================   ==================
Net income allocated to the Wells REIT                                     $276,251             $282,626
                                                                   ==================   ==================

     Since the Delphi Building was purchased in June 2000, comparable income and expense figures for the prior period are not available.

        The Alstom Power Building (formerly the ABB-Richmond Building)

                                                                       Three Months
                                                                           Ended
                                                                      Sept. 30, 2000
                                                                    ------------------
Revenues:
 Rental income                                                             $228,597
                                                                    ------------------
Expenses:
 Depreciation                                                               110,097
 Management and leasing expenses                                             29,694
 Other operating expenses                                                   (34,658)
                                                                    ------------------
                                                                            105,133
                                                                    ------------------
Net income                                                                 $123,634
                                                                    ==================
Occupied percentage                                                             100%
                                                                    ==================
Our ownership percentage                                                        100%
                                                                    ==================
Cash distributed to the Wells REIT                                         $243,186
                                                                    ==================
Net income allocated to the Wells REIT                                     $123,464
                                                                    ==================

        On July 24, 2000, Wells OP completed a build-to-suit four-story office building containing approximately 99,057 rentable square feet on a 7.49 acre tract of land in Richmond, Virginia (Alstom Power Building). The aggregate of all costs and expenses incurred by Wells OP with respect to the acquisition and construction of the Alstom Power Building was $11,654,666.


        The building is 100% leased to Alstom Power, Inc. with a lease expiration of July 31, 2007. The monthly base rent for the Alstom Power Building is $98,644. On December 30, 1999, ABB Power Generation, Inc. merged into ABB Alstom Power, Inc., and on June 22, 2000, ABB Alstom Power, Inc. changed its name to Alstom Power, Inc.

        Since the Alstom Power Building was completed in July 2000, comparable income and expense figures for the prior period are not available.

        The Quest Building/VIII-IX-REIT Joint Venture

                                                                                   Three Months
                                                                                       Ended
                                                                                     Sept. 30,
                                                                                        2000
                                                                               -------------------
Revenues:
 Rental income                                                                         $259,148
                                                                               -------------------
Expenses:
 Depreciation                                                                            46,368
 Management and leasing expenses                                                              0
 Other operating expenses                                                                16,283
                                                                               -------------------
                                                                                         62,651
                                                                               -------------------
Net income                                                                             $196,497
                                                                               -------------------
Occupied percentage                                                                         100%
                                                                               -------------------
Our ownership percentage                                                                      7%
                                                                               -------------------
Cash distributed to the Wells REIT                                                     $  8,842
                                                                               -------------------
Net income allocated to the Wells REIT                                                 $ 11,529
                                                                               -------------------

     On June 15, 2000, the VIII-IX-REIT Joint Venture was formed between Wells OP and Fund VIII and IX Associates, a Georgia joint venture between Wells Fund VIII and Wells Fund IX. On July 1, 2000, Fund VIII and IX Associates contributed its interest in the two story office building containing approximately 65,006 rentable square feet on a 4.4 acre tract of land located in Irvine, California (Quest Building), formerly known as the Bake Parkway Building, to the VIII-IX-REIT Joint Venture.

     On August 1, 2000, Quest Software, Inc. commenced a 42 month lease for 100% of the Quest Building.

     Construction of tenant improvements to the Quest Building required under the Quest lease are being funded by capital contributions from Wells OP and are anticipated to cost approximately $1,250,000 in the aggregate.

Inflation

     The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. There are provisions in a majority of our tenant leases to protect us from the impact of inflation. These leases contain common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. These provisions should reduce our exposure to increases in costs and operating expenses resulting from inflation.

                           Prior Performance Summary

     The information presented in this section represents the historical experience of real estate programs managed by Wells Capital and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

     Of the 13 publicly offered real estate limited partnerships in which Leo F. Wells, III has served as a general partner, 12 of such limited partnerships have completed their respective offerings. These 12 limited partnerships and the year in which each of their offerings was completed are:

      1.  Wells Real Estate Fund I (1986)
      2.  Wells Real Estate Fund II (1988)
      3.  Wells Real Estate Fund II-OW (1988)
      4.  Wells Real Estate Fund III, L.P. (1990)
      5.  Wells Real Estate Fund IV, L.P. (1992)
      6.  Wells Real Estate Fund V, L.P. (1993)
      7.  Wells Real Estate Fund VI, L.P. (1994)
      8.  Wells Real Estate Fund VII, L.P. (1995)
      9.  Wells Real Estate Fund VIII, L.P. (1996)
     10.  Wells Real Estate Fund IX, L.P. (1996)
     11.  Wells Real Estate Fund X, L.P. (1997)
     12.  Wells Real Estate Fund XI, L.P. (1998).

     In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates sponsored the initial public offering of shares of common stock of the Wells REIT. The initial public offering began on January 30, 1998 and was terminated on December 19, 1999. We received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares from our initial public offering.

     Wells Capital and its affiliates sponsored a second public offering of shares of common stock of the Wells REIT. The second public offering began on December 20, 1999 and was terminated on December 19, 2000. As of December 15, 2000, we had received gross proceeds of approximately $____________ from the sale of approximately ____________ shares from our second public offering.

     Wells Capital and its affiliates are currently also sponsoring a public offering of 7,000,000 units on behalf of Wells Real Estate Fund XII, L.P., a public limited partnership. Wells Fund XII began its offering on March 22, 1999, and as of September 30, 2000, Wells Fund XII had raised $20,618,517 from 1,082 investors.

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); and (3) annual operating results of prior programs (Table III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the Wells programs have sold any of their properties.

     In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT
Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998, and as of September 30, 2000, the REIT Fund had raised $48,330,317 from 2,080 investors.

Publicly Offered Unspecified Real Estate Programs

     Wells Capital and its affiliates have previously sponsored the above listed 12 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XII offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these 13 publicly offered limited partnerships, as of September 30, 2000, was approximately $284,902,809, and the total number of investors in such programs was approximately 25,627.

     The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI available for investment in real properties have been invested in properties. As of September 30, 2000, approximately 65% of the aggregate gross rental income of the 12 publicly offered programs listed above was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. Wells Fund I recently sold one of its buildings and is in the process of marketing the remainder of its properties for sale. However, none of the other Wells programs has liquidated its real estate portfolio or, except for the one building recently sold by Wells Fund I, sold any of its real properties to date. Accordingly, no assurance can be made that Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells programs, as of December 31, 1999, was $370,247,877 of which $332,000 (or approximately .09%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 82% was or will be spent on acquiring or developing office buildings, and approximately 18% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 9% was or will be spent on new properties, 58% on existing or used properties and 33% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT, Wells Fund XII and the 12 Wells programs listed above as of September 30, 2000:

     Type of Property              New            Used         Construction
     ----------------              ---            ----         ------------
     Office Buildings            29.0%            38.2%            19.1%
     Shopping Centers               0%             4.5%             9.2%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .    a three-story medical office building in Atlanta, Georgia;

     .    a commercial office building in Atlanta, Georgia;

     . a shopping center in DeKalb County, Georgia having Kroger as the anchor tenant;

     .    a shopping center in Knoxville, Tennessee;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time. Wells Fund I recently sold one of two commercial office buildings known as Peachtree Place located in a suburb of Atlanta, Georgia. Wells Fund I is in the process of marketing the remainder of its properties for sale pending the outcome of a proxy solicitation recommending that the Class A Limited Partners vote in favor of an amendment to the Partnership Agreement to change the method of distribution of net sale proceeds.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     . a two-story office building in Charlotte, North Carolina leased to First Union Bank;

     . a four-story office building in Houston, Texas leased to The Boeing Company;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

     .    a combined retail and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time. Wells Fund II and Wells Fund II-OW acquired their properties between 1987 and 1989, and have not yet liquidated or sold any of their properties.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     . a four-story office building in Houston, Texas leased to The Boeing Company;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

     .    a combined retail and office development in Roswell, Georgia;

     . a two-story office building in Greenville, North Carolina leased to International Business Machines Corporation (IBM);

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

     . a two-story office building in Richmond, Virginia leased to General Electric.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

     . a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

     . a two-story office building in Richmond, Virginia leased to General Electric; and

     . two-story office buildings in Stockbridge, Georgia, a substantial portion of which is leased to Georgia Baptist Hospital.

     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $15,590,210 of units of Wells Fund V were treated as Class A Units, and $1,415,810 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     . a four-story office building in Jacksonville, Florida leased to IBM and CTI;

     . two-story office buildings in Stockbridge, Georgia, a substantial portion of which is leased to Georgia Baptist Hospital;

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que; and

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $21,877,575 of units of Wells Fund VI were treated as Class A Units, and $3,122,425 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .    a combined retail and office development in Roswell, Georgia;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $20,095,174 of units in Wells Fund VII were treated as Class A Units, and $4,085,000 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .    a combined retail and office development in Roswell, Georgia;

     . a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

     .    a retail development in Clayton County, Georgia.

     Certain financial information for Wells Fund VII is summarized below:

----------------------------------------------------------------------------------------------------------------------
                                              1999            1998            1997            1996             1995
----------------------------------------------------------------------------------------------------------------------
Gross Revenues                              $962,630        $846,306        $816,237        $543,291          $925,246
----------------------------------------------------------------------------------------------------------------------
Net Income                                  $895,795        $754,334        $733,149        $452,776          $804,043
----------------------------------------------------------------------------------------------------------------------

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 1998, $26,745,845 of units in Wells Fund VIII were treated as Class A Units, and $5,286,844 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

     . a two-story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

     .    a retail development in Clayton County, Georgia;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     .    a two-story office building in Orange County, California; and

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

     Certain financial information for Wells Fund VIII is summarized below:

--------------------------------------------------------------------------------------------------------------------
                                             1999            1998            1997            1996            1995
--------------------------------------------------------------------------------------------------------------------
Gross Revenues                            $1,360,497      $1,362,513      $1,204,018      $1,057,694        $402,428
--------------------------------------------------------------------------------------------------------------------
Net Income                                $1,266,946      $1,269,171      $1,102,567      $  936,590        $273,914
--------------------------------------------------------------------------------------------------------------------

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $29,898,750 of units in Wells Fund IX were treated as Class A Units, and $5,101,250 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     .    a two-story office building in Orange County, California;

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a three-story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .    a three-story office building in Boulder County, Colorado; and

     . a one-story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.

     Certain financial information for Wells Fund IX is summarized below:

       ----------------------------------------------------------------------------------------------------
                                                    1999            1998            1997            1996
       ----------------------------------------------------------------------------------------------------
       Gross Revenues                            $1,593,734      $1,561,456      $1,199,300        $406,891
       ----------------------------------------------------------------------------------------------------
       Net Income                                $1,490,331      $1,449,955      $1,091,766        $298,756
       ----------------------------------------------------------------------------------------------------

     Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units.
After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units as of December 31, 1998, $21,258,042 of units in Wells Fund X were treated as Class A Units and $5,870,870 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .    a three-story office building in Boulder County, Colorado;

     . a one-story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

     Certain financial information for Wells Fund X is summarized below:

          ------------------------------------------------------------------------------------
                                                      1999            1998            1997
          ------------------------------------------------------------------------------------
          Gross Revenues                            $1,309,281      $1,204,597        $372,507
          ------------------------------------------------------------------------------------
          Net Income                                $1,192,318      $1,050,329        $278,025
          ------------------------------------------------------------------------------------

     Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. Wells Fund XI owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to ABB Environmental Systems;

     . a one-story office building in Oklahoma City, Oklahoma leased to Lucent Technologies, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     .    a three-story office building in Boulder County, Colorado;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

     Certain financial information for Wells Fund XI is summarized below:

                                           1999            1998
               ---------------------------------------------------
               Gross Revenues            $766,586        $262,729
               ---------------------------------------------------
               Net Income                $630,528        $143,295
               ---------------------------------------------------

     Wells Fund XII began its offering on March 22, 1999. As of September 30, 2000, Wells Fund XII had received gross proceeds of $20,618,517 representing subscriptions from 1,082 limited partners. $15,959,857 of the gross proceeds were attributable to sales of cash preferred units and $4,658,660 were attributable to sales of tax preferred units. Wells Fund XII owns interests in the following properties:

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building In Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.; and

     . a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation.

     The information set forth above should not be considered indicative of results to be expected from the partnership.

     The foregoing properties in which the above 13 limited partnerships have invested have all been acquired on an all cash basis.

     Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the sponsors. In addition, upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs.
We will furnish, without charge, copies of such table upon request.

                       Federal Income Tax Considerations

General

     The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States ("Non-US Shareholders"). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

     We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

     Opinion of Counsel

     Holland & Knight LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to shareholders. It is also the opinion of our counsel that, commencing with our taxable year ended December 31, 1998, it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. It must be emphasized that Holland & Knight LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See "Risk Factors -- Failure to Qualify as a REIT.")

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     The statements made in this section of the prospectus and in the opinion of
Holland & Knight LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion.
Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

     Taxation of the Company

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.

     Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

     . we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

     . under some circumstances, we will be subject to "alternative minimum tax";

     . if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

     . if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

     . if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

     . if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     . if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

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Requirements for Qualification as a REIT

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

     Organizational Requirements

     In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

     .    be a domestic corporation;

     . elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

     .    be managed by one or more trustees or directors;

     .    have transferable shares;

     .    not be a financial institution or an insurance company;

     .    use a calendar year for federal income tax purposes;

     . have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

     .    not be closely held.

     As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 shareholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

     We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See "Taxation of Tax-Exempt Shareholders.")

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     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

     Operational Requirements -- Gross Income Tests

     To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

     . At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

     . At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     . The rents we receive or that we are deemed to receive qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

          . the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person, however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

          . rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

          . if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

          . the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately

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               compensated and from whom the REIT does not derive any income.
               However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

     . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     . we attach a schedule of our income sources to our federal income tax return; and

     . any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

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     Operational Requirements -- Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests (Asset Tests) relating to the nature and diversification of our assets.

     . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

     . Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

     . Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

     The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Operational Requirements -- Annual Distribution Requirement

     In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our shareholders each year in the amount of at least 95% of our REIT taxable income (computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments) for all tax years prior to 2001 and at least 90% of our REIT taxable income for all future years beginning with the year 2001.

     While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

     Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

     In addition, if we fail to distribute during each calendar year at least the sum of:

     .    85% of our ordinary income for that year;

     . 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

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     .    any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

     We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

     In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

     If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

     As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

     .    we would be required to pay the tax on these gains;

     . shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

     . the basis of a shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our

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shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements -- Recordkeeping

     In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

     If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See "Risk Factors -- Federal Income Tax Risks")

Sale-Leaseback Transactions

     Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that a specific sale-leaseback transaction which we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.
We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the Asset Tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Shareholders

     Definition

     In this section, the phrase "U.S. shareholder" means a holder of shares that for federal income tax purposes:

     .    is a citizen or resident of the United States;

     . is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

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     .    is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

     . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. shareholders will be taxed as described below.

     Distributions Generally

     Distributions to U.S. shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     Capital Gain Distributions

     Distributions to U.S. shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock.

     Passive Activity Loss and Investment Interest Limitations

     Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

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     Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. shareholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

     Information Reporting Requirements and Backup Withholding for U.S. Shareholders

     Under some circumstances, U.S. shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

     . fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

     .    furnishes an incorrect tax identification number;

     . is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

     . under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's U.S. federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

     Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income" (UBTI), as defined in the Internal Revenue Code. The payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt shareholder generally will not constitute unrelated business taxable income to such shareholder unless such shareholder has borrowed to acquire or carry its shares.

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     In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as unrelated business taxable income. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or
(ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the shareholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated. Any such organization which is a prospective shareholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Shareholders

     The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. shareholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

     Income Effectively Connected With a U.S. Trade or Business

     In general, Non-U.S. shareholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

     The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

     Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be

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treated first as a return of capital that will reduce each Non-U.S.
shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

     Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. shareholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption.

     Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

     Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

     . 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

     .    30% of ordinary income distributions (i.e., distributions paid out of
                                                ----
          our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder's U.S. tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

     Sale of Our Shares by a Non-U.S. Shareholder

     A sale of our shares by a Non-U.S. shareholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities

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market and on the size of the selling shareholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

     If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. shareholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

     Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

     Additional issues may arise for information reporting and backup withholding for Non-U.S. shareholders. Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

     We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, Wells OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

     The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

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     Classification as a Partnership

     We will be entitled to include in our income a distributive share of Wells OP's income and to deduct our distributive share of Wells OP's losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

     Even though Wells OP will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests").

     Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (such as a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Even if Wells OP is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, however, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight LLP is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

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

     If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT -- Operational Requirements - Asset Tests.") In addition, any change in Wells OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP's taxable income.

     Income Taxation of the Operating Partnership and its Partners

     Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP's income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

     Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties.  Pursuant to
Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

     Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT

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distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

     Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP's income and (B) our allocable share of indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Wells OP.

     If the allocation of our distributive share of Wells OP's loss would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

     Depreciation Deductions Available to the Operating Partnership. Wells OP will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. To the extent that Wells OP acquires properties for cash, Wells OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP generally will depreciate such buildings and improvements over a 40 year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12 year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

     Sale of the Operating Partnership's Property

     Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property acquired by Wells OP for cash will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the Income Tests for maintaining our REIT status. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Gross Income Tests" above.) We, however, do not presently intend to acquire

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or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP's trade or business.

                             ERISA Considerations

     The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

     Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

     . whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

     . whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

     . whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"); and

     .    the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the following duties:

     . to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

     .    to invest plan assets prudently;

     . to diversify the investments of the plan unless it is clearly prudent not to do so;

     .    to ensure sufficient liquidity for the plan; and

     . to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of

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

how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

     In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be "plan assets" of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined below.

     Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

     . sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

     . part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

     .    "freely transferable."

     Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have over 100 independent shareholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

     Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions

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

imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.

     In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

     If our Advisor or affiliates of our Advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under
Section 408(e)(2) of the Internal Revenue Code.

     We have obtained an opinion from Holland & Knight LLP that our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered plan assets under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if the Wells REIT, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that

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the advice will serve as the primary basis for investment decisions, and (2)
that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until our shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of Wells Capital.

     We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

     . that the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

     . that shareholders could realize this value if they were to attempt to sell their shares; or

     . that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

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                             Description of Shares

     The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation.

     Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below.

     As of December 15, 2000, approximately ____________ shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

     We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

     Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

     An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a

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majority of all votes entitled to be voted is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

     Under Maryland Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of the Wells REIT, (3) reorganization of the Wells REIT, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) termination of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

     Our advisor is selected and approved annually by our directors. While the shareholders do not have the ability to vote to replace Wells Capital or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

     Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests.

     In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by the board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

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     The shares in excess of the ownership limit which are attempted to be transferred will be designated as "shares-in-trust" and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

     At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20 day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust, or (b) the market price per share on the date of the transfer or redemption.

     Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event or (2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     The foregoing restrictions will continue to apply until (1) the board of directors determines it is no longer in the best interest of the Wells REIT to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Wells REIT.

     The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares. In addition, the ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

     Dividends will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are shareholders as of the record dates selected by the directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following the end of each calendar quarter.

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     We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 95% (90% beginning in year 2001) of our taxable income. (See "Federal Income Tax Considerations Requirements for Qualification as a REIT.")

     Dividends will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

     We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

     We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

     You may purchase shares under the dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed.

     You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded.

     If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends held pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

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Share Redemption Program

     Prior to the time that our shares are listed on a national securities exchange, shareholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

     If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

     Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows:
(1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors
- Investment Risks.")

     We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

     The share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

     The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (Commission) under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.

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Restrictions on Roll-Up Transactions

     In connection with any proposed transaction considered a "Roll-up Transaction" involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction.

     A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

     . a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

     . a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

     (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

     (2)  one of the following:

          (A) remaining as shareholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

          (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

     . which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

     . which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which

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          would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

     . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

     . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

Business Combinations

     Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as:

     (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

     (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

     After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

     (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and

     (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

     These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

     The business combination statute may discourage others from trying to acquire control of the Wells REIT and increase the difficulty of consummating any offer.

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Control Share Acquisitions

     Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT, but the board of directors retains the discretion to change this provision in the future.

     "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

     .    one-fifth or more but less than one-third;

     .    one-third or more but less than a majority; or

     .    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

     Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

     Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

     If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

     If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

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                      The Operating Partnership Agreement

General

     Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise to be recognized by them upon the disposition of their property. Such owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

     The property owner's goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which are equivalent to the dividend distributions made to shareholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares of the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

     Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and, as of September 30, 2000, owned an approximately 99% equity percentage interest in Wells OP. Wells Capital, our advisor, has contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 1% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

     The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

     The partnership agreement requires that Wells OP be operated in a manner that will enable the Wells REIT to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could

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result in Wells OP being taxed as a corporation, rather than as a partnership.
(See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership - Classification as a Partnership.")

     The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our shareholders.

     Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

     In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

 .    all expenses relating to the formation and continuity of existence of the
     Wells REIT;

 .    all expenses relating to the public offering and registration of securities by the Wells REIT;

 .    all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

 .    all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

 .    all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

     The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

     Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

     The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital.

                             Plan of Distribution

     We are offering a maximum of 125,000,000 shares to the public through Wells Investment Securities, Inc., the Dealer Manager, a registered broker-dealer affiliated with the advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10 per share. An additional 5,000,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 140,000,000 shares are being registered in this offering.

     Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as shareholders purchasing shares other than pursuant to the dividend reinvestment plan.

     We will also award to the Dealer Manager one soliciting dealer warrant for every 25 shares they sell during the offering period. The Dealer Manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealer as marketing fees and as reimbursement of due diligence expenses, based on such factors as the number of shares sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the offering and bona fide conference fees incurred.

     We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described above.

     We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

     Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share and selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote.

     You should pay for your shares by check payable to "Wells Real Estate Investment Trust, Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See "Suitability Standards.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

     We will place the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscription proceeds held in the account may be invested in securities backed by the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

     Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

     The offering of shares will terminate on or before December 19, 2002. However, we reserve the right to terminate this offering at any time prior to such termination date.

     The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT, and if rejected, all funds shall be returned to the rejected subscribers within ten business days.

     We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales will be identical to net proceeds we receive from other sales of shares.

     In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                                                      Dealer
                                    Sales Commissions      Purchase   Manager   Net
     Dollar Volume               ------------------------  Price      Fee Per   Proceeds
     Shares Purchased            Percent        Per Share  Per Share  Share     Per Share
     ----------------            -------        ---------  ---------  --------  ---------
     Under $500,000                 7.0%          $0.7000   $10.0000     $0.25      $9.05
     $500,000-$999,999              5.0%          $0.4895   $ 9.7895     $0.25      $9.05
     $1,000,000 and Over            3.0%          $0.2876   $ 9.5876     $0.25      $9.05

     For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer manager fee, we would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to the Wells REIT will not be affected by volume discounts.

     Because all investors will be deemed to have contributed the same amount per share to the Wells REIT for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the advisor that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, the advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by the advisor, or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more shares, a potential purchaser who proposes to purchase at least 500,000 shares may agree with Wells Capital and the Dealer Manager to have the acquisition and advisory fees payable to Wells Capital with respect to the sale of such shares reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such shares reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $1.10 per share, and the purchaser of such shares would be required to pay a total of $8.90 per share purchased, rather than $10.00 per share. The net proceeds to the Wells REIT would not be affected by such fee reductions. Of the $8.90 paid per share, we anticipate that approximately $8.40 per share or approximately 94.4% will be used to acquire properties and pay required acquisition expenses relating to the acquisition of properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     . there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

     . all purchasers of the shares must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

     . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

     Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the Wells REIT will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Wells REIT.

     In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from dividends or other cash distributions otherwise payable to such shareholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

     Shareholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such shareholders and will instead be paid to third parties to satisfy commission obligations.

     Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by the Wells REIT, the Dealer Manager, the advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

     In the event that listing of the shares occurs or is reasonably anticipated to occur at any time prior to the satisfaction of our remaining commission obligations, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In such event, we shall provide notice of such acceleration to shareholders who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing; provided that, in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares.

                          Supplemental Sales Material

     In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                Legal Opinions

     The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Counsel). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by such Counsel, and Counsel has opined as to certain income tax matters relating to an investment in shares of the Wells REIT. Counsel has represented Wells Capital, our advisor, as well as affiliates of Wells Capital, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                                    Experts

Audited Financial Statements

     The audited financial statements of the Wells REIT as of December 31, 1999 and 1998, and for each of the years in the two year period ended December 31, 1999, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

     The Statements of Revenues over Certain Operating Expenses of the Motorola Plainfield Building, the Dial Building, the ASML Building and the Motorola Tempe Building for the year ended December 31, 1999, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

Unaudited Financial Statements

     The unaudited interim financial statements of the Wells REIT as of September 30, 2000, and for the three and nine month periods ended September 30, 2000 and 1999, which are included in this prospectus, have not been audited.

     The Statements of Revenues over Certain Operating Expenses of the Motorola Plainfield Building for the nine months ended September 30, 2000, which are included in this prospectus, have not been audited.

     The unaudited pro forma financial statements of the Wells REIT for the year ended December 31, 1999, and for the nine month period ended September 30, 2000, which are included in this prospectus, have not been audited.

                            Additional Information

     We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

     . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     . the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

     . the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

                                   Glossary

     The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

     "Dealer Manager" means Wells Investment Securities, Inc.

     "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

     "Property Manager" means Wells Management Company, Inc.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

          Index to Financial Statements and Prior Performance Tables

                                                                                                    Page
                                                                                                    ----
Wells Real Estate Investment Trust, Inc. and Subsidiary
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                                                   163
          Consolidated Balance Sheets as of December 31, 1999 and
           December 31, 1998                                                                         164
          Consolidated Statements of Income for the years ended
           December 31, 1999 and December 31, 1998                                                   165
          Consolidated Statements of Shareholders' Equity for the
           years ended December 31, 1999 and December 31, 1998                                       166
          Consolidated Statements of Cash Flows for the years ended
           December 31, 1999 and December 31, 1998                                                   167
          Notes to Consolidated Financial Statements                                                 168

     Interim (Unaudited) Financial Statements
     ----------------------------------------

          Balance Sheets as of September 30, 2000 and December 31, 1999                              189
          Statements of Income for the three and nine months ended
           September 30, 2000 and 1999                                                               190
          Statements of Shareholders' Equity for the nine months ended
           September 30, 2000 and the year ended December 31, 1999                                   191
          Statements of Cash Flows for the nine months ended
           September 30, 2000 and 1999                                                               192
          Condensed Notes to Financial Statements                                                    193

Dial Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                                                   197
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                                      198
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                                             199

ASML Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                                                   200
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                                      201
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                                             202

Motorola Tempe Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                                                   203
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                                      204
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                                             205

Motorola Plainfield Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                                                   206
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999 and the nine month
           period ended September 30, 2000 (Unaudited)                                               207
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                                             208

Wells Real Estate Investment Trust, Inc.
     Unaudited Pro Forma Financial Statements
     ----------------------------------------

          Summary of Unaudited Pro Forma Financial Statements                                        210
          Pro Forma Balance Sheet as of September 30, 2000                                           211
          Pro Forma Statement of Income for the year ended
           December 31, 1999                                                                         213
          Pro Forma Statement of Income for the nine month period
           ended September 30, 2000                                                                  214

Prior Performance Tables                                                                             215

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
January 20, 2000

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1999 AND 1998


                                    ASSETS

                                                                              1999                 1998
                                                                         --------------        ------------
REAL ESTATE ASSETS, at cost:
   Land                                                                  $   14,500,822        $  1,520,834
   Building, less accumulated depreciation of $1,726,103 and $0
     at December 31, 1999 and 1998, respectively                             81,507,040          20,076,845
   Construction in progress                                                  12,561,459                   0
                                                                         --------------        ------------
          Total real estate assets                                          108,569,321          21,597,679

INVESTMENT IN JOINT VENTURES                                                 29,431,176          11,568,677

CASH AND CASH EQUIVALENTS                                                     2,929,804           7,979,403

DEFERRED OFFERING COSTS                                                         964,941             548,729

DEFERRED PROJECT COSTS                                                           28,093             335,421

DUE FROM AFFILIATES                                                             648,354             262,345

PREPAID EXPENSES AND OTHER ASSETS                                             1,280,601             540,319
                                                                         --------------        ------------
          Total assets                                                   $  143,852,290        $ 42,832,573
                                                                         ==============        ============

                                    LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                                 $      461,300        $    187,827
   Notes payable                                                             23,929,228          14,059,930
   Dividends payable                                                          2,166,701             408,176
   Due to affiliate                                                           1,079,466             554,953
                                                                         --------------        ------------
          Total liabilities                                                  27,636,695          15,210,886
                                                                         --------------        ------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                       200,000             200,000
                                                                         --------------        ------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 40,000,000 shares authorized,
     13,471,085 shares issued and outstanding at December 31,
     1999 and 3,154,136 shares issued and outstanding at
     December 31, 1998                                                          134,710              31,541
   Additional paid-in capital                                               115,880,885          27,056,112
   Retained earnings                                                                  0             334,034
                                                                         --------------        ------------
          Total shareholders' equity                                        116,015,595          27,421,687
                                                                         --------------        ------------
          Total liabilities and shareholders' equity                     $  143,852,290        $ 42,832,573
                                                                         ==============        ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                        CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                         1999               1998
                                                                      ----------          ---------
REVENUES:
   Rental income                                                      $4,735,184          $  20,994
   Equity in income of joint ventures                                  1,243,969            263,315
   Interest income                                                       502,993            110,869
   Other income                                                           13,249                  0
                                                                      ----------          ---------
                                                                       6,495,395            395,178
                                                                      ----------          ---------
EXPENSES:
   Depreciation                                                        1,726,103                  0
   Interest expense                                                      442,029             11,033
   Operating costs, net of reimbursements                                (74,666)                 0
   Management and leasing fees                                           257,744                  0
   General and administrative                                            123,776             29,943
   Legal and accounting                                                  115,471             19,552
   Computer costs                                                         11,368                616
   Amortization of organizational costs                                    8,921                  0
                                                                      ----------          ---------
                                                                       2,610,746             61,144
                                                                      ----------          ---------
NET INCOME                                                            $3,884,649          $ 334,034
                                                                      ==========          =========
EARNINGS PER SHARE:
   Basic and diluted                                                  $     0.50          $    0.40
                                                                      ==========          =========

 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                      Common Stock        Additional                    Total
                                  --------------------     Paid-In       Retained   Shareholders'
                                    Shares     Amount      Capital       Earnings       Equity
                                 ----------  ---------  ------------    ----------  ------------
BALANCE, December 31, 1997              100  $      1   $        999   $         0  $      1,000

   Issuance of common stock       3,154,036    31,540     31,508,820             0    31,540,360
   Net income                             0         0              0       334,034       334,034
   Dividends ($.31 per share)             0         0       (511,163)            0      (511,163)
   Sales commissions                      0         0     (2,996,334)            0    (2,996,334)
   Other offering expenses                0         0       (946,210)            0      (946,210)
                                 ----------  --------   ------------    ----------  ------------
BALANCE December 31, 1998         3,154,136    31,541     27,056,112       334,034    27,421,687

   Issuance of common stock      10,316,949   103,169    103,066,321             0   103,169,490
   Net income                             0         0              0     3,884,649     3,884,649
   Dividends ($.70 per share)             0         0     (1,346,240)   (4,218,683)   (5,564,923)
   Sales commissions                      0         0     (9,801,197)            0    (9,801,197)
   Other offering expenses                0         0     (3,094,111)            0    (3,094,111)
                                 ----------  --------   ------------   -----------  ------------
BALANCE, December 31, 1999       13,471,085  $134,710   $115,880,885   $         0  $116,015,595
                                 ==========  ========   ============   ===========  ============

  The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                        1999            1998
                                                                   -------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $   3,884,649   $    334,034
                                                                   -------------   ------------
   Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
       Equity in income of joint ventures                             (1,243,969)      (263,315)
       Depreciation                                                    1,726,103              0
       Amortization of organizational costs                                8,921              0
       Changes in assets and liabilities:
          Prepaid expenses and other assets                             (749,203)      (540,319)
          Accounts payable and accrued expenses                          273,473        187,827
          Due to affiliates                                              108,301          6,224
                                                                   -------------   ------------
            Total adjustments                                            123,626       (609,583)
                                                                   -------------   ------------
            Net cash provided by (used in) operating activities        4,008,275       (275,549)
                                                                   -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                         (85,514,506)   (21,299,071)
   Investment in joint ventures                                      (17,641,211)   (11,276,007)
   Deferred project costs paid                                        (3,610,967)    (1,103,913)
   Distributions received from joint ventures                          1,371,728        178,184
                                                                   -------------   ------------
            Net cash used in investing activities                   (105,394,956)   (33,500,807)
                                                                   -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                        40,594,463     14,059,930
   Repayments of notes payable                                       (30,725,165)             0
   Dividends paid to shareholders                                     (3,806,398)      (102,987)
   Issuance of common stock                                          103,169,490     31,540,360
   Sales commissions paid                                             (9,801,197)    (2,996,334)
   Other offering costs paid                                          (3,094,111)      (946,210)
                                                                   -------------   ------------
            Net cash provided by financing activities                 96,337,082     41,554,759
                                                                   -------------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (5,049,599)     7,778,403

CASH AND CASH EQUIVALENTS, beginning of year                           7,979,403        201,000
                                                                   -------------   ------------
CASH AND CASH EQUIVALENTS, end of year                             $   2,929,804   $  7,979,403
                                                                   =============   ============
SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
   Deferred project costs applied to real estate assets            $   3,183,239   $    298,608
                                                                   =============   ============

   Deferred project costs contributed to joint ventures            $     735,056   $    469,884
                                                                   =============   ============

   Deferred offering costs due to affiliate                        $     416,212   $          0
                                                                   =============   ============

  The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1999 AND 1998


     1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 40,000,000 (exclusive of 2,200,000 shares available pursuant to the Company's dividend reinvestment plan) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection with this, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the amounts of the Operating Partnership.

The Operating Partnership owns the following properties directly: (i) the PriceWaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office building located in Wood Dale, Illinois; and (iv) the Cinemark Building, a five-story office building located in Plano, Texas.

The Company also owns interests in several properties through a joint venture among the Operating Partnership, Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"). This joint venture is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Fund IX, X, XI, and REIT Joint Venture"). In addition, the Company owns an interest in several properties through a joint venture between Wells Fund XI, Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and the Operating Partnership, which is referred to as Wells Fund XI, XII and REIT Joint Venture. The Company owns two properties through a joint venture between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI.

Through its investment in the Fund IX, X, XI, and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Knoxville, Tennessee (the "ABB Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"), (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story warehouse facility in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Lucent Technologies Building").

The following properties are owned by the Company through its investment in a joint venture with Fund X and XI Associates: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture

Building") owned by Wells/Orange County Associates and (ii) a warehouse and office building in Fremont, California (the "Fairchild Building") owned by Wells/Fremont Associates.

Through its investment in the Wells Fund XI, XII, and REIT Joint Venture, the Company owns interests in the following properties: (i) a two-story manufacturing and office building in Greenville County, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

Use of Estimates and Factors Affecting the Company

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 1998. As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its shareholders and satisfies certain other requirements. Additionally, the Operating Partnership is not subject to federal or state income taxes. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements for the years ended December 31, 1999 and 1998.

Real Estate Assets

Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 1999.

Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Investment in Joint Ventures

Basis of Presentation. The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investment in the joint ventures is recorded using the equity method of accounting.

Partners' Distributions and Allocations of Profit and Loss. Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

Deferred Lease Acquisition Costs. Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Revenue Recognition

All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

     2.   DEFERRED PROJECT COSTS

The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 1999 were $4,714,880 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 1999 and 1998 represent fees not yet applied to properties.

     3.   DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 1999, the Advisor paid organization and offering expenses on behalf of the Company in the aggregate amount of $5,005,262, of which the Advisor was reimbursed $4,040,321, which did not exceed the 5% limitation. The unpaid portion of deferred offering costs is $964,941 and is included in due to affiliate in the accompanying balance sheet.

     4.   RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 1999 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 1999 and 1998 as follows:

                                                        1999         1998
                                                      ---------    ---------
       Fund IX, X, XI, and REIT Joint Venture         $  32,079    $  38,360
       Wells/Orange County Associates                    75,953       77,123
       Wells/Fremont Associates                         152,681      146,862
       Fund XI, XII, and REIT                           387,641            0
                                                      ---------    ---------
                                                      $ 648,354    $ 262,345
                                                      =========    =========

The Company entered into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management by the joint ventures was $336,517 for the year ended December 31, 1999.

The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

     5.   INVESTMENT IN JOINT VENTURES

The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 1999 and 1998 are summarized as follows:

                                                          1999                          1998
                                                ------------------------      ------------------------
                                                   Amount        Percent         Amount        Percent
                                                ------------     -------      ------------     -------
Fund IX, X, XI, and REIT Joint Venture          $  1,388,884        4%        $  1,443,378        4%
Wells/Orange County Associates                     2,893,112       44            2,958,617       44
Wells/Fremont Associates                           6,988,210       78            7,166,682       78
Fund XI, XII, and REIT Joint Venture              18,160,970       57                    0        0
                                                ------------                  ------------
                                                $ 29,431,176                  $ 11,568,677
                                                ============                  ============

The following is a rollforward of the Operating Partnership's investment in joint ventures for the years ended December 31, 1999 and 1998:

                                                             1999            1998
                                                          -----------     -----------
       Investment in joint ventures, beginning of year    $11,568,677     $         0
       Equity in income of joint ventures                   1,243,969         263,315
       Contributions to joint ventures                     18,376,267      11,745,890
       Distributions from joint ventures                   (1,757,737)       (440,528)
                                                          -----------     -----------
       Investment in joint ventures, end of year          $29,431,176     $11,568,677
                                                          ===========     ===========

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Wells Fund IX and Wells Fund X entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Building, to the Fund IX and X Associates joint venture. A 83,885-square-foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Fund XI and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Lucent Technologies Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998

                                    ASSETS


                                                                     1999           1998
                                                                 ------------    ------------
Real estate assets, at cost:
   Land                                                          $  6,698,020    $  6,454,213
   Building and improvements, less accumulated depreciation
      of $2,792,068 in 1999 and $1,253,156 in 1998                 29,878,541      30,686,845
   Construction in progress                                                 0             990
                                                                 ------------    ------------
           Total real estate assets                                36,576,561      37,142,048
Cash and cash equivalents                                           1,146,874       1,329,457
Accounts receivable                                                   554,965         133,257
Prepaid expenses and other assets                                     526,409         441,128
                                                                 ------------    ------------
           Total assets                                          $ 38,804,809    $ 39,045,890
                                                                 ============    ============


                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accounts payable                                              $    704,914    $    409,737
   Due to affiliates                                                    6,379           4,406
   Partnership distributions payable                                  804,734       1,000,127
                                                                 ------------    ------------
           Total liabilities                                        1,516,027       1,414,270
                                                                 ------------    ------------
Partners' capital:
   Wells Real Estate Fund IX                                       14,590,626      14,960,100
   Wells Real Estate Fund X                                        18,000,869      18,707,139
   Wells Real Estate Fund XI                                        3,308,403       2,521,003
   Wells Operating Partnership, L.P.                                1,388,884       1,443,378
                                                                 ------------    ------------
           Total partners' capital                                 37,288,782      37,631,620
                                                                 ------------    ------------
           Total liabilities and partners' capital               $ 38,804,809    $ 39,045,890
                                                                 ============    ============

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                          Statements of Income (Loss)
             for the Years Ended December 31, 1999, 1998, and 1997


                                                           1999           1998         1997
                                                       -----------    -----------   ---------
Revenues:
   Rental income                                        $3,932,962     $2,945,980     $28,512
   Interest income                                         120,080         20,438           0
                                                       -----------    -----------   ---------
                                                         4,053,042      2,966,418      28,512
                                                       -----------    -----------   ---------
Expenses:
   Depreciation                                          1,538,912      1,216,293      36,863
   Management and leasing fees                             286,139        226,643       1,711
   Operating costs, net of reimbursements                  (43,501)      (140,506)     10,118
   Property administration expense                          63,311         34,821           0
   Legal and accounting                                     35,937         15,351           0
                                                       -----------    -----------   ---------
                                                         1,880,798      1,352,602      48,692
                                                       -----------    -----------   ---------
Net income (loss)                                       $2,172,244     $1,613,816    $(20,180)
                                                       ===========    ===========   =========
Net income (loss) allocated to Wells Real Estate
   Fund IX                                              $  850,072     $  692,116    $(10,145)
                                                       ===========    ===========   =========
Net income (loss) allocated to Wells Real Estate
   Fund X                                               $1,056,316     $  787,481    $(10,035)
                                                       ===========    ===========   =========

Net income allocated to Wells Real Estate Fund XI       $  184,355     $   85,352    $      0
                                                       ===========    ===========   =========
Net income allocated to Wells Operating
   Partnership, L.P.                                    $   81,501     $   48,867    $      0
                                                       ===========    ===========   =========


                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
             for the Years Ended December 31, 1999, 1998, and 1997


                                 Wells Real    Wells Real      Wells Real        Wells              Total
                                   Estate        Estate          Estate        Operating          Partners'
                                  Fund IX        Fund X         Fund XI    Partnership,  L.P.      Capital
                                ------------   -----------     ----------  ------------------   ------------
Balance, December 31, 1996       $         0   $         0     $        0    $            0     $          0
   Net loss                          (10,145)      (10,035)             0                 0          (20,180)
   Partnership contributions       3,712,938     3,672,838              0                 0        7,385,776
                                ------------   -----------     ----------    --------------     ------------
Balance, December 31, 1997         3,702,793     3,662,803              0                 0        7,365,596
   Net income                        692,116       787,481         85,352            48,867        1,613,816
   Partnership contributions      11,771,312    15,613,477      2,586,262         1,480,741       31,451,792
   Partnership distributions      (1,206,121)   (1,356,622)      (150,611)          (86,230)      (2,799,584)
                                ------------   -----------     ----------    --------------     ------------
Balance, December 31, 1998        14,960,100    18,707,139      2,521,003         1,443,378       37,631,620
   Net income                        850,072     1,056,316        184,355            81,501        2,172,244
   Partnership contributions         198,989             0        911,027                 0        1,110,016
   Partnership distributions      (1,418,535)   (1,762,586)      (307,982)         (135,995)      (3,625,098)
                                ------------   -----------     ----------    --------------     ------------
Balance, December 31, 1999       $14,590,626   $18,000,869     $3,308,403    $    1,388,884     $ 37,288,782
                                ============   ===========     ==========    ==============     ============

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
             for the Years Ended December 31, 1999, 1998, and 1997

                                                       1999           1998            1997
                                                   -----------    ------------   ------------
Cash flows from operating activities:
   Net income (loss)                               $ 2,172,244    $  1,613,816   $    (20,180)
                                                   -----------    ------------   ------------
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation                                1,538,912       1,216,293         36,863
         Changes in assets and liabilities:
           Accounts receivable                        (421,708)        (92,745)       (40,512)
           Prepaid expenses and other assets           (85,281)       (111,818)      (329,310)
           Accounts payable                            295,177          29,967        379,770
           Due to affiliates                             1,973           1,927          2,479
                                                   -----------    ------------   ------------
              Total adjustments                      1,329,073       1,043,624         49,290
                                                   -----------    ------------   ------------
              Net cash provided by operating
                 activities                          3,501,317       2,657,440         29,110
                                                   -----------    ------------   ------------
Cash flows from investing activities:
   Investment in real estate                          (930,401)    (24,788,070)    (5,715,847)
                                                   -----------    ------------   ------------
Cash flows from financing activities:
   Distributions to joint venture partners          (3,820,491)     (1,799,457)             0
   Contributions received from partners              1,066,992      24,970,373      5,975,908
                                                   -----------    ------------   ------------
              Net cash (used in) provided by
                 financing activities               (2,753,499)     23,170,916      5,975,908
Net (decrease) increase in cash and cash           -----------    ------------   ------------
   equivalents                                        (182,583)      1,040,286        289,171
Cash and cash equivalents, beginning of year         1,329,457         289,171              0
                                                   -----------    ------------   ------------
Cash and cash equivalents, end of year             $ 1,146,874    $  1,329,457   $    289,171
                                                   ===========    ============   ============
Supplemental disclosure of noncash activities:
   Deferred project costs contributed to
      joint venture                                $    43,024    $  1,470,780   $    318,981
                                                   ===========    ============   ============
   Contribution of real estate assets to           $         0    $  5,010,639   $  1,090,887
      joint venture                                ===========    ============   ============

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square-foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998

                                    ASSETS

                                                                       1999           1998
                                                                   -----------    -----------
Real estate assets, at cost:
   Land                                                             $2,187,501     $2,187,501
   Building, less accumulated depreciation of $278,652 in
      1999 and $92,087 in 1998                                       4,385,463      4,572,028
                                                                   -----------    -----------
           Total real estate assets                                  6,572,964      6,759,529
Cash and cash equivalents                                              176,666        180,895
Accounts receivable                                                     49,679         13,123
                                                                   -----------    -----------
           Total assets                                             $6,799,309     $6,953,547
                                                                   ===========    ===========

                               LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accounts payable                                                 $        0     $    1,550
   Partnership distributions payable                                   173,935        176,614
                                                                  ------------    -----------
           Total liabilities                                           173,935        178,164
                                                                  ------------    -----------
Partners' capital:
   Wells Operating Partnership, L.P.                                 2,893,112      2,958,617
   Fund X and XI Associates                                          3,732,262      3,816,766
                                                                  ------------    -----------
           Total partners' capital                                   6,625,374      6,775,383
                                                                  ------------    -----------
           Total liabilities and partners' capital                  $6,799,309     $6,953,547
                                                                  ============    ===========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                             Statements of Income
                for the Years Ended December 31, 1999 and 1998

                                                                          1999         1998
                                                                       ---------    ---------
Revenues:
   Rental income                                                        $795,545     $331,477
   Interest income                                                             0          448
                                                                       ---------    ---------
                                                                         795,545      331,925
                                                                       ---------    ---------
Expenses:
   Depreciation                                                          186,565       92,087
   Management and leasing fees                                            30,360       12,734
   Operating costs, net of reimbursements                                 22,229        2,288
   Interest                                                                    0       29,472
   Legal and accounting                                                    5,439        3,930
                                                                       ---------    ---------
                                                                         244,593      140,511
                                                                       ---------    ---------
Net income                                                              $550,952     $191,414
                                                                       =========    =========

Net income allocated to Wells Operating Partnership, L.P.               $240,585     $ 91,978
                                                                       =========    =========

Net income allocated to Fund X and XI Associates                        $310,367    $  99,436
                                                                       =========    =========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                for the Years Ended December 31, 1999 and 1998

                                                    Wells
                                                  Operating         Fund X          Total
                                                Partnership,        and XI        Partners'
                                                    L.P.          Associates       Capital
                                               --------------    ------------    ------------
Balance, December 31, 1997                         $        0      $        0      $        0
   Net income                                          91,978          99,436         191,414
   Partnership contributions                        2,991,074       3,863,272       6,854,346
   Partnership distributions                         (124,435)       (145,942)       (270,377)
                                               --------------    ------------    ------------
Balance, December 31, 1998                          2,958,617       3,816,766       6,775,383
   Net income                                         240,585         310,367         550,952
   Partnership distributions                         (306,090)       (394,871)       (700,961)
                                               --------------    ------------    ------------
Balance, December 31, 1999                         $2,893,112      $3,732,262      $6,625,374
                                               ==============    ============    ============

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                for the Years Ended December 31, 1999 and 1998

                                                                         1999         1998
                                                                      ----------  ------------
Cash flows from operating activities:
   Net income                                                         $  550,952  $    191,414
   Adjustments to reconcile net income to net cash provided by        ----------  ------------
      operating activities:
         Depreciation                                                    186,565        92,087
         Changes in assets and liabilities:
           Accounts receivable                                           (36,556)      (13,123)
           Accounts payable                                               (1,550)        1,550
                                                                      ----------  ------------
              Total adjustments                                          148,459        80,514
                                                                      ----------  ------------
              Net cash provided by operating activities                  699,411       271,928
Cash flows from investing activities:                                 ----------  ------------

   Investment in real estate                                                   0    (6,563,700)
Cash flows from financing activities:                                 ----------  ------------

   Issuance of note payable                                                    0     4,875,000
   Payment of note payable                                                     0    (4,875,000)
   Distributions to partners                                            (703,640)      (93,763)
   Contributions received from partners                                        0     6,566,430
                                                                      ----------  ------------
              Net cash (used in) provided by financing activities       (703,640)    6,472,667
                                                                      ----------  ------------
Net (decrease) increase in cash and cash equivalents                      (4,229)      180,895
Cash and cash equivalents, beginning of year                             180,895             0
                                                                      ----------  ------------
Cash and cash equivalents, end of year                                $  176,666  $    180,895
                                                                      ==========  ============
Supplemental disclosure of noncash activities:

   Deferred project costs contributed to joint venture                $        0  $    287,916
                                                                      ==========  ============

Wells/Fremont Associates

On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a
58,424-square-foot warehouse and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:


                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998

                                    ASSETS

                                                                       1999           1998
                                                                   -----------    -----------
Real estate assets, at cost:
   Land                                                             $2,219,251     $2,219,251
   Building, less accumulated depreciation of $428,246 in
      1999 and $142,720 in 1998                                      6,709,912      6,995,439
                                                                   -----------    -----------
           Total real estate assets                                  8,929,163      9,214,690
Cash and cash equivalents                                              189,012        192,512
Accounts receivable                                                     92,979         34,742
                                                                   -----------    -----------
           Total assets                                             $9,211,154     $9,441,944
                                                                  ============    ===========

                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accounts payable                                                 $    2,015     $    3,565
   Due to affiliate                                                      5,579          2,052
   Partnership distributions payable                                   186,997        189,490
                                                                  ------------   ------------
           Total liabilities                                           194,591        195,107
Partners' capital:                                                ------------   ------------
   Wells Operating Partnership, L.P.                                 6,988,210      7,166,682
   Fund X and XI Associates                                          2,028,353      2,080,155
                                                                  ------------   ------------
           Total partners' capital                                   9,016,563      9,246,837
                                                                  ------------   ------------
           Total liabilities and partners' capital                  $9,211,154     $9,441,944
                                                                  ============   ============

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                             Statements of Income
                for the Years Ended December 31, 1999 and 1998

                                                               1999       1998
                                                             --------   --------
Revenues:
   Rental income                                             $902,946   $401,058
   Interest income                                                  0      3,896
                                                             --------   --------
                                                              902,946    404,954
                                                             --------   --------
Expenses:
   Depreciation                                               285,526    142,720
   Management and leasing fees                                 37,355     16,726
   Operating costs, net of reimbursements                      16,006      3,364
   Interest                                                         0     73,919
   Legal and accounting                                         4,885      6,306
                                                             --------   --------
                                                              343,772    243,035
                                                             --------   --------
Net income                                                   $559,174   $161,919
                                                             ========   ========

Net income allocated to Wells Operating Partnership, L.P.    $433,383   $122,470
                                                             ========   ========

Net income allocated to Fund X and XI Associates             $125,791   $ 39,449
                                                             ========   ========



                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                for the Years Ended December 31, 1999 and 1998



                                           Wells
                                        Operating       Fund X         Total
                                       Partnership,     and XI        Partners'
                                           L.P.       Associates      Capital
                                       ------------   ----------     ----------

Balance, December 31, 1997             $          0   $        0     $        0
   Net income                               122,470       39,449        161,919
   Partner contributions                  7,274,075    2,083,334      9,357,409
   Partnership distributions               (229,863)     (42,628)      (272,491)
                                       ------------   ----------     ----------
Balance, December 31, 1998                7,166,682    2,080,155      9,246,837
   Net income                               433,383      125,791        559,174
   Partnership distributions               (611,855)    (177,593)      (789,448)
                                       ------------   ----------     ----------
Balance, December 31, 1999             $  6,988,210   $2,028,353     $9,016,563
                                       ============   ==========     ==========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                for the Years Ended December 31, 1999 and 1998

                                                                                  1999                 1998
                                                                               -----------          -----------
Cash flows from operating activities:
   Net income                                                                  $   559,174          $   161,919
                                                                               -----------          -----------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                               285,526              142,720
        Changes in assets and liabilities:
          Accounts receivable                                                      (58,237)             (34,742)
          Accounts payable                                                          (1,550)               3,565
          Due to affiliate                                                           3,527                2,052
                                                                               -----------          -----------
            Total adjustments                                                      229,266              113,595
                                                                               -----------          -----------
            Net cash provided by operating activities                              788,440              275,514
                                                                               -----------          -----------
Cash flows from investing activities:
   Investment in real estate                                                             0           (8,983,111)
                                                                               -----------          -----------
Cash flows from financing activities:
   Issuance of note payable                                                              0            5,960,000
   Payment of note payable                                                               0           (5,960,000)
   Distributions to partners                                                      (791,940)             (83,001)
   Contributions received from partners                                                  0            8,983,110
                                                                               -----------          -----------
            Net cash (used in) provided by financing activities                   (791,940)           8,900,109
                                                                               -----------          -----------
Net (decrease) increase in cash and cash equivalents                                (3,500)             192,512
Cash and cash equivalents, beginning of year                                       192,512                    0
                                                                               -----------          -----------
Cash and cash equivalents, end of year                                         $   189,012          $   192,512
                                                                               ===========          ===========
Supplemental disclosure of noncash activities:
   Deferred project costs contributed to joint venture                         $         0          $   374,299
                                                                               ===========          ===========

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Wells Fund XII and Wells Fund XI. On May 18, 1999, the joint venture purchased a 169,510-square-foot, two-story manufacturing and office building, known as EYBL CarTex, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900 square-foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000 square-foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400 square-foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 1999

                                    ASSETS

Real estate assets, at cost:
   Land                                                                          $  5,048,797
   Building and improvements, less accumulated depreciation of $506,582            26,811,869
                                                                                 ------------
           Total real estate assets                                                31,860,666
Cash and cash equivalents                                                             766,278
Accounts receivable                                                                   133,777
Prepaid assets and other expenses                                                      26,486
                                                                                 ------------
           Total assets                                                          $ 32,787,207
                                                                                 ============

                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accounts payable                                                              $    112,457
   Partnership distributions payable                                                  680,294
                                                                                 ------------
           Total liabilities                                                          792,751
                                                                                 ------------
Partners' capital:
   Wells Real Estate Fund XI                                                        8,365,852
   Wells Real Estate Fund XII                                                       5,467,634
   Wells Operating Partnership, L.P.                                               18,160,970
                                                                                 ------------
           Total partners' capital                                                 31,994,456
                                                                                 ------------
           Total liabilities and partners' capital                               $ 32,787,207
                                                                                 ============

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                              Statement of Income
                     for the Year Ended December 31, 1999

Revenues:
   Rental income                                                   $ 1,443,446
   Other income                                                             57
                                                                   -----------
                                                                     1,443,503
                                                                   -----------
Expenses:
   Depreciation                                                        506,582
   Management and leasing fees                                          59,230
   Operating costs, net of reimbursements                                6,433
   Property administration                                              14,185
   Legal and accounting                                                  4,000
                                                                   -----------
                                                                       590,430
                                                                   -----------
Net income                                                         $   853,073
                                                                   ===========

Net income allocated to Wells Real Estate Fund XI                  $   240,031
                                                                   ===========

Net income allocated to Wells Real Estate Fund XII                 $   124,542
                                                                   ===========

Net income allocated to Wells Operating Partnership, L.P.          $   488,500
                                                                   ===========


                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                     for the Year Ended December 31, 1999

                                                                                     Wells
                                              Wells Real        Wells Real         Operating             Total
                                                Estate            Estate          Partnership,         Partners'
                                               Fund XI           Fund XII             L.P.              Capital
                                             -----------       -----------        ------------       ------------
Balance, December 31, 1998                   $         0       $         0        $          0       $          0
   Net income                                    240,031           124,542             488,500            853,073
   Partnership contributions                   8,470,160         5,520,835          18,376,267         32,367,262
   Partnership distributions                    (344,339)         (177,743)           (703,797)        (1,225,879)
                                             -----------       -----------        ------------       ------------
Balance, December 31, 1999                   $ 8,365,852       $ 5,467,634        $ 18,160,970       $ 31,994,456
                                             ===========       ===========        ============       ============

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                     for the Year Ended December 31, 1999

Cash flows from operating activities:
   Net income                                                                   $     853,073
                                                                                -------------
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                 506,582
         Changes in assets and liabilities:
           Accounts receivable                                                       (133,777)
           Prepaid expenses and other assets                                          (26,486)
           Accounts payable                                                           112,457
                                                                                -------------
              Total adjustments                                                       458,776
                                                                                -------------
              Net cash provided by operating activities                             1,311,849
                                                                                -------------
Cash flows from financing activities:
   Distributions to joint venture partners                                           (545,571)
                                                                                -------------
Net increase in cash and cash equivalents                                             766,278
Cash and cash equivalents, beginning of year                                                0
                                                                                -------------
Cash and cash equivalents, end of year                                          $     766,278
                                                                                =============

Supplemental disclosure of noncash activities:
   Deferred project costs contributed to joint venture                          $   1,294,686
                                                                                =============

   Contribution of real estate assets to joint venture                          $  31,072,562
                                                                                =============


  6.    INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

The Operating Partnership's income tax basis net income for the years ended December 31, 1999 and 1998 are calculated as follows:


                                                                        1999             1998
                                                                     -----------       ---------
Financial statement net income                                       $ 3,884,649       $ 334,034
Increase (decrease) in net income resulting from:
   Depreciation expense for financial reporting purposes in
      excess of amounts for income tax purposes                          949,631          82,618
   Rental income accrued for financial reporting purposes in
      excess of amounts for income tax purposes                         (789,599)        (35,427)
   Expenses deductible when paid for income tax purposes,
      accrued for financial reporting purposes                            49,906           1,634
                                                                     -----------       ---------
           Income tax basis net income                               $ 4,094,587       $ 382,859
                                                                     ===========       =========

The Operating Partnership's income tax basis partners' capital at December 31, 1999 and 1998 is computed as follows:


                                                                         1999                1998
                                                                     ------------         -----------
Financial statement partners' capital                                $116,015,595         $27,421,687
Increase (decrease) in partners' capital resulting from:
   Depreciation expense for financial reporting purposes
      in excess of amounts for income tax purposes                      1,032,249              82,618
   Capitalization of syndication costs for income tax
      purposes, which are accounted for as cost of capital
      for financial reporting purposes                                 12,896,312           3,942,545
   Accumulated rental income accrued for financial
      reporting purposes in excess of amounts for income
      tax purposes                                                       (825,026)            (35,427)
   Accumulated expenses deductible when paid for income
      tax purposes, accrued for financial reporting
      purposes                                                             51,540               1,634
   Dividends payable                                                    2,166,701             408,176
                                                                     ------------         -----------
Income tax basis partners' capital                                   $131,337,371         $31,821,233
                                                                     ============         ===========

  7.    RENTAL INCOME

The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 1999 is as follows:

              Year ended December 31:
                 2000                                            $  11,737,408
                 2001                                               11,976,253
                 2002                                               12,714,291
                 2003                                               12,856,557
                 2004                                               12,581,882
              Thereafter                                            54,304,092
                                                                 -------------
                                                                 $ 116,170,483
                                                                 =============

Three tenants contributed 32%, 16%, and 15% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute 34%, 20%, 17%, and 11% of future minimum rental income.

The future minimum rental income due the Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 1999 is as follows:


              Year ended December 31:
                 2000                                            $   3,666,570
                 2001                                                3,595,686
                 2002                                                3,179,827
                 2003                                                3,239,080
                 2004                                                3,048,152
              Thereafter                                             5,181,003
                                                                 -------------
                                                                 $  21,910,318
                                                                 =============

Four tenants contributed 25%, 18%, 13%, and 12% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute 28%, 22%, 15%, and 10% of future minimum rental income.

The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 1999 is as follows:

              Year ended December 31:
                 2000                                            $     758,964
                 2001                                                  809,580
                 2002                                                  834,888
                 2003                                                  695,740
                                                                 -------------
                                                                 $   3,099,172
                                                                 =============

One tenant contributed 100% of rental income for the year ended December 31, 1999 and will contribute 100% of future minimum rental income.

The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 1999 is as follows:

              Year ended December 31:
                 2000                                            $     869,492
                 2001                                                  895,577
                 2002                                                  922,444
                 2003                                                  950,118
                 2004                                                  894,833
                                                                 -------------
                                                                 $   4,532,464
                                                                 =============

One tenant contributed 100% of rental income for the year ended December 31, 1999 and will contribute 100% of future minimum rental income.

The future minimum rental income due from XI, XII and REIT under noncancelable operating leases at December 31, 1999 is a follows:

              Year ended December 31:
                 2000                                            $   3,085,362
                 2001                                                3,135,490
                 2002                                                3,273,814
                 2003                                                3,367,231
                 2004                                                3,440,259
              Thereafter                                             9,708,895
                                                                 -------------
                                                                 $  26,011,051
                                                                 =============

Four tenants contributed approximately 34%, 22%, 22%, and 12% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute approximately 30%, 27%, 22%, and 18% of future minimum rental income.

  8.    NOTES PAYABLE

At December 31, 1999, the Operating Partnership had outstanding debt of $23,929,228. Of this amount, $11,430,696 was borrowed under a construction loan with Bank of America in order to finance the construction of a new building for Matsushita Avionics (the "Matsushita Project") and improvements for the AT&T Building. This loan is secured by the Matsushita Project and matures on May 10, 2001. The remaining $12,498,532 was borrowed against the revolving line of credit from SouthTrust Bank, which is collateralized by the PwC Building and matures on December 31, 2000. Interest is paid monthly and accrued at a variable rate based on LIBOR plus 200 basis points for both of these debt instruments. During 1999, the Company paid and capitalized interest costs of $847,451 and $463,873, respectively. The estimated fair value of these notes approximates their carrying value.

The Operating Partnership also has a $9,825,000 line of credit from Bank of America, which bears interest at a variable rate based on LIBOR plus 200 basis points. No balance was outstanding at December 31, 1999 under this line of credit.

  9.    COMMITMENTS AND CONTINGENCIES

On February 18, 1999, the Operating Partnership entered into a rental income guaranty agreement with Fund VIII and IX Associates (the "joint venture"), whereby the Operating Partnership guaranteed that the joint venture would receive rental income on the existing Matsushita Building, equal to at least the rent and building expenses that the joint venture would have received from Matsushita Avionics over the remaining term of the existing lease. Matsushita Avionics vacated the building on January 3, 2000, while the existing lease term extends through September 2003. The Company paid approximately $61,000 to the joint venture related to the rental income and building expenses due from Matsushita Avionics for the remainder of January 2000. Such payments are made from the Company's operating cash flow and reduce cash available for dividends.

On July 22, 1999, the Operating Partnership purchased a 7.49 acre tract of land located in Midlothian, Chesterfield County, Virginia for the purpose of constructing a four-story, 100,000 rentable square foot office building (the "ABB Project"). The Operating Partnership entered into an office lease with ABB Power Generation, Inc. ("ABB"), pursuant to which ABB has agreed to lease the ABB Project upon its completion.

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

10.     COMMON STOCK OPTION PLAN

The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

The Company has adopted the disclosure provisions in SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board ("APB") Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

A summary of the Company's stock option activity during 1999 is as follows:

                                                                              Exercise
                                                                   Number      Price
                                                                  --------   ---------
       Outstanding at December 31, 1998                                  0         $ 0
          Granted                                                   27,500          12
                                                                  --------   ---------
       Outstanding at December 31, 1999                             27,500         $12
                                                                  ========   =========

       Outstanding options exercisable as of December 31, 1999       5,500         $12
                                                                  ========   =========

The weighted average remaining contractual life of options outstanding at December 31, 1999 is approximately 9.5 years. Based on the terms of the options, the fair value of the options granted during 1999 is $0.

11.     QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 1999 and 1998:

                                                           1999 Quarters Ended
                                         ----------------------------------------------------
                                           March 31     June 30    September 30   December 31
                                         ----------    ----------  ------------   -----------
Revenues                                   $988,000    $1,204,938   $1,803,352     $2,499,105
Net income                                  393,438       601,975    1,277,019      1,612,217
Basic and diluted earnings per share          $0.10         $0.09        $0.18          $0.13
Dividends per share                            0.17          0.17         0.18           0.18

                                                             1998 Quarters Ended
                                             -------------------------------------------------
                                               March 31   June 30   September 30   December 31
                                             ----------- --------- -------------- ------------
Revenues                                            $0     $10,917       $73,292      $310,969
Net income                                           0      10,899        62,128       261,007
Basic and diluted earnings per share             $0.00       $0.16         $0.06         $0.18
Dividends per share                               0.00        0.00          0.15          0.16

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                  September 30,   December 31,
                                                                      2000            1999
                                                                 -------------   -------------
REAL ESTATE, at cost:
   Land                                                          $  21,695,304   $  14,500,822
   Building and improvements, less accumulated depreciation
      of $6,810,792 in 2000 and $1,726,103 in 1999                 188,671,038      81,507,040
   Construction in progress                                            295,517      12,561,459
                                                                 -------------   -------------
              Total real estate                                    210,661,859     108,569,321
                                                                 -------------   -------------

INVESTMENT IN JOINT VENTURES (NOTE 2)                               36,708,242      29,431,176

DUE FROM AFFILIATES                                                    859,515         648,354

CASH AND CASH EQUIVALENTS                                           12,257,161       2,929,804

DEFERRED PROJECT COSTS (Note 1)                                        471,005          28,093

DEFERRED OFFERING COSTS (Note 1)                                     1,108,206         964,941

PREPAID EXPENSES AND OTHER ASSETS                                    6,344,905       1,280,601
                                                                 -------------   -------------
              Total assets                                       $ 268,410,893   $ 143,852,290
                                                                 =============   =============

                                LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                         $     975,821   $     461,300
   Notes payable (Note 3)                                           38,909,030      23,929,228
   Due to affiliates (Note 4)                                        1,372,508       1,079,466
   Dividends payable                                                 4,475,982       2,166,701
                                                                 -------------   -------------
              Total liabilities                                     45,733,341      27,636,695
                                                                 -------------   -------------

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF UNIT HOLDER IN OPERATING
PARTNERSHIP                                                            200,000         200,000
                                                                 -------------   -------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 40,000,000 shares
      authorized, 26,174,825 shares issued and outstanding
      at September 30, 2000 and 13,471,085 shares issued and
      outstanding at December 31, 1999                                 261,748         134,710
   Additional paid-in capital                                      222,215,804     115,880,885
   Retained earnings                                                         0               0
                                                                 -------------   -------------
              Total shareholders' equity                           222,477,552     116,015,595
                                                                 -------------   -------------
              Total liabilities and shareholders' equity         $ 268,410,893   $ 143,852,290
                                                                 =============   =============

            See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME


                                                 Three Months Ended            Nine Months Ended
                                            ----------------------------  ---------------------------
                                            September 30,  September 30,  September 30, September 30,
                                                 2000           1999          2000           1999
                                            -------------  -------------  ------------- -------------
REVENUES:
   Rental income                             $5,819,968     $1,227,144    $13,712,371    $2,806,158
   Equity in income of joint ventures           635,065        384,887      1,684,247       783,065
   Interest income                              131,578        191,321        338,020       407,067
                                             ----------     ----------    -----------    ----------
                                              6,586,611      1,803,352     15,734,638     3,996,290
                                             ----------     ----------    -----------    ----------
EXPENSES:
   Operating costs, net of
      reimbursements                            289,140        (75,997)       631,407       (46,381)
   Management and leasing fees                  381,766         68,823        919,630       150,908
   Depreciation                               2,155,366        423,760      5,084,689     1,036,003
   Administrative costs                          41,626         21,076        273,484        91,016
   Legal and accounting                          32,883         22,187        130,603        78,637
   Computer costs                                 2,353          2,119          8,846         8,182
   Amortization of loan costs                    64,016          2,433        150,143         6,488
   Interest expense                           1,094,233         61,932      2,798,299       399,005
                                             ----------     ----------    -----------    ----------
                                              4,061,383        526,333      9,997,101     1,723,858
                                             ----------     ----------    -----------    ----------
NET INCOME                                   $2,525,228     $1,277,019    $ 5,737,537    $2,272,432
                                             ==========     ==========    ===========    ==========
BASIC AND DILUTED EARNINGS PER
   SHARE                                          $0.11          $0.18          $0.30         $0.37
                                             ==========     ==========    ===========    ==========

            See accompanying condensed notes to financial statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                 Common Stock             Additional                          Total
                                           -------------------------       Paid-In         Retained        Shareholders'
                                              Shares        Amount         Capital          Earnings          Equity
                                           ------------   ----------     ------------     -----------      ------------
BALANCE, December 31, 1998                    3,154,136     $ 31,541     $ 27,056,112     $   334,034      $ 27,421,687

   Issuance of common stock                  10,316,949      103,169      103,066,321               0       103,169,490
   Net income                                         0            0                0       3,884,649         3,884,649
   Dividends ($.70 per share)                         0            0       (1,346,240)     (4,218,683)       (5,564,923)
   Sales commission                                   0            0       (9,801,197)              0        (9,801,197)
   Other offering expenses                            0            0       (3,094,111)              0        (3,094,111)
                                           ------------     --------     ------------     -----------      ------------
BALANCE, December 31, 1999                   13,471,085      134,710      115,880,885               0       116,015,595

   Issuance of common stock                  12,769,524      127,695      127,567,548               0       127,695,243
   Net income                                         0            0                0       5,737,537         5,737,537
   Dividends ($.544 per share)                        0            0       (4,695,767)     (5,737,537)      (10,433,304)
   Sales commission                                   0            0      (12,068,553)              0       (12,068,553)
   Other offering expenses                            0            0       (3,811,122)              0        (3,811,122)
   Common stock retired                         (65,784)        (657)        (657,187)              0          (657,844)
                                           ------------     --------     ------------     -----------      ------------
BALANCE, September 30, 2000                  26,174,825     $261,748     $222,215,804     $         0      $222,477,552
                                           ============     ========     ============     ===========      ============

            See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               Nine Months Ended
                                                                      ------------------------------------
                                                                      September 30,          September 30,
                                                                           2000                   1999
                                                                      -------------          -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $   5,737,537          $  2,272,432
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation                                                       5,084,689             1,036,003
       Amortization of loan costs                                           150,143                 6,488
       Equity in income of joint ventures                                (1,684,247)             (783,065)
       Changes in assets and liabilities:
          Accounts payable                                                  514,521               326,166
          Increase in prepaid expenses and other assets                  (5,214,447)             (667,823)
          Increase due to affiliates                                        149,777                82,901
                                                                      -------------          ------------
            Net cash provided by operating activities                     4,737,973             2,273,102
                                                                      -------------          ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in real estate                                          (103,469,511)          (55,913,594)
   Investment in joint ventures                                          (7,612,005)          (17,641,421)
   Deferred project costs                                                (4,446,307)           (2,692,478)
   Distributions received from joint ventures                             2,103,704               826,822
                                                                      -------------          ------------
            Net cash used in investing activities                      (113,424,119)          (75,420,671)
                                                                      -------------          ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable                                            67,883,130            25,598,666
   Repayment of note payable                                            (52,903,328)          (22,732,539)
   Dividends paid                                                        (8,124,023)           (2,159,649)
   Issuance of common stock                                             127,695,243            76,927,944
   Sales commissions paid                                               (12,068,553)           (7,308,155)
   Offering costs paid                                                   (3,811,122)           (2,307,838)
   Common stock retired                                                    (657,844)                    0
                                                                      -------------          ------------
            Net cash provided by financing activities                   118,013,503            68,018,429
                                                                      -------------          ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                 9,327,357            (5,129,140)

CASH AND CASH EQUIVALENTS, beginning of year                              2,929,804             7,979,403
                                                                      -------------          ------------
CASH AND CASH EQUIVALENTS, end of period                              $  12,257,161          $  2,850,263
                                                                      =============          ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

     Deferred project costs applied to joint ventures                 $     295,680          $    735,056
                                                                      =============          ============

     Deferred project costs applied to real estate                    $   3,707,715          $  2,273,411
                                                                      =============          ============

     Decrease in deferred offering cost accrual                       $    (143,265)         $   (200,640)
                                                                      =============          ============

           See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


             CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 2000


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

Wells Real Estate Investment Trust, Inc. (the "Company" or "Registrant") is a Maryland corporation formed on July 3, 1997. The Company is the sole general partner of Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing for investment purposes income-producing commercial properties.

On January 30, 1998, the Company commenced a public offering of up to 16,500,000 shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, when it received and accepted subscriptions for 125,000 shares. The Company terminated its initial public offering on December 19, 1999, and on December 20, 1999, the Company commenced a second follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. As of September 30, 2000, the Company had sold 26,240,610 shares for total capital contributions of $262,406,096. After payment of $9,161,189 in acquisition and advisory fees and acquisition expenses, payment of $32,718,532 in selling commissions and organization and offering expenses, capital contributions and acquisition expenditures by Wells OP of $211,641,497 in property acquisitions and common stock redemptions of $657,844 pursuant to the Company's share redemption program, the Company was holding net offering proceeds of $8,227,034 available for investment in properties. An additional $38,909,030 was spent for acquisition expenditures and was funded by loans from various lending institutes.

Wells OP owns interest in properties both directly and through equity ownership in the following joint ventures: (i) the Fund IX-X-XI-REIT Joint Venture, a joint venture among Wells OP and Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (the "Fund IX-X-XI-REIT Joint Venture"), (ii) Wells/Fremont Associates (the "Fremont Joint Venture"), a joint venture between Wells OP and Fund X and Fund XI Associates, which is a joint venture between Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (the "Fund X-XI Joint Venture"), (iii) Wells/Orange County Associates (the "Cort Joint Venture") a joint venture between Wells OP and the Fund X-XI Joint Venture, (iv) the Fund XI-XII-REIT Joint Venture, a joint venture among Wells OP, Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P. (the "Fund XI-XIII-REIT Joint Venture"), (v) the Fund XII-REIT Joint Venture, a joint venture between Wells OP and Wells Real Estate Fund XII, L.P. (the "Fund XII-REIT Joint Venture"), and (vi) the Fund VIII-IX-REIT Joint Venture, a joint venture between Wells OP and the Fund VIII-IX Joint Venture.

As of September 30, 2000, Wells OP owned interest in the following properties either directly or through its interests in joint ventures: (i) a three-story office building in Knoxville, Tennessee (the "ABB-Knoxville Building"); (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"); (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"); (iv) a one-story office building in Oklahoma City, Oklahoma (the "AVAYA Building"); (v) a one-story warehouse and office building in Ogden, Utah (the "Iomega Building"), all five of which are owned by the Fund IX-X-XI-REIT Joint Venture; (vi) a two-story warehouse office building in Fremont, California (the "Fremont Building"), which is owned by the Fremont Joint Venture; (vii) a one-story warehouse and office building in Fountain Valley, California (the "Cort Building"), which is owned by the Cort Joint Venture; (viii) a four-story office building in Tampa, Florida (the "PWC Building"); (ix) a four-story office building in Harrisburg, Pennsylvania (the "AT&T Building"), which are owned directly by Wells OP; (x) a two-story manufacturing and office building located in Fountain Inn, South Carolina (the "EYBL

CarTex Building"); (xi) a three-story office building located in Leawood, Kansas (the "Sprint Building"); (xii) a one story office building and warehouse in Tredyffrin Township, Pennsylvania (the "Johnson Matthey Building"); (xiii) a two-story office building in Ft. Meyers, Florida (the "Gartner Building"), all four of which are owned by Fund XI-XII-REIT Joint Venture; (xiv) a two-story office building located in Lake Forest, California (the "Matsushita Project");
(xv) a four-story office building in Richmond, Virginia (the "Alstom Power-Richmond Building"); (xvi) a two-story office building and warehouse in Wood Dale, Illinois (the "Marconi Building"); (xvii) a five-story office building in Plano, Texas (the "Cinemark Building"); (xviii) a three-story office building in Tulsa, Oklahoma (the "Metris Building"); (xix) a two-story office building in Scottsdale, Arizona (the "Dial Building"); (xx) a two-story office building in Tempe, Arizona (the "ASML Building"); (xxi) a two-story office building in Tempe, Arizona (the "Motorola Building"); (xxii) a two-story office building in Tempe, Arizona (the "Avnet Building"); (xxiii) a three-story office building in Troy, Michigan (the "Delphi Building"); all ten of which are owned directly by Wells OP; (xxiv) a three-story office building in Troy, Michigan (the "Siemens Building"), which is owned by the Fund XII-REIT Joint Venture; and (xxv) a two-story office building in Orange County, California (the "Quest Building"), formerly the Bake Parkway Building, previously owned by Fund VIII-IX Joint Venture, which is now owned by the Fund VIII-IX-REIT Joint Venture.

(b) Deferred Project Costs

The Company pays Acquisition and Advisory Fees and Acquisition Expenses to Wells Capital, Inc., the Advisor, for acquisition and advisory services and as reimbursement for acquisition expenses. These payments may not exceed 3 1/2% of shareholders' capital contributions. Acquisition and Advisory Fees and Acquisition Expenses paid as of September 30, 2000, amounted to $9,161,189 and represented approximately 3 1/2% of shareholders' capital contributions received. These fees are allocated to specific properties as they are purchased.

(c) Deferred Offering Costs

The Advisor pays all the offering expenses for the Company. The Advisor may be reimbursed by the Company to the extent that such offering expenses do not exceed 3% of shareholders' capital contributions.

(d) Employees

The Company has no direct employees. The employees of Wells Capital, Inc., the Company's Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company.

(e) Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly and indirectly by the Company. In the opinion of management of the registrant, the properties are adequately insured.

(f) Competition

The Company will experience competition for tenants from owners and managers of competing projects which may include its affiliates. As a result, the Company may be required to provide free rent; reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(g) Basis of Presentation

Substantially all of the Company's business is conducted through Wells OP. At December 31, 1997, the Wells OP had issued 20,000 limited partner units to Wells Capital, Inc., the Advisor, in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated financial statements of the Company include the amounts of both the Company and Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the Board of Directors, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the Company's Form 10-K for the year ended December 31, 1999.

(h) Distribution Policy

The Company will make distributions (not including a return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trusts taxable income through the taxable year 2000. It is the Company's policy to make regular quarterly distributions to holders of the shares. Distributions will be made to those shareholders who are shareholders as of the record date selected by the Directors. Distributions will be declared on a daily basis and paid on a quarterly basis during the Offering period and declared and paid quarterly thereafter.

(i) Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code 1986, as amended (the "Code"), to be taxed as a Real Estate Investment Trust ("REIT") under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company's net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(j) Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

2.   INVESTMENTS IN JOINT VENTURES

The Company owned interests in 25 office buildings through its ownership in Wells OP, which owns interest in six joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint venture is recorded using the equity method.

The following describes additional information about certain of the properties in which the Company owns an interest as of September 30, 2000.

Fund VIII-IX-REIT Joint Venture

On June 15, 2000, the Fund VIII-IX-REIT Joint Venture was formed between Wells OP and Fund VIII and Fund IX Associates, a Georgia joint venture partnership between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (the "Fund VIII-IX Joint Venture"). On July 1, 2000, the Fund VIII-IX Joint Venture contributed its interest in the Bake Parkway Building to the Fund VIII-IX-REIT Joint Venture. The Bake Parkway Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California.

A 42-month lease for the entire Bake Parkway Building has been signed by Quest Software, Inc. Occupancy occurred on August 1, 2000. Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients.

Construction of tenant improvements required under the Quest lease is anticipated to cost approximately $1,250,000 and will be funded by Wells OP.

The Alstom Power-Richmond Building

On July 24, 2000, the Company completed a build-to-suit project of a 99,057 square-foot, four-story, office building. The Class "A" property is located at 5309 Commonwealth Centre Drive in Richmond, Virginia.

The $11.4 million acquisition is 100% owned by the Company and is leased to Alstom Power, Inc. The tenant has signed a seven-year lease, which commenced on July 24, 2000. Alstom Power is the world's largest power generation group. Formerly ABB Power Generation and Alstom, the two companies merged in December 1999 to form ABB Alstom Power, Inc. and in June 2000 changed its name to Alstom Power, Inc. The group employs 58,000 people in more than 100 countries.

The building is located on 7.49 acres within the Waterford Business Park. The Waterford Park is a 20-acre office park in Chesterfield County.

3.   NOTES PAYABLE

Notes payable, as of September 30, 2000, consists of loans of (i) $9,181,877 due to Bank of America secured by a first priority mortgage against the Matsushita Property; (ii) $21,627,153 due to Bank of America secured by first mortgages on the AT&T and Marconi buildings; (iii) $8,000,000 due to Richter-Schroeder Company, Inc. secured by a first mortgage against the Metris Building; and (iv) $100,000 due to Ryan Companies US, Inc. secured by a first mortgage on the Avnet Building.

4.   DUE TO AFFILIATES

Due to affiliates consists of Acquisitions and Advisory Fees and Acquisition Expenses, deferred offering costs, and other operating expenses paid by the Advisor on behalf of the Company. Also included in Due to Affiliates is the Matsushita lease guarantee which is explained in detail in the Company's Form 10-K for the year ended December 31, 1999. Payments of $542,645 have been made as of September 30, 2000 toward fulfilling the Matsushita agreement.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the DIAL BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Dial Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Dial Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Dial Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
April 10, 2000

                                  DIAL BUILDING


                              STATEMENT OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999


RENTAL REVENUES                                 $1,388,868

OPERATING EXPENSES, net of reimbursements                0
                                                ----------
REVENUES OVER CERTAIN OPERATING EXPENSES        $1,388,868
                                                ==========

        The accompanying notes are an integral part of this statement.

                                 DIAL BUILDING


                        NOTES TO STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999


  1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Dial Building from Ryan Companies US, Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the Dial Building was $14,250,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the Dial Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $35,712. The funds used to purchase the Dial Building consisted of cash and proceeds from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A.

The entire 129,689 rentable square feet of the Dial Building is currently under a net lease agreement (the "Lease") with Dial Corporation ("Dial"). The Lease was assigned to Wells OP at closing. The Lease commenced on August 14, 1997 and expires on August 31, 2008. Dial has the right to extend the Lease for two additional five-year periods at 95% of the then-current fair market rental rate. Under the Lease, Dial is required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Dial Building during the term of the Lease. In addition, Dial is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

  2.    BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Dial Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the ASML BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the ASML Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the ASML Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the ASML Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
April 10, 2000

                                  ASML BUILDING


                              STATEMENT OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999




REVENUES:
   Rental income                               $1,849,908
   Tenant reimbursements                          242,143
                                               ----------
           Total revenues                       2,092,051
                                               ----------

OPERATING EXPENSES:
   Ground lease                                   206,625
   Insurance                                        9,628
                                               ----------
           Total operating expenses               216,253
                                               ----------
REVENUES OVER CERTAIN OPERATING EXPENSES       $1,875,798
                                               ==========


        The accompanying notes are an integral part of this statement.

                                  ASML BUILDING


                         NOTES TO STATEMENT OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999


  1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the ASML Building from Ryan Companies U.S., Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the ASML Building was $17,355,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the ASML Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $48,875. The funds used to purchase the ASML Building consisted of cash and proceeds obtained from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A. Wells OP also assumed a ground lease with Research Park on 9.51 acres. The ground lease commenced August 22, 1997 and expires on December 31, 2082.

The entire 95,133 rentable square feet of the ASML Building is currently under a net lease agreement (the "Lease") with ASML Lithography, Inc. ("ASML"). The Lease was assigned to Wells OP at closing. The Lease commenced on June 4, 1998 and expires on June 30, 2013. ASML has the right to extend the Lease for two additional five-year periods at the prevailing market rental rate, but in no event less than the rate in force at the end of the preceding lease term. Under the Lease, ASML is required to pay as additional rent the rent associated with the ground lease described above and all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the ASML Building during the term of the Lease. In addition, ASML is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

  2.    BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the ASML Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the MOTOROLA BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Motorola Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Motorola Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Motorola Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
April 10, 2000

                                MOTOROLA BUILDING


                              STATEMENT OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999



REVENUES:
   Rental income                               $1,817,366
   Tenant reimbursements                          290,287
                                               ----------
           Total revenues                       2,107,653
                                               ----------

OPERATING EXPENSES:
   Ground lease                                   243,826
   Insurance                                       11,951
                                               ----------
           Total operating expenses               255,777
                                               ----------

REVENUES OVER CERTAIN OPERATING EXPENSES       $1,851,876
                                               ==========

        The accompanying notes are an integral part of this statement.

                                MOTOROLA BUILDING


                         NOTES TO STATEMENT OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999


  1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Motorola Building from Ryan Companies US, Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the Motorola Building was $16,000,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the Motorola Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $36,622. The funds used to purchase the Motorola Building consisted of cash and proceeds obtained from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A. In addition, $5,000,000 in loan proceeds were provided by Ryan as seller financing. Wells OP also assumed a ground lease with Research Park on 12.44 gross acres. The ground lease commenced November 19, 1997 and expires on December 31, 2082.

The entire 133,225 rentable square feet of the Motorola Building is currently under a net lease agreement (the "Lease") with Motorola, Inc. ("Motorola"). The Lease was assigned to Wells OP at closing. The initial term of the Lease is seven years, which commenced on August 17, 1998 and expires on August 31, 2005. Motorola has the right to extend the Lease for four additional five-year periods at the prevailing market rental rate. Under the lease, Motorola is required to pay as additional rent the rent associated with the ground lease described above and all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Building during the term of the Lease. In addition, Motorola's responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

  2.    BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Motorola Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the MOTOROLA PLAINFIELd BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Motorola Plainfield Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Motorola Plainfield Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Motorola Plainfield Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
November 30, 2000

                         MOTOROLA PLAINFIELD BUILDING


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)




                                                                         September 30,       December 31,
                                                                             2000                1999
                                                                        -------------       ------------
                                                                         (unaudited)

RENTAL REVENUES                                                              $770,000          $2,310,000

OPERATING EXPENSES, net of reimbursements                                      73,739              10,916
                                                                        -------------       -------------
REVENUES OVER CERTAIN OPERATING EXPENSES                                     $696,261          $2,299,084
                                                                        =============       =============



       The accompanying notes are an integral part of these statements.

                          MOTOROLA PLAINFIELD BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999


            AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On November 1, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Motorola Plainfield Building from WHMAB Real Estate Limited Partnership ("WHMAB"). WHMAB is not an affiliate of Wells OP. The total purchase price of the Motorola Plainfield Building was $34,072,916, which includes an obligation of WHMAB assumed by Wells OP at closing to reimburse the tenant, Motorola, Inc. ("Motorola"), a maximum of $424,760 for certain rent payments required of it under its prior lease. Wells OP incurred additional acquisition expenses in connection with the purchase of the Motorola Plainfield Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $105,225. The funds used to purchase the Motorola Plainfield Building consisted of cash and proceeds from Wells OP's line of credit with SouthTrust Bank, N.A.

The entire 236,710 rentable square feet of the Motorola Plainfield Building is currently under a net lease agreement (the "Lease") with Motorola. The Lease was assigned to Wells OP at closing. The Lease commenced on November 1, 2000 and expires on October 31, 2010. Motorola has the right to extend the Lease for two additional five-year periods of time for a base rent equal to the greater of
(i) the last year's rent, or (ii) 95% of the then-current fair market rental rate. Under the Lease, Motorola is required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Plainfield Building during the term of the Lease. In addition, Motorola is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Prior to commencement of the Lease with Motorola, 220,000 rentable square feet of the Motorola Plainfield Building was under a net lease agreement (the "Previous Lease") with a tenant. The Previous Lease commenced on May 14, 1997 and expired on April 30, 2000. Under the Previous Lease, the tenant was required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Plainfield Building during the term of the Previous Lease. In addition, the tenant was responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

The Motorola Plainfield Building did not have any tenants for the period from May 1, 2000 to October 31, 2000.

Rental Revenues

Rental income from leases is recognized on a straight-line basis over the life of the lease.

 2.  BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Motorola Plainfield Building after acquisition by Wells OP.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet as of September 30, 2000 has been prepared to give effect to the acquisition of the Motorola Plainfield Building by the Wells Operating Partnership, L.P. ("Wells OP"), as if the acquisition occurred as of September 30, 2000. The following unaudited pro forma statements of income for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been prepared to give effect to the acquisition of the Dial Building, the ASML Building, and the Motorola Tempe Building (together, the "Prior Acquisitions") and the Motorola Plainfield Building by the Wells OP as if each acquisition occurred on January 1, 1999.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated at the beginning of the period presented.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                            PRO FORMA BALANCE SHEET

                              SEPTEMBER 30, 2000

                                  (Unaudited)


                                     ASSETS

                                                                        Wells Real
                                                                          Estate
                                                                        Investment         Pro Forma         Pro Forma
                                                                       Trust, Inc.        Adjustments          Total
                                                                       -----------        -----------      ------------
REAL ESTATE ASSETS, at cost:
 Land                                                                  $ 21,695,304      $  9,652,500(a)   $ 31,750,313
                                                                                              402,509(b)
 Buildings less accumulated depreciation of $6,810,792                  188,671,038        24,525,641(a)    214,219,398
                                                                                            1,022,719(b)
 Construction in progress                                                   295,517                 0           295,517
                                                                       ------------        ----------      ------------
      Total real estate assets                                          210,661,859        35,603,369       246,265,228

INVESTMENT IN JOINT VENTURES                                             36,708,242                 0        36,708,242

CASH AND CASH EQUIVALENTS                                                12,257,161       (10,753,381)(a)       466,584
                                                                                             (954,223)(b)
                                                                                              (82,973)(c)

DEFERRED OFFERING COSTS                                                   1,108,206                 0         1,108,206

DEFERRED PROJECT COSTS                                                      471,005          (471,005)(b)             0

DUE FROM AFFILIATES                                                         859,515                 0           859,515

PREPAID EXPENSES AND OTHER ASSETS                                         6,344,905            82,973(c)      6,427,878
                                                                       ------------        ----------      ------------
      Total assets                                                     $268,410,893       $23,424,760      $291,835,653
                                                                       ============       ===========      ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY



                                                                        Wells Real
                                                                          Estate
                                                                        Investment         Pro Forma              Pro Forma
                                                                        Trust, Inc.        Adjustments               Total
                                                                      --------------     -------------          -------------
LIABILITIES:
 Accounts payable and accrued expenses                                 $    975,821      $   424,760(a), (d)     $  1,400,581
 Notes payable                                                           38,909,030       23,000,000(a)            61,909,030
 Dividends payable                                                        4,475,982                0                4,475,982
 Due to affiliate                                                         1,372,508                0                1,372,508
                                                                       ------------      -----------             ------------
      Total liabilities                                                  45,733,341       23,424,760               69,158,101
                                                                       ------------      -----------             ------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                   200,000                0                  200,000
                                                                       ------------      -----------             ------------
SHAREHOLDERS' EQUITY:
 Common shares, $.01 par value; 40,000,000 shares authorized,               261,748                0                  261,748
  13,471,085 shares issued and outstanding
 Additional paid-in capital                                             222,215,804                0              222,215,804
 Retained earnings                                                                0                0                        0
                                                                       ------------      -----------             ------------
      Total shareholders' equity                                        222,477,552                0              222,477,552
                                                                       ------------      -----------             ------------
      Total liabilities and shareholders' equity                       $268,410,893      $23,424,760             $291,835,653
                                                                       ============      ===========             ============



          (a) Reflects Wells Real Estate Investment Trust Inc.'s purchase price for the building.

          (b) Reflects deferred project costs allocated to the land and building at approximately 4.17% of the purchase price.

          (c) Reflects loan fees incurred in connection with the receipt of loan proceeds from the SouthTrust Bank, N.A., line of credit.

          (d) Reflects assumption of obligation of Wells OP to reimburse the tenant of certain rent payments required of it under its prior lease.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                         PRO FORMA STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (Unaudited)

                                                              Wells Real        Pro Forma Adjustments
                                                                Estate          ---------------------
                                                              Investment        Prior          Motorola       Pro Forma
                                                             Trust, Inc.     Acquisitions     Plainfield        Total
                                                             -----------     ------------     ----------      ---------
REVENUES:
 Rental income                                                $4,735,184     $5,056,142 (a)  $2,310,000(a)  $12,101,326
 Equity in income of joint ventures                            1,243,969              0               0       1,243,969
 Interest income                                                 502,993              0               0         502,993
 Other income                                                     13,249              0               0          13,249
                                                             -----------     ----------      ----------     -----------
                                                               6,495,395      5,056,142       2,310,000      13,861,537
                                                             -----------     ----------      ----------     -----------
EXPENSES:
 Depreciation and amortization                                 1,726,103      1,842,818 (b)   1,021,934(b)    4,614,561
                                                                                                 23,706(c)
 Interest                                                        442,029      2,758,350 (d)   1,787,100(f)    5,437,479
                                                                                450,000 (e)
 Operating costs, net of reimbursements                          (74,666)       (60,400)(g)      10,916(h)     (124,150)
 Management and leasing fees                                     257,744        282,116 (i)     138,600(i)      678,460
 General and administrative                                      123,776              0               0         123,776
 Legal and accounting                                            115,471              0               0         115,471
 Computer costs                                                   11,368              0               0          11,368
 Amortization of organizational costs                              8,921              0               0           8,921
                                                             -----------     ----------      ----------     -----------
                                                               2,610,746      5,272,884       2,982,256      10,865,886
                                                             -----------     ----------      ----------     -----------
NET INCOME                                                    $3,884,649     $ (216,742)     $ (672,256)    $ 2,995,651
                                                             ===========     ==========      ==========     ===========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)                  $0.50
                                                             ===========
PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                             $     0.11(j)
                                                                                                             ==========

       (a) Rental income recognized on a straight-line basis.

       (b) Depreciation expense on the building using the straight-line method and a 25-year life.

       (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

       (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 7.77% for the year ended December 31, 1999.

       (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9%.

       (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 7.77% for the year ended December 31, 1999.

       (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

       (h) Consists of non-reimbursable operating expenses.

       (i) Management and leasing fees equal approximately 6% of rental income.

       (j) As of the property acquisition date of November 1, 2000, Wells Real Estate Investment Trust, Inc. had 27,970,106 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire year ended December 31, 1999.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                         PRO FORMA STATEMENT OF INCOME


                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                  (Unaudited)

                                                            Wells Real        Pro Forma Adjustments
                                                              Estate          ---------------------
                                                            Investment        Prior           Motorola       Pro Forma
                                                            Trust, Inc.    Acquisitions      Plainfield        Total
                                                           ------------    ------------      ----------      ---------
REVENUES:
 Rental income                                              $13,712,371    $1,440,432 (a)    $ 770,000(a)  $15,922,803

 Equity in income of joint ventures                           1,684,247             0                0       1,684,247
 Interest income                                                338,020             0                0         338,020
                                                           ------------    ----------       ----------     -----------
                                                             15,734,638     1,440,432          770,000      17,945,070
                                                           ------------    ----------       ----------     -----------
EXPENSES:
 Depreciation and amortization                                5,084,689       460,704 (b)      766,451(b)    6,329,624
                                                                                                17,780(c)
 Interest                                                     2,798,299       777,450 (d)    1,546,620(f)    5,234,869
                                                                              112,500 (e)
 Operating costs, net of reimbursements                         631,407       (15,099)(g)       73,739(h)      690,047
 Management and leasing fees                                    919,630        86,426 (i)       46,200(i)    1,052,256
 General and administrative                                     273,484             0                0         273,484
 Legal and accounting                                           130,603             0                0         130,603
 Computer costs                                                   8,846             0                0           8,846
 Amortization of organizational costs                           150,143             0                0         150,143
                                                           ------------    ----------       ----------     -----------
                                                              9,997,101     1,421,981        2,450,790      13,869,872
                                                           ------------    ----------       ----------     -----------
NET INCOME                                                  $ 5,737,537    $   18,451      $(1,680,790)    $ 4,075,198
                                                            ===========    ==========      ===========     ===========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)           $      0.30
                                                            ===========

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                           $      0.15(j)
                                                                                                           ===========

REVENUES:

       (a) Rental income recognized on a straight-line basis.

       (b) Depreciation expense on the building using the straight-line method and a 25-year life.

       (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

       (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 8.76% for the nine months ended September 30, 2000.

       (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9%.

       (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 8.97% for the nine months ended September 30, 2000.

       (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

       (h) Consists of non-reimbursable operating expenses.

       (i) Management and leasing fees equal approximately 6% of rental income.

       (j) As of the property acquisition date of November 1, 2000, Wells Real Estate Investment Trust, Inc. had 27,970,106 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire nine months ended September 30, 2000.

                            PRIOR PERFORMANCE TABLES


   The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the advisor and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") All of the Wells Public Programs, except for the Wells REIT, have used substantial amounts of capital, and no acquisition indebtedness, to acquire their properties.

   Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in "Prior Performance Summary" section of this prospectus.

   Investors in the Wells REIT will not own any interest in other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells Public Programs.

   The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs thus provide an indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included herein:

   Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

   Table II - Compensation to Sponsor (in Dollars)

   Table III - Annual Operating Results of Wells Public Programs

   Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Wells Public Programs have sold any of their properties to date.

   Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. As described above, no Wells Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

   The following are definitions of certain terms used in the Tables:

   "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

   "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

   "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

   This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1996. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 1999.

                                            Wells Real          Wells Real         Wells Real        Wells Real Estate
                                            Estate Fund        Estate Fund        Estate Fund           Investment
                                             IX, L.P.            X, L.P.            XI, L.P.            Trust, Inc.
                                             --------            -------            --------            -----------
Dollar Amount Raised                     $35,000,000 /(3)/   $27,128,912 /(4)/   $16,532,802 /(5)/     $132,181,919/(6)/
                                         ===========         ===========         ===========           ============
Percentage Amount Raised                       100.0%/(3)/           100%/(4)/           100%/(5)/              100%/(6)/

Less Offering Expenses
  Underwriting Fees                             10.0%               10.0%                9.5%                   9.5%
  Organizational Expenses                        5.0%                5.0%                3.0%                   3.0%
Reserves/(1)/                                    0.0%                0.0%                0.0%                   0.0%
                                         -----------         -----------         -----------           ------------
  Percent Available for Investment              85.0%               85.0%               87.5%                  87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                        2.0%                5.4%                0.0%                   1.1%
  Cash Down Payment                             67.1%               60.5%               84.0%                  82.0%
  Acquisition Fees/(2)/                          4.0%                4.0%                3.5%                   3.5%
  Development and Construction Costs            11.9%               14.1%                0.0%                   0.3%

Reserve for Payment of Indebtedness              0.0%                0.0%                0.0%                   0.0%
                                         -----------         -----------         -----------           ------------

Total Acquisition and Development Cost          85.0%               84.0%               87.5%                  86.9%

Percent Leveraged                                0.0%                0.0%                0.0%                  17.6%
                                         ===========         ===========         ===========           ============

Date Offering Began                          01/05/96           12/31/96            12/31/97               01/30/98

Length of Offering                             12 mo.              12 mo.             12 mo.                 23 mo.

Months to Invest 90% of Amount
Available for Investment (Measured             14 mo.              19 mo.             20 mo.                 21 mo.
from Beginning of Offering)

Number of Investors as of 12/31/99             2,120               1,812              1,345                   3,839

(1) Does not include general partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.

(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(6) Total dollar amount registered and available to be offered was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 20, 1999, and the total dollar amount raised in its initial offering was $132,181,919.

                                   TABLE II
                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by Wells Capital and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1996. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1999.

                                                                                                      Wells Real
                                                    Wells Real       Wells Real       Wells Real        Estate           Other
                                                    Estate Fund      Estate Fund      Estate Fund     Investment         Public
                                                     IX, L.P.          X, L.P.         XI, L.P.       Trust, Inc.     Programs/(1)/
                                                    -----------      -----------      -----------    -------------    -------------
Date Offering Commenced                                01/05/96         12/31/96         12/31/97         01/30/98              --

Dollar Amount Raised                                $35,000,000      $27,128,912      $16,532,802    $ 132,181,919    $206,241,095
to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   309,556      $   260,748      $   151,911    $   1,530,882    $    924,156
  Acquisition Fees
  Real Estate Commissions                                    --               --               --               --              --
  Acquisition and Advisory Fees/(3)/                $ 1,400,000      $ 1,085,157      $   578,648    $   4,626,367    $ 10,159,399

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 7,064,631      $ 4,262,319      $ 2,133,705    $   8,002,132    $ 38,076,886

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $   169,661      $   105,410      $    22,200    $     129,208    $  1,434,957
 Partnership Management Fee                                  --               --               --               --              --
 Reimbursements                                     $   133,784      $   105,132      $    61,058    $     101,605    $  1,613,725
 Leasing Commissions                                $   260,082      $   176,108      $    33,492    $     129,208    $  1,580,482
 General Partner Distributions                               --               --               --               --              --
 Other                                                       --               --               --               --              --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --               --               --               --              --
  Notes                                                      --               --               --               --              --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --               --               --               --              --
  Incentive Fees                                             --               --               --               --              --
  Other                                                      --               --               --               --              --

(1) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1999, the amount of such deferred fees due the general partners totaled $2,397,266.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.
(3) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $487,134 in net cash provided by operating activities, $6,013,970 in distributions to limited partners and $563,527 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $400,825 in net cash provided by operating activities, $3,474,844 in distributions to limited partners and $386,650 in payments to sponsor for Wells Real Estate Fund X, L.P.; $(150,720) in net cash used by operating activities, $2,167,675 in distributions to limited partners and $116,750 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $3,732,726 in net cash provided by operating activities, $3,909,385 in dividends and $360,021 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $2,167,163 in net cash provided by operating activities, $31,280,559 in distributions to limited partners and $4,629,164 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

   The following six tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1994. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                 1999           1998            1997          1996          1995
                                                             ----------     ----------     ----------      --------    ------------
Gross Revenues/(1)/                                          $  982,630     $  846,306      $ 816,237    $  543,291    $    925,246
Profit on Sale of Properties                                         --             --             --            --              --
Less: Operating Expenses/(2)/                                    85,273         85,722         76,838        84,265         114,953
      Depreciation and Amortization/(3)/                          1,562          6,250          6,250         6,250           6,250
                                                             ----------     ----------     ----------    ----------    ------------
Net Income GAAP Basis/(4)/                                   $  895,795     $  754,334     $  733,149    $  452,776    $    804,043
                                                             ==========     ==========     ==========    ==========    ============
Taxable Income: Operations                                   $1,255,666     $1,109,096     $1,008,368    $  657,443    $    812,402
                                                             ==========     ==========     ==========    ==========    ============
Cash Generated (Used By):
  Operations                                                    (82,763)       (72,194)       (43,250)       20,883         431,728
  Joint Ventures                                              1,777,010      1,770,742      1,420,126       760,628         424,304
                                                             ----------     ----------     ----------    ----------    ------------
                                                             $1,694,247     $1,698,548     $1,376,876    $  781,511    $    856,032
Less Cash Distributions to Investors:
  Operating Cash Flow                                         1,688,290      1,636,158      1,376,876       781,511         856,032
  Return of Capital                                                  --             --          2,709        10,805          22,064
  Undistributed Cash Flow from Prior Year Operations                 --             --             --            --           9,643
                                                             ----------     ----------     ----------     ---------    ------------
Cash Generated (Deficiency) after Cash Distributions         $    5,957     $   62,390     $   (2,709)    $ (10,805)   $    (31,707)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                     --             --             --            --              --
   Increase in Limited Partner Contributions                 $       --     $       --     $       --     $      --    $    805,212
                                                             ----------     ----------     ----------     ---------    ------------
                                                             $    5,957     $   62,390     $   (2,709)    $ (10,805)   $    773,505
Use of Funds:
  Sales Commissions and Offering Expenses                            --             --             --            --    $    244,207
  Return of Original Limited Partner's Investment                    --             --             --            --             100
  Property Acquisitions and Deferred Project Costs                    0        181,070        169,172       736,960      14,971,002
                                                             ----------     ----------     ----------     ---------    ------------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                              $    5,957     $ (118,680)    $ (171,881)    $(747,765)   $(14,441,804)
                                                             ==========     ==========     ==========     =========    ============

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                       93             85             86            62              57
    - Operations Class B Units                                     (248)          (224)          (168)          (98)            (20)
   Capital Gain (Loss)                                               --             --             --            --              --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                       89             82             78            55              55
    - Operations Class B Units                                     (144)          (134)          (111)          (58)            (16)
   Capital Gain (Loss)                                               --             --             --            --              --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                  83             81             70            43              52
  - Return of Capital Class A Units                                  --             --             --            --              --
  - Return of Capital Class B Units                                  --             --             --            --              --
 Source (on Cash Basis)
  - Operations Class A Units                                         83             81             70            42              51
  - Return of Capital Class A Units                                  --             --             --             1               1
  - Operations Class B Units                                         --             --             --            --              --
Source (on a Priority Distribution Basis)/(5)/
  - Investment income Class A Units                                  67             65             54            29              30
  - Return of Capital Class A Units                                  16             16             16            14              22
  - Return of Capital Class B Units                                  --             --             --            --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported in the
Table                                                               100%

(1) Includes $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998, and $981,104 in equity in earnings of joint ventures and $1,526 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 97% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996,
    $877,869 for 1997, $955,245 for 1998, and $982,052 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998; and $1,879,410 to Class A Limited Partners, $(983,615) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,680,730.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VIII, L.P.


                                                                    1999           1998         1997         1996          1995
                                                               ------------    -----------  ------------  ------------  -----------
Gross Revenues/(1)/                                              $1,360,497    $ 1,362,513  $  1,204,018  $  1,057,694  $   402,428
Profit on Sale of Properties                                             --             --            --            --           --
Less:  Operating Expenses/(2)/                                       87,301         87,092        95,201       114,854      122,264
       Depreciation and Amortization/(3)/                             6,250          6,250  $      6,250         6,250        6,250
                                                               ------------    -----------  ------------  ------------  -----------
Net Income GAAP Basis/(4)/                                       $1,266,946    $ 1,269,171  $  1,102,567  $    936,590      273,914
                                                               ============    ===========  ============  ============  ===========
Taxable Income: Operations                                       $1,672,844    $ 1,683,192  $  1,213,524  $  1,001,974      404,348
                                                               ============    ===========  ============  ============  ===========
Cash Generated (Used By):
  Operations                                                        (87,298)       (63,946)        7,909       623,268      204,790
  Joint Ventures                                                  2,558,623      2,293,504     1,229,282       279,984       20,287
                                                               ------------    -----------  ------------  ------------  -----------
                                                                 $2,471,325    $ 2,229,558  $  1,237,191  $    903,252  $   225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                             2,379,215      2,218,400     1,237,191       903,252           --
  Return of Capital                                                      --             --       183,315         2,443           --
  Undistributed Cash Flow from Prior Year Operations                     --             --            --       225,077           --
                                                               ------------    -----------  ------------  ------------  -----------
Cash Generated (Deficiency) after Cash Distributions             $   92,110    $    11,158  $   (183,315) $   (227,520) $   225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --             --            --            --           --
   Increase in Limited Partner Contributions/(5)/                        --             --            --     1,898,147   30,144,542
                                                               ------------    -----------  ------------  ------------  -----------
                                                                 $   92,110    $    11,158  $   (183,315) $  1,670,627  $30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                --             --            --       464,760    4,310,028
  Return of Limited Partner's Investment                                 --             --         8,600            --           --
  Property Acquisitions and Deferred Project Costs                        0      1,850,859    10,675,811     7,931,566    6,618,273
                                                               ------------    -----------  ------------  ------------  -----------
Cash Generated (Deficiency) after Cash Distributions and
Special Items                                                    $   92,110    $(1,839,701) $(10,867,726) $ (6,725,699) $19,441,318
                                                               ============    ===========  ============  ============  ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           91             91            73            46           28
    - Operations Class B Units                                         (247)          (212)         (150)          (47)          (3)
   Capital Gain (Loss)                                                   --             --            --            --           --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           88             89            65            46           17
    - Operations Class B Units                                          154           (131)          (95)          (33)          (3)
   Capital Gain (Loss)                                                   --             --            --            --           --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      87             83            54            43           --
  - Return of Capital Class A Units                                      --             --            --            --           --
  - Return of Capital Class B Units                                      --             --            --            --           --
 Source (on Cash Basis)
  - Operations Class A Units                                             87             83            47            43           --
  - Return of Capital Class A Units                                      --             --             7             0           --
  - Operations Class B Units                                             --             --            --            --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       70             69            42            33           --
 - Return of Capital Class A Units                                       17             16            12            10           --
 - Return of Capital Class B Units                                       --             --            --            --           --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table            100%

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998, and $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 98% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, $841,666 for 1997,
    $1,157,355 for 1998, and $1,209,171 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,464,810.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                     1999           1998            1997           1996           1995
                                                     ----           ----            ----           ----           ----
Gross Revenues/(1)/                              $ 1,593,734    $ 1,561,456    $  1,199,300    $    406,891        N/A
Profit on Sale of Properties                              --             --              --              --
Less:  Operating Expenses/(2)/                        90,903        105,251         101,284         101,885
       Depreciation and Amortization/(3)/             12,500          6,250           6,250           6,250
                                                 -----------    -----------    ------------    ------------
Net Income GAAP Basis/(4)/                       $ 1,490,331    $ 1,449,955    $  1,091,766    $    298,756
                                                 ===========    ===========    ============    ============
Taxable Income: Operations                       $ 1,924,542    $ 1,906,011    $  1,083,824    $    304,552
                                                 ===========    ===========    ============    ============
Cash Generated (Used By):
  Operations                                     $   (94,403)   $    80,147    $    501,390    $    151,150
  Joint Ventures                                   2,814,870      2,125,489         527,390              --
                                                 -----------    -----------    ------------    ------------
                                                 $ 2,720,467    $ 2,205,636    $  1,028,780    $    151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                              2,720,467      2,188,189       1,028,780         149,425
  Return of Capital                                   15,528             --          41,834              --
  Undistributed Cash Flow From Prior Year
   Operations                                         17,447             --           1,725              --
                                                 -----------    -----------    ------------    ------------
Cash Generated (Deficiency) after Cash
   Distributions                                 $   (32,975)   $    17,447    $    (43,559)   $      1,725

Special Items (not including sales and
financing):
  Source of Funds:
   General Partner Contributions                          --             --              --              --
   Increase in Limited Partner Contributions              --             --              --      35,000,000
                                                 -----------    -----------    ------------    ------------
                                                 $   (32,975)   $    17,447    $    (43,559)   $ 35,001,725

Use of Funds:
  Sales Commissions and Offering Expenses                 --             --         323,039       4,900,321
  Return of Original Limited Partner's
   Investment                                             --             --             100              --
  Property Acquisitions and Deferred
   Project Costs                                     190,853      9,455,554      13,427,158       6,544,019
                                                 -----------    -----------    ------------    ------------
Cash Generated (Deficiency) after Cash
   Distributions and Special Items               $  (223,828)   $(9,438,107)  $ (13,793,856)   $ 23,557,385
                                                 ===========    ===========   =============    ============
Net Income and Distributions Data per
   $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                            89             88              53              28
    - Operations Class B Units                          (272)          (218)            (77)            (11)
   Capital Gain (Loss)                                    --             --              --              --

Tax and Distributions Data per $1,000
   Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                            86             85              46              26
    - Operations Class B Units                          (164)          (123)            (47)            (48)
   Capital Gain (Loss)                                    --             --              --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                       88             73              36              13
  - Return of Capital Class A Units                        2             --              --              --
  - Return of Capital Class B Units                       --             --              --              --
 Source (on Cash Basis)
  - Operations Class A Units                              89             73              35              13
  - Return of Capital Class A Units                        1             --               1              --
  - Operations Class B Units                              --             --              --              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                        77             61              29              10
 - Return of Capital Class A Units                        13             12               7               3
 - Return of Capital Class B Units                        --             --              --              --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last Year
Reported in the Table                                    100%

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998, and $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)    Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, $1,143,407 for 1998,
       and $1,210,939 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $993,010.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                                    1999              1998            1997         1996       1995
                                                                    ----              ----            ----         ----       ----
Gross Revenues/(1)/                                             $1,309,281      $  1,204,597      $   372,507       N/A        N/A
Profit on Sale of Properties                                            --                --               --
Less:  Operating Expenses/(2)/                                      98,213            99,034           88,232
    Depreciation and Amortization/(3)/                              18,750            55,234            6,250
                                                                ----------      ------------      -----------
Net Income GAAP Basis/(4)/                                      $1,192,318      $  1,050,329      $   278,025
                                                                ==========      ============      ===========
Taxable Income: Operations                                      $1,449,771      $  1,277,016      $   382,543
                                                                ==========      ============      ===========
Cash Generated (Used By):
  Operations                                                       (99,862)          300,019          200,668
  Joint Ventures                                                 2,175,915           886,846               --
                                                                ----------      ------------      -----------
                                                                $2,076,053      $  1,186,865      $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                            2,067,801         1,186,865               --
  Return of Capital                                                     --            19,510               --
  Undistributed Cash Flow From Prior Year Operations                    --           200,668               --
                                                                ----------      ------------      -----------
Cash Generated (Deficiency) after Cash Distributions            $    8,252      $   (220,178)     $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                        --                --               --
   Increase in Limited Partner Contributions                            --                --       27,128,912
                                                                ----------      ------------      -----------
                                                                $    8,252      $   (220,178)     $27,329,580

Use of Funds:
  Sales Commissions and Offering Expenses                               --           300,725        3,737,363
  Return of Original Limited Partner's Investment                       --                --              100
  Property Acquisitions and Deferred Project Costs                       0        17,613,067        5,188,485
                                                                ----------      ------------      -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $    8,252      $(18,133,970)     $18,403,632
                                                                ==========      ============      ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          97                85               28
    - Operations Class B Units                                        (160)             (123)              (9)
   Capital Gain (Loss)                                                  --                --               --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          92                78               35
    - Operations Class B Units                                       (100)               (64)               0
   Capital Gain (Loss)                                                  --                --               --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     95                66               --
  - Return of Capital Class A Units                                     --                --               --
  - Return of Capital Class B Units                                     --                --               --
 Source (on Cash Basis)
  - Operations Class A Units                                            95                56               --
  - Return of Capital Class A Units                                     --                10               --
  - Operations Class B Units                                            --                --               --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                      71                48               --
 - Return of Capital Class A Units                                      24                18               --
 - Return of Capital Class B Units                                      --                --               --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table           100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998, and $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, $674,986 for 1998, and $891,911 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; and $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $909,527.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.


                                                                       1999           1998        1997     1996     1995
                                                                       ----           ----        ----     ----     ----
Gross Revenues/(1)/                                                   766,586        262,729       N/A      N/A      N/A
Profit on Sale of Properties                                               --             --
Less: Operating Expenses/(2)/                                         111,058        113,184
    Depreciation and Amortization/(3)/                                 25,000          6,250
                                                                  -----------    -----------
Net Income GAAP Basis/(4)/                                        $   630,528    $   143,295
                                                                  ===========    ===========
Taxable Income: Operations                                        $   704,108    $   177,692
                                                                  ===========    ===========
Cash Generated (Used By):
  Operations                                                           40,906        (50,858)
  Joint Ventures                                                      705,394        102,662
                                                                  -----------    -----------
                                                                  $   746,300    $    51,804

Less Cash Distributions to Investors:
  Operating Cash Flow                                                 746,300         51,804
  Return of Capital                                                    49,761         48,070
  Undistributed Cash Flow From Prior Year Operations                       --             --
                                                                  -----------    -----------
Cash Generated (Deficiency) after Cash Distributions              $   (49,761)   $   (48,070)


Special Items (not including sales and financing):
  Source of Funds:                                                         --             --
   General Partner Contributions                                           --     16,532,801
                                                                  -----------    -----------
   Increase in Limited Partner Contributions                      $   (49,761)   $16,484,731

Use of Funds:
  Sales Commissions and Offering Expenses                             214,609      1,779,661
  Return of Original Limited Partner's Investment                         100             --
  Property Acquisitions and Deferred Project Costs                  9,005,979      5,412,870
                                                                  -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                   $(9,270,449)   $ 9,292,200
                                                                  ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                              77             20
   - Operations Class B Units                                            (112)           (32)
   Capital Gain (Loss)                                                     --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                              71             18
   - Operations Class B Units                                             (73)           (17)
   Capital Gain (Loss)                                                     --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                         60              8
 - Return of Capital Class A Units                                         --             --
 - Return of Capital Class B Units                                         --             --
 Source (on Cash Basis)
 - Operations Class A Units                                                56              4
 - Return of Capital Class A Units                                          4              4
 - Operations Class B Units                                                --             --
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units                                          46              6
- Return of Capital Class A Units                                          14              2
- Return of Capital Class B Units                                          --             --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table              100%

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998, and $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998, and $353,840 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; and $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $213,006.

                                  EXHIBIT "A"

                            SUBSCRIPTION AGREEMENT

To:     Wells Real Estate Investment Trust, Inc.
        Suite 250
        6200 The Corners Parkway
        Norcross, Georgia 30092

Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Wells Real Estate Investment Trust, Inc."

        I hereby acknowledge receipt of the Prospectus of the Company dated December 20, 2000 (the "Prospectus").

        I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

        Prospective investors are hereby advised of the following:

        (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

        (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

        (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES

        260.141.11 Restrictions on Transfer.
                   ------------------------

        (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

               (1)    to the issuer;

               (2)    pursuant to the order or process of any court;

               (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

               (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

               (5) to holders of securities of the same class of the same issuer;

               (6)    by way of gift or donation inter vivos or on death;

               (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

               (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

               (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

               (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

               (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

               (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision
(a) of Section 25143 is in effect with respect to such qualification;

               (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

               (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

               (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

               (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

               (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

         SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                          AND NEBRASKA RESIDENTS ONLY

        In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                              STANDARD REGISTRATION REQUIREMENTS

        The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.      INDIVIDUAL: One signature required.

2.      JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.      TENANTS IN COMMON: All parties must sign.

4.      COMMUNITY PROPERTY: Only one investor signature required.

5.      PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. Company: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.     KEOGH (HR 10): Same rules as those applicable to IRAs.

11.     UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
        (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

                    INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
              TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INVESTOR                       Please follow these instructions carefully.
INSTRUCTIONS                   Failure to do so may result in the rejection
                               of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

--------------------------------------------------------------------------------
1.      INVESTMENT       a.    GENERAL: A minimum investment of $1,000 (100
                               Shares) is required, except for certain states which require a higher minimum investment. A
                               CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES
                               SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE
                               ORDER OF "WELLS REAL ESTATE INVESTMENT TRUST,
                               INC." Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund
                               I, Wells Real Estate Fund II, Wells Real Estate
                               Fund II-OW, Wells Real Estate Fund III, L.P.,
                               Wells Real Estate Fund IV, L.P., Wells Real
                               Estate Fund V, L.P., Wells Real Estate Fund VI,
                               L.P., Wells Real Estate Fund VII, L.P., Wells
                               Real Estate Fund VIII, L.P., Wells Real Estate
                               Fund IX, L.P., Wells Real Estate Fund X, L.P.,
                               Wells Real Estate Fund XI, L.P. or Wells Real
                               Estate Fund XII, L.P. or in any other public real estate program may invest as little as $25 (2.5
                               Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled
                               "Investor Suitability Standards." Please indicate the state in which the sale was made.

                         b. DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2.      ADDITIONAL             Please check if you plan to make one or more
        INVESTMENTS            additional investments in the Company. All
                               additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated under "Suitability Standards" in the Prospectus, and residents of Maine must execute a new
                               Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement
                               Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription
                               Agreement Signature Page may receive commissions on such additional investments as described in the Prospectus.

--------------------------------------------------------------------------------
3.      TYPE OF OWNERSHIP      Please check the appropriate box to indicate the
                               type of entity or type of individuals
                               subscribing.
--------------------------------------------------------------------------------
4.      REGISTRATION NAME      Please enter the exact name in which the Shares
        AND ADDRESS            are to be held. For joint tenants with right of
                               survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.
                               Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

--------------------------------------------------------------------------------
5.      INVESTOR NAME AND      Complete this Section only if the investor's name
        ADDRESS                and address is different from the registration
                               name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

--------------------------------------------------------------------------------
6.      SUBSCRIBER SIGNATURES  Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
7.      DIVIDENDS          a.  DIVIDEND REINVESTMENT PLAN: By electing the
                               Dividend Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions not to exceed 7% of any reinvested dividends.

                           b.  DIVIDEND ADDRESS: If cash dividends are to be
                               sent to an address other than that provided in
                               Section 4 (i.e., a bank, brokerage firm or
                               savings and loan, etc.), please provide the name,
                               account number and address.
--------------------------------------------------------------------------------
8.      BROKER-DEALER          This Section is to be completed by the Registered
                               Representative. Please complete all BROKER-DEALER
                               information contained in Section 8 including
                               suitability certification. SIGNATURE PAGE MUST BE
                               SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------

        The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                                       ---------------------------------------------------

SEE PRECEDING PAGE                                     Special Instructions:
FOR INSTRUCTIONS

                                                       ---------------------------------------------------

                                             WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                               SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.  ===== INVESTMENT ==============================================================================================================


           ----------------------------------------------------------------

                                                                                          Make Investment Check Payable to:
           __________________________      _____________________________               Wells Real Estate Investment Trust, Inc.
                 # of Shares                      Total $ Invested
                                                                                 --------------------------------------------------

                            (# Shares x $10 = $ Invested)                         [_]  Initial Investment (Minimum $1,000)
                                                                                  [_]  Additional Investments (Minimum $25)
           Minimum purchase $1,000 or 100 Shares                                       State in which sale was made _______________
           ----------------------------------------------------------------      --------------------------------------------------

           Check the following box to elect the Deferred Commission Option:     [_]

                                (This election must be agreed to by the Broker-Dealer listed below)

2.  ===== ADDITIONAL INVESTMENTS ==================================================================================================

       Please check if you plan to make additional investments in the Company:  [_]
       [If additional investments are made,  please include social security number or other identification number on your check.]
       [All additional investments must be made in increments of at least $25.]

3.  ===== TYPE OF OWNERSHIP =======================================================================================================

       [_] IRA (06)                                                             [_] Individual (01)
       [_] Keogh (10)                                                           [_] Joint Tenants With Right of Survivorship (02)
       [_] Qualified Pension Plan (11)                                          [_] Community Property (03)
       [_] Qualified Profit Sharing Plan (12)                                   [_] Tenants in Common (04)
       [_] Other Trust ___________________________________________              [_] Custodian: A Custodian for ______________ under
           For the Benefit of ____________________________________                  the Uniform Gift to Minors Act or the Uniform
       [_] Company (15)                                                             Transfers to Minors Act of the State of
                                                                                    ________________ (08)
                                                                                [_] Other__________________________________________

4.  ===== REGISTRATION NAME AND ADDRESS ===========================================================================================

       Please print name(s) in which Shares are to be registered.  Include trust name if applicable.
       [_] Mr   [_] Mrs   [_] Ms   [_] MD   [_] PhD   [_] DDS   [_] Other _________________________

       -----------------------------------------------------------------------

                                                                                Taxpayer Identification Number
                                                                                [_] [_] - [_] [_] [_] [_] [_] [_] [_]
       -----------------------------------------------------------------------
                                                                                Social Security Number
                                                                                [_] [_] [_] - [_] [_] - [_] [_] [_] [_]
       -----------------------------------------------------------------------

                              -----------------------------------------------------------------------------------------------------
           Street Address
           or P.O. Box
                              -----------------------------------------------------------------------------------------------------
           City                                                State                        Zip Code
                              ------------------------------            ------------------            -----------------------------

                              ------------------------------                    ---------------------------------------------------
           Home                                                Business
           Telephone No.        (     )                        Telephone No.       (      )
                              ------------------------------                    ---------------------------------------------------

                              ------------------------------                    ---------------------------------------------------
           Birthdate                                           Occupation
                              ------------------------------                    ---------------------------------------------------


5.  ===== INVESTOR NAME AND ADDRESS ===============================================================================================

                                  (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

       [_] Mr   [_] Mrs   [_] Ms   [_] MD   [_] PhD   [_] DDS   [_] Other _____________________

         Name                                                                   Social Security Number
       -------------------------------------------------------------------
                                                                                [_] [_] [_] - [_] [_] - [_] [_] [_] [_]
       -------------------------------------------------------------------


                              -----------------------------------------------------------------------------------------------------
           Street Address
           or P.O. Box
                              -----------------------------------------------------------------------------------------------------
           City                                                State                        Zip Code
                              ------------------------------            ------------------            -----------------------------

                              ------------------------------                    ---------------------------------------------------
           Home                                                Business
           Telephone No.        (     )                        Telephone No.       (      )
                              ------------------------------                    ---------------------------------------------------

                              ------------------------------                    ---------------------------------------------------
           Birthdate                                           Occupation
                              ------------------------------                    ---------------------------------------------------

==================================================================================================================================

                       (REVERSE SIDE MUST BE COMPLETED)

6.  ===== SUBSCRIBER SIGNATURES ===================================================================================

     Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the
     Company to accept this subscription, I hereby represent and warrant to you as follows:

       (a)   I have received the Prospectus.                                                    _____________    _____________
                                                                                                   Initials         Initials

       (b)   I accept and agree to be bound by the terms and conditions of the
             Articles of Incorporation.                                                         _____________    _____________
                                                                                                   Initials         Initials

       (c)   I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher
             suitability requirements imposed by my state of primary residence
             as set forth in the Prospectus under "Suitability Standards."                      _____________    _____________
                                                                                                   Initials         Initials

       (d)   If I am a California resident or if the Person to whom I
             subsequently propose to assign or transfer any Shares is a
             California resident, I may not consummate a sale or transfer of my
             Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California,
             except as permitted in the Commissioner's Rules, and I
             understand that my Shares, or any document evidencing my Shares,
             will bear a legend reflecting the substance of the foregoing understanding.      _____________    _____________
                                                                                                 Initials         Initials
       (e)   ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the
             Shares for my own account and acknowledge that the investment is
             not liquid.                                                                      _____________    _____________
                                                                                                 Initials         Initials

      I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal
      Revenue Service has notified me that I am no longer subject to back-up withholding.
    ------------------------------------------       -----------------------------------------      -----------------

    ------------------------------------------       -----------------------------------------      -----------------
         Signature of Investor or Trustee            Signature  of Joint Owner, if applicable             Date
                             (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7.  ===== DISTRIBUTIONS =============================================================================================

      7a.  Check the applicable box to participate in the Dividend Reinvestment Plan: Percentage of participation:
           100% [_] Other [_] ___%

      7b.  Complete the following section only to direct dividends to a party other than registered owner:

                                  ------------------------------------------------------------------------------------
       Name                       ____________________________________________________________________________________

       Account Number             ____________________________________________________________________________________

       Street Address or P.O. Box ____________________________________________________________________________________

       City                       ____________________________________ State  ________ Zip Code ______________________

8.  =====  BROKER-DEALER  =============================================================================================
                                        (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

      The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section
      3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

                                  ________________________________________________                     _______________
       Broker-Dealer Name                                                             Telephone No.      (    )
                                  ____________________________________________________________________________________
       Broker-Dealer Street
       Address or P.O. Box        ____________________________________________________________________________________

       City                       _________________________ State ___________________   Zip Code _____________________
                                  ___________________________________________________            _____________________
      Registered
      Representative Name                                                             Telephone No.      (    )
                                  ____________________________________________________________________________________
      Reg. Rep. Street
      Address or P.O. Box         ____________________________________________________________________________________

      City                        _________________________ State _______________________     Zip Code _______________
     ______________________________________________________       ____________________________________________________
     ______________________________________________________       ____________________________________________________
       Broker-Dealer Signature, if required                             Registered Representative Signature

             Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:
                                         Wells Real Estate Investment Trust, Inc.
                                           6200 The Corners Parkway, Suite 250
                                                 Norcross, Georgia 30092
                                               800-448-1010 or 770-449-7800
     Overnight address:                                                                               Mailing address:
     6200 The Corners Parkway, Suite 250                                                               P.O. Box 926040
     Norcross, Georgia 30092                                                              Norcross, Georgia 30092-9209
     FOR COMPANY USE ONLY:
     -----------------------------------------------------------------------------------------------------------------
       ACCEPTANCE BY COMPANY   Amount _____________________   Date _________________________________________
       Received and Subscription Accepted:      Check No. ________________  Certificate No. _________________________
       By: ________________________             Wells Real Estate Investment Trust, Inc.


       ____________________    _____________________________________________________________   ______________________
         Broker-Dealer #                       Registered Representative #                          Account #
     -----------------------------------------------------------------------------------------------------------------

                                  EXHIBIT "B"

                             AMENDED AND RESTATED
                          DIVIDEND REINVESTMENT PLAN
                            As of December 20, 1999


     Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the "DRP"), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

     1.  Dividend Reinvestment.  As agent for the shareholders ("Shareholders")
         ---------------------
of the Company who (a) purchased shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company's second public offering (the "Second Offering"), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

     2.  Effective Date.  The effective date of this Amended and Restated
         --------------
Dividend Reinvestment Plan (the "DRP") shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the "Commission").

     3.  Procedure for Participation.  Any Shareholder who purchased Shares
         ---------------------------
pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     4.  Purchase of Shares.  Participants will acquire DRP Shares from the
         ------------------
Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company's Second Offering,
(b) Shares to be registered with the Commission in a Future

Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

     Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

     5.  Share Certificates.  The ownership of the Shares purchased through the
         ------------------
DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

     6.  Reports.  Within 90 days after the end of the Company's fiscal year,
         -------
the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

     7.  Commissions and Other Charges.  In connection with Shares sold pursuant
         -----------------------------
to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

     8.  Termination by Participant.  A Participant may terminate participation
         --------------------------
in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

     9.  Amendment or Termination of DRP by the Company.  The Board of Directors
         ----------------------------------------------
of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     10. Liability of the Company.  The Company shall not be liable for any act
         ------------------------
done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                            ALPHABETICAL INDEX                        Page
                                                                      ----

Additional Information..............................................   160
Conflicts of Interest...............................................    50
Description of Properties...........................................    65
Description of Shares...............................................   143
ERISA Considerations................................................   139
Estimated Use of Proceeds...........................................    26
Experts.............................................................   159
Federal Income Tax Considerations...................................   123
Financial Statements................................................   161
Glossary............................................................   160
Investment Objectives and Criteria..................................    55
Legal Opinions......................................................   159
Management..........................................................    28
Management Compensation.............................................    45
Management's Discussion and Analysis of Financial Condition And
  Results of Operations.............................................    97
Plan of Distribution................................................   153
Prior Performance Summary...........................................   114
Prior Performance Tables............................................   215
Prospectus Summary..................................................     9
Questions and Answers About This Offering...........................     1
Risk Factors........................................................    16
Suitability Standards...............................................    25
Supplemental Sales Material.........................................   159
The Operating Partnership Agreement.................................   151

     Until March 20, 2001 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

                               ________________


                               WELLS REAL ESTATE
                            INVESTMENT TRUST, INC.

                           Up to 125,000,000 Shares
                                of Common Stock
                             Offered to the Public

                               ________________

                                  PROSPECTUS

                               ________________

                               WELLS INVESTMENT
                               SECURITIES, INC.

                               December 20, 2000

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31   Other Expenses of Issuance and Distribution
          -------------------------------------------

          Following is an itemized statement of the expenses of the offering and distribution of the securities to be registered, other than underwriting commissions:

                                                 Amount
                                                 ------

          SEC Registration Fee              $   372,241
          NASD Filing Fee                        30,500
          Printing Expenses                   2,000,000
          Legal Fees and Expenses               500,000
          Accounting Fees and Expenses          100,000
          Blue Sky Fees and Expenses            157,273
          Sales and Advertising Expenses      3,500,000
          Seminars                            6,600,000
          Miscellaneous                       5,339,986
                                            -----------
               Total*                       $18,600,000
                                            ===========
          *  Estimated.

Item 32   Sales to Special Parties
          ------------------------

          Not Applicable

Item 33   Recent Sales of Unregistered Securities
          ---------------------------------------

          Not Applicable

Item 34   Indemnification of the Officers and Directors
          ---------------------------------------------


     The MCGL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

     Subject to the conditions set forth below, the Articles of Incorporation provide that Wells Real Estate Investment Trust, Inc. (the "Registrant") shall indemnify and hold harmless a Director, Advisor or Affiliate against any and all losses or liabilities reasonably incurred by such Director, Advisor or Affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

     Under the Company's Articles of Incorporation, the Registrant shall not indemnify its Directors, Advisor or any Affiliate for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met:
(i) the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (ii) the Directors, Advisor or Affiliates were acting on behalf of or performing services of the Registrant (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (B) gross negligence or willful misconduct by the Independent Directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant's net assets and not from Shareholders. Notwithstanding the foregoing, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of he position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

     The Articles of Incorporation provide that the advancement of Registrant funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Advisor or Affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisor or Affiliates are found not to be entitled to indemnification.

     The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Registrant's Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Registrant's Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     The Registrant also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35   Treatment of Proceeds from Stock Being Registered
          -------------------------------------------------

          Not Applicable

Item 36   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following financial statements of the Registrant are filed as part of this Registration Statement and included in the
               Prospectus:

                    Audited Financial Statements

                    (1)  Report of Independent Public Accountants,
                    (2) Consolidated Balance Sheets as of December 31, 1999 and December 31, 1998,
                    (3) Consolidated Statements of Income for the years ended December 31, 1999 and 1998,
                    (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1999 and 1998,
                    (5) Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998, and
                    (6)  Notes to Consolidated Financial Statements.

                    Unaudited Financial Statements

                    (1) Balance Sheets as of September 30, 2000 and December 31, 1999,
                    (2) Statements of Income for the three months and nine months ended September 30, 2000 and 1999,
                    (3) Statements of Shareholders' Equity for the year ended December 31, 1999 and the nine months ended September 30, 2000,
                    (4) Statements of Cash Flows for the nine months ended September 30, 2000 and 1999, and
                    (5)  Condensed Notes to Financial Statements.

               The following financial statements relating to the acquisition of the Motorola Plainfield Building are filed as part of this Registration Statement and are included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999 and the nine months ended

                           September 30, 2000, and
                      (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999, and the nine months ended September 30, 2000.

                  The following financial statements relating to the acquisition of the Dial Building are filed as part of this Registration Statement and are included in the Prospectus:

                      (1)  Report of Independent Public Accountants,
                      (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999, and
                      (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999.

                  The following financial statements relating to the acquisition of the ASML Building are filed as part of this Registration Statement and are included in the Prospectus:

                      (1)  Report of Independent Public Accountants,
                      (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999, and
                      (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999.

                  The following financial statements relating to the acquisition of the Motorola Tempe Building are filed as part of this Registration Statement and are included in the Prospectus:

                      (1)  Report of Independent Public Accountants,
                      (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999, and
                      (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1999.

                  The following unaudited pro forma financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and are included in the
                  Prospectus:

                       (1)  Summary of Unaudited Pro Forma Financial Statements,
                       (2)  Pro Forma Balance Sheet as of September 30, 2000,
                       (3) Pro Forma Statement of Income for the year ended December 31, 1999, and
                       (4) Pro Forma Statement of Income for the nine months ended September 30, 2000.

             (b)  Exhibits (See Exhibit Index):
                  ----------------------------

Exhibit No.  Description
-----------  -----------

1.1          Form of Dealer Manager Agreement

1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
             1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1          Opinion of Holland & Knight LLP as to legality of securities

8.1          Opinion of Holland & Knight LLP as to tax matters

8.2          Opinion of Holland & Knight LLP as to ERISA matters

10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

10.2 Advisory Agreement dated January 30, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-93933, filed on March 15, 2000)

10.3 Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on From S-11, Commission File No. 333-83933, filed on July 28, 1999)

10.4 Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on From S-11, Commission File No. 333-83933, filed on July 28, 1999)

10.5 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.6 Lease Agreement for the ABB Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.7 Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.8 First Amendment to Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.9 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.10 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.12 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.13 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.14 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.16 Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.17 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999).

10.18 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Rental Income Guaranty Agreement relating to the Quest Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.23 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1, 1999)

10.24 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.25 Lease Agreement for the Alstom Power Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.26 Second Amendment to Lease Agreement for the Alstom Power Building (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.27 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Lease Agreement for the Metris Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.31 Promissory Note for $26,725,000 for the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.32 Mortgage, Assignment and Security Agreement for the Marconi Building and the AT&T Building securing the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.33 Assumption and Modification Agreement for the Metris Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.34 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.35 Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.36 First Amendment to Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.37 Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.38 First Amendment to Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.39 Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.40 First Amendment to Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.41 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.42 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.43 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.44 Promissory Note for $5,000,000 to Ryan Companies US, Inc. relating to the Motorola Tempe Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.45 Purchase Money Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement securing the Motorola Tempe Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.46        Office Lease for the Siemens Building (previously filed as Exhibit
             10.13 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on July 25, 2000)

10.47 Joint Venture Partnership Agreement of Fund VII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.48 Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.49 Ground Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.50 Lease Agreement for the Delphi Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.51 Lease Agreement for the Quest Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.52 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.53        Promissory Note for $35,000,000 to SouthTrust Bank, N.A.
             (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8,
             2000)

10.54 Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.55 Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.56 Leasehold Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.57        Lease Agreement for the Motorola Plainfield Building

23.1         Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2         Consent of Arthur Andersen LLP

24.1         Power of Attorney

Item 37    Undertakings
           ------------

               (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

               (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (c) The Registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

               (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

               (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

               (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

               (g) The Registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   TABLE VI
                    ACQUISITIONS OF PROPERTIES BY PROGRAMS

     The information contained on the following pages relates to acquisitions of properties within the past three years by the Wells REIT and prior programs with which Wells Capital, Inc., the Advisor to the Wells REIT, and its affiliates have been affiliated and which have substantially similar investment objectives to the Wells REIT. This table provides potential investors with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in this Table VI has been audited.

                                   TABLE VI
                                   --------

                        Wells Funds IX, X, XI and REIT
                        ------------------------------

Name of property              Ohmeda Building

Location of property          Centennial Parkway, Louisville, Boulder County,
                              Colorado

Type of property              Two-story office building

Size of parcel                15 acres

Gross leasable space          106,750 sq. feet

Date of commencement of       Fund IX - February 12, 1996
operations/1/                 Fund X - February 4, 1997
                              Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase/2/           February 13, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $10,331,644

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/3/                $572,851

Total Acquisition Cost        $10,904,495


____________________
     /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /2/ The Fund IX-X Joint Venture acquired the Ohmeda Building on February 13, 1998, and on June 11, 1998, Wells Fund XI and Wells OP (the operating partnership of the Wells REIT) were admitted to the Fund IX-X Joint Venture as joint venture partners.

     /3/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                        Wells Funds IX, X, XI and REIT
                        ------------------------------

Name of property              Interlocken Building

Location of property          Highway 36, Broomfield, Boulder County, Colorado

Type of property              Three-story multi-tenant office building

Size of parcel                5.1 acres

Gross leasable space          51,974 sq. feet

Date of commencement of       Fund IX - February 12, 1996
operations/4/                 Fund X - February 4, 1997
                              Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase/5/           March 20, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $50,000

Contract purchase price
plus acquisition fee          $8,293,000

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/6/                $447,766

Total Acquisition Cost        $8,740,766


___________________________
     /4/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /5/ The Fund IX-X Joint Venture acquired the Interlocken Building on March 20, 1998, and on June 11, 1998, Wells Fund XI and Wells OP (the operating partnership of the Wells REIT) were admitted to the Fund IX-X Joint Venture as joint venture partners.

     /6/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                        Wells Funds IX, X, XI and REIT
                        ------------------------------

Name of property              Iomega Building

Location of property          2976 South Commerce Way, Ogden, Weber County, Utah

Type of property              One-story warehouse and office building

Size of parcel                8.03 acres

Gross leasable space          100,000 sq. feet

Date of commencement of       Fund IX - February 12, 1996
operations/7/                 Fund X - February 4, 1997
                              Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase/8/           April 1, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $50,000

Contract purchase price
plus acquisition fee          $5,050,425

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/9/                $1,097,658

Total Acquisition Cost        $6,148,083


_______________________
     /7/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /8/ Wells Fund X acquired the Iomega Building on April 1, 1998, and on June 24, 1998, Wells Fund X contributed the Iomega Building to the Fund IX-X-XI-REIT Joint Venture.

     /9/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                        Wells Funds IX, X, XI and REIT
                        ------------------------------

Name of property              Lucent Building

Location of property          14400 Hertz Quail Springs Parkway, Oklahoma City,
                              Oklahoma

Type of property              One-story office building

Size of parcel                5.3 acres

Gross leasable space          57,186 sq. feet

Date of commencement of       Fund IX - February 12, 1996
operations/10/                Fund X - February 4, 1997
                              Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase              June 24, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $1,600,000

Contract purchase price
plus acquisition fee          $5,504,276

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/11/               $127,062

Total Acquisition Cost        $5,631,338


___________________________
     /10/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /11/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                          Wells Funds X, XI and REIT
                          --------------------------

Name of property              Cort Furniture Building

Location of property          10700 Spencer Avenue, Fountain Valley, Orange
                              County, California

Type of property              One-story office and warehouse building

Size of parcel                3.65 acres

Gross leasable space          52,000 sq. feet

Date of commencement of       Fund X - February 4, 1997
operations/12/                Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase              July 31, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $6,548,000

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/13/               $303,616

Total Acquisition Cost        $6,851,616

__________________________
     /12/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /13/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                          Wells Funds X, XI and REIT
                          --------------------------

Name of property              Fairchild Building

Location of property          47320 Kato Road, Fremont, Alameda County,
                              California

Type of property              Two-story office and manufacturing building

Size of parcel                3.05 acres

Gross leasable space          58,424 sq. feet

Date of commencement of       Fund X - February 4, 1997
operations/14/                Fund XI - March 3, 1998
                              REIT - June 5, 1998

Date of purchase              July 21, 1998

Mortgage financing at
date of purchase              N/A

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $8,960,000

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/15/               $397,409

Total Acquisition Cost        $9,357,409


________________________
     /14/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /15/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              PricewaterhouseCoopers Building

Location of property          George Road, Tampa, Hillsborough County, Florida

Type of property              Four-story office building

Size of parcel                9 acres

Gross leasable space          130,091 sq. feet

Date of commencement of       June 5, 1998
operations/16/

Date of purchase              December 31, 1998

Mortgage financing at
date of purchase              $14,132,538

Cash down payment             $420,000

Contract purchase price
plus acquisition fee          $21,226,463

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/17/               $898,168

Total Acquisition Cost        $22,124,631


___________________________
     /16/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /17/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              AT&T Building

Location of property          Progress Avenue and Interstate Drive, Harrisburg,
                              Dauphin County, Pennsylvania

Type of property              Four-story office building

Size of parcel                10.5 acres

Gross leasable space          81,859 sq. feet

Date of commencement of       June 5, 1998
operations/18/

Date of purchase              February 4, 1999

Mortgage financing at
date of purchase              $6,425,000

Cash down payment             $250,000

Contract purchase price
plus acquisition fee          $12,531,900

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/19/               $232,209

Total Acquisition Cost        $12,764,109


___________________________
     /18/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /19/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Matsushita Building

Location of property          Pacific Commercentre, Lake Forest, Orange County,
                              California

Type of property              Construction of a two-story office building

Size of parcel                8.8 acres

Gross leasable space          150,000 sq. feet

Date of commencement of       June 5, 1998
operations/20/

Date of purchase              March 15, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $4,577,485

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/21/               $13,822,515

Total Acquisition Cost        $18,400,000


___________________________
     /20/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /21/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                         Wells Funds XI, XII and REIT
                         ----------------------------

Name of property              EYBL CarTex Building

Location of property          111 SouthChase Boulevard in SouthChase Industrial
                              Park, Fountain Inn, Greenville County, South
                              Carolina

Type of property              Two-story manufacturing and office building

Size of parcel                11.94 acres

Gross leasable space          169,510 sq. feet

Date of commencement of       Fund XI - March 3, 1998
operations/22/                Fund XII - June 1, 1999
                              REIT - June 5, 1998

Date of purchase              May 18, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $50,000

Contract purchase price
plus acquisition fee          $5,122,000

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/23/               $225,540

Total Acquisition Cost        $5,347,540


___________________________
     /22/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /23/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                          Wells Funds XI, XII and REIT
                          ----------------------------

Name of property              Sprint Building

Location of property          Leawood, Kansas

Type of property              Three-story office building

Size of parcel                7.12 acres

Gross leasable space          68,900 sq. feet

Date of commencement of       Fund XI - March 3, 1998
operations/24/                Fund XII - June 1, 1999
                              REIT - June 5, 1998

Date of purchase              July 2, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $1,000,000

Contract purchase price
plus acquisition fee          $9,546,210

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/25/               $398,299

Total Acquisition Cost        $9,944,509


_________________________
     /24/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /25/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Alstom Power Building

Location of property          Midlothian, Chesterfield County, Virginia

Type of property              Four-story office building

Size of parcel                7.49 acres

Gross leasable space          102,000 sq. feet

Date of commencement of       June 5, 1998
operations/26/

Date of purchase              July 22, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $948,400

Contract purchase price
plus acquisition fee          $948,400

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/27/               $9,969,515

Total Acquisition Cost        $10,917,915


__________________________
     /26/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /27/ Includes the improvements made after acquisition through September 30, 2000.

                             --------------------

                         Wells Funds XI, XII and REIT
                         ----------------------------

Name of property              Johnson Matthey Building

Location of property          434-436 Devon Park Drive, Tredyffrin, Chester
                              County, Pennsylvania

Type of property              Research and development, office and warehouse
                              building

Size of parcel                10.0 acres

Gross leasable space          130,000 sq. feet

Date of commencement of       Fund XI - March 3, 1998
operations/28/                Fund XII - June 1, 1999
                              REIT - June 5, 1998

Date of purchase              August 17, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $200,000

Contract purchase price
plus acquisition fee          $8,050,000

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/29/               $342,077

Total Acquisition Cost        $8,392,077


_________________________
     /28/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /29/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Marconi Building

Location of property          Chancellory Business Park, Wood Dale, Illinois

Type of property              Two-story office, assembly and manufacturing
                              building

Size of parcel                15.3 acres

Gross leasable space          250,354 sq. feet

Date of commencement of       REIT - June 5, 1998
operations/30/

Date of purchase              September 10, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $500,000

Contract purchase price
plus acquisition fee          $32,630,940

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/31/               $1,912,472

Total Acquisition Cost        $34,543,412


__________________________
     /30/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /31/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                         Wells Funds XI, XII and REIT
                         ----------------------------

Name of property              Gartner Building

Location of property          Fort Myers, Florida

Type of property              Two-story office building

Size of parcel                4.9 acres

Gross leasable space          62,400 sq. feet

Date of commencement of       Fund XI - March 3, 1998
operations/32/                Fund XII - June 1, 1999
                              REIT - June 5, 1998

Date of purchase              September 20, 1999

Mortgage financing at
date of purchase              N/A

Cash down payment             $500,000

Contract purchase price
plus acquisition fee          $8,347,600

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/33/               $347,824

Total Acquisition Cost        $8,695,424


_______________________
     /32/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /33/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property                   Cinemark Building

Location of property               Plano, Collin County, Texas

Type of property                   Five-story office building

Size of parcel                     3.52 acres

Gross leasable space               118,108 sq. feet

Date of commencement of            June 5, 1998
operations/34/

Date of purchase                   December 21, 1999

Mortgage financing at
date of purchase                   N/A

Cash down payment                  N/A

Contract purchase price
plus acquisition fee               $21,826,900

Other cash expenditures
expensed                           N/A

Other cash expenditures
capitalized/35/                    $920,379

Total Acquisition Cost             $22,747,279


____________________
     /34/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /35/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property                   Metris Building

Location of property               Tulsa, Tulsa County, Oklahoma

Type of property                   Three-story office building

Size of parcel                     14.6 acres

Gross leasable space               101,100 sq. feet

Date of commencement of            June 5, 1998
operations/36/

Date of purchase                   February 11, 2000

Mortgage financing at
date of purchase                   8,000,000

Cash down payment                  $4,740,000

Contract purchase price
plus acquisition fee               $12,740,000

Other cash expenditures
expensed                           N/A

Other cash expenditures
capitalized/37/                    $521,072

Total Acquisition Cost             $13,261,072


____________________
     /36/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /37/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Dial Building

Location of property          15501 N. Dial Boulevard, Scottsdale, Maricopa
                              County, Arizona

Type of property              Two-story office building

Size of parcel                8.8 acres (approximately)

Gross leasable space          129,689 sq. feet

Date of commencement of       June 5, 1998
operations/38/

Date of purchase              March 29, 2000

Mortgage financing at
date of purchase              $14,289,309

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $14,289,309

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/39/               $597,264

Total Acquisition Cost        $14,886,573


__________________
     /38/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /39/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              ASML Building

Location of property          8555 South River Parkway, Tempe, Maricopa County,
                              Arizona

Type of property              Two-story office and warehouse building

Size of parcel                9.51 acres

Gross leasable space          95,133 sq. feet

Date of commencement of       June 5, 1998
operations/40/

Date of purchase              March 29, 2000

Mortgage financing at
date of purchase              $17,397,133

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $17,397,133

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/41/               $727,185

Total Acquisition Cost        $18,124,318


_______________________
     /40/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /41/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Motorola Tempe Building

Location of property          8075 South River Parkway, Tempe, Maricopa County,
                              Arizona

Type of property              Two-story office building

Size of parcel                12.44 acres

Gross leasable space          133,225 sq. feet

Date of commencement of       June 5, 1998
operations/42/

Date of purchase              March 29, 2000

Mortgage financing at
date of purchase              $8,813,558

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $16,036,219

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/43/               $669,639

Total Acquisition Cost        $16,705,858


_________________________
     /42/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /43/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                            Wells Fund XII and REIT
                            -----------------------

Name of property              Siemens Building

Location of property          4685 Investment Drive, Troy, Oakland County,
                              Michigan

Type of property              Three-story office building

Size of parcel                5.3 acres

Gross leasable space          71,054 sq. feet

Date of commencement of       Fund XII - June 1, 1999
operations/44/                REIT - June 5, 1998

Date of purchase              May 10, 2000

Mortgage financing at
date of purchase              N/A

Cash down payment             $400,000

Contract purchase price
plus acquisition fee          $14,292,489

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/45/               $1,440,430

Total Acquisition Cost        $12,852,059


___________________
     /44/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /45/ Includes improvements made after acquisitions through September 30, 2000.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property                   Avnet Building

Location of property               8700 South Price Road, Tempe, Maricopa
                                   County, Arizona

Type of property                   Two-story office building

Size of parcel                     9.63 acres

Gross leasable space               132,070 sq. feet

Date of commencement of            June 5, 1998
operations/46/

Date of purchase                   June 12, 2000

Mortgage financing at
date of purchase                   N/A

Cash down payment                  $100,000

Contract purchase price
plus acquisition fee               $13,269,502

Other cash expenditures
expensed                           N/A

Other cash expenditures
capitalized                        N/A

Total Acquisition Cost             $13,269,502


_______________________
     /46/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property                   Delphi Building

Location of property               1441 West Long Lake Road, Troy, Oakland
                                   County, Michigan

Type of property                   Three-story office building

Size of parcel                     5.52 acres

Gross leasable space               107,152 sq. feet

Date of commencement of            June 5, 1998
operations/47/

Date of purchase                   June 29, 2000

Mortgage financing at
date of purchase                   $8,000,000

Cash down payment                  N/A

Contract purchase price
plus acquisition fee               $19,921,332

Other cash expenditures
expensed                           N/A

Other cash expenditures
capitalized                        N/A

Total Acquisition Cost             $19,921,332


____________________
     /47/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                             --------------------

                                  Wells REIT
                                  ----------

Name of property              Motorola Plainfield Building

Location of property          1111 Durham Avenue, Plainfield, Middlesex County,
                              New Jersey

Type of property              Three-story office building

Size of parcel                34.5 acres

Gross leasable space          236,710 sq. feet

Date of commencement of       June 5, 1998
operations/48/

Date of purchase              November 1, 2000

Mortgage financing at
date of purchase              $22,800,150

Cash down payment             $1,000,000

Contract purchase price
plus acquisition fee          $33,814,566

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/49/               $424,760

Total Acquisition Cost        $34,239,326


___________________
     /48/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

     /49/ Includes improvements made after acquisitions through September 30, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 27/th/ day of November, 2000.

                              WELLS REAL ESTATE INVESTMENT TRUST, INC.
                              A Maryland corporation
                              (Registrant)

                              By: /s/ Leo F. Wells, III
                                  ----------------------------
                                  Leo F. Wells, III, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below on November 27, 2000 by the following persons in the capacities indicated.

Name                                                                       Title
----                                                                       -----
/s/ Leo F. Wells, III                                                      President and Director
------------------------------------------------------                     (Principal Executive Officer)
Leo F. Wells, III

/s/ Douglas P. Williams                                                    Executive Vice President and Director
------------------------------------------------------                     (Principal Financial and Accounting
Douglas P. Williams                                                        Officer)


/s/ John L. Bell                                        *                  Director
------------------------------------------------------
John L. Bell (By Douglas P. Williams, as Attorney-in-fact)

/s/ Richard W. Carpenter                                *                  Director
------------------------------------------------------
Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)

/s/ Bud Carter                                          *                  Director
------------------------------------------------------
Bud Carter (By Douglas P. Williams, as Attorney-in-fact)

/s/ William H. Keogler, Jr.                             *                  Director
------------------------------------------------------
William H. Keogler, Jr. (By Douglas P. Williams, as
 Attorney-in-fact)

/s/ Donald S. Moss                                      *                  Director
------------------------------------------------------
Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)

/s/ Walter W. Sessoms                                   *                  Director
------------------------------------------------------
Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)

/s/ Neil H. Strickland                                  *                  Director
------------------------------------------------------
Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)

* By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated August 18, 2000 and included as Exhibit 24.1 herein.

                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

1.1          Form of Dealer Manager Agreement, filed herewith

1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
             1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities, filed herewith

8.1          Opinion of Holland & Knight LLP as to tax matters, filed herewith

8.2          Opinion of Holland & Knight LLP as to ERISA matters, filed herewith

10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

10.2 Advisory Agreement dated January 30, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-93933, filed on March 15, 2000)

10.3 Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on From S-11, Commission File No. 333-83933, filed on July 28, 1999)

10.4 Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant's Registration Statement on From S-11, Commission File No. 333-83933, filed on July 28, 1999)

10.5 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.6 Lease Agreement for the ABB Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.7 Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.8 First Amendment to Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.9 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.10 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.12 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.13 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.14 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.16 Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.17 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999).

10.18 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Rental Income Guaranty Agreement relating to the Quest Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.23 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1, 1999)

10.24 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.25 Lease Agreement for the Alstom Power Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.26 Second Amendment to Lease Agreement for the Alstom Power Building (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.27 Amended and Restated Joint Venture Partnership Agreement of the Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to

          Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Lease Agreement for the Metris Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.31 Promissory Note for $26,725,000 for the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.32 Mortgage, Assignment and Security Agreement for the Marconi Building and the AT&T Building securing the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.33 Assumption and Modification Agreement for the Metris Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.34 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.35 Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.36 First Amendment to Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.37 Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.38 First Amendment to Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.39 Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.40 First Amendment to Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.41 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.42 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.43 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.44 Promissory Note for $5,000,000 to Ryan Companies US, Inc. relating to the Motorola Tempe Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.45 Purchase Money Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement securing the Motorola Tempe Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.46     Office Lease for the Siemens Building (previously filed as Exhibit
          10.13 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on July 25, 2000)

10.47 Joint Venture Partnership Agreement of Fund VII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.48 Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.49 Ground Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.50 Lease Agreement for the Delphi Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.51 Lease Agreement for the Quest Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.52 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.53 Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.54 Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.55 Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.56 Leasehold Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.57     Lease Agreement for the Motorola Plainfield Building, filed herewith

23.1      Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2      Consent of Arthur Andersen LLP, filed herewith

24.1      Power of Attorney, filed herewith